Exhibit 2.1

Execution Copy

Dated	28 October 2013
Chellomedia Programming Financing HoldCo II B.V.
- and -
Chellomedia Direct Programming B.V.
- and -
United Latin America Programming LLC
- and -
LMINT Holdings LLC
- and -
LGI Ventures B.V.
- and -
Chellomedia CEE Holdco B.V.
- and -
Chellomedia Programming B.V.
- and -
Liberty Global Inc.
- and -
AMC Acquisition Company LLC.
- and -
AMC Chello Zone Holdings Ltd, AMC Minority Holdings B.V., AMC DMC Holdings B.V.,
- and -
AMC Networks Inc.

AGREEMENT FOR THE ACQUISITION OF THE CHELLO GROUP

Ref: 50712.00028 LIB01/C1KW/3449424.1
Hogan Lovells International LLP Atlantic House, Holborn Viaduct, London EC1A 2FG

CONTENTS
CLAUSE    PAGE

1.	INTERPRETATION 2

2.	SALE AND PURCHASE OF THE SALE SHARES AND THE LOAN RECEIVABLES 23

3.	PURCHASE PRICE 24

4.	SALE CONDITION 30

5.	SELLERS' PRE-COMPLETION CONDUCT 31

6.	COMPLETION 36

7.	SELLERS' WARRANTIES 38

8.	LIMITATIONS ON SELLERS' LIABILITY 40

9.	BUYER'S WARRANTIES 40

10.	POST-COMPLETION OBLIGATIONS AND SEPARATION ISSUES 40

11.	FURTHER UNDERTAKINGS 51

12.	GUARANTEES 55

13.	WRONG POCKETS AND FURTHER ASSURANCE 57

14.	CONFIDENTIALITY 58

15.	ANNOUNCEMENTS 60

16.	SELLERS’ COVENANT 60

17.	ASSIGNMENT PROHIBITED 62

18.	NOTICES 62

19.	COSTS 64

20.	INTEREST ON LATE PAYMENT 64

21.	VARIATION 64

22.	WAIVER 64

23.	COUNTERPARTS 64

24.	EFFECT OF COMPLETION 65

25.	ENTIRE AGREEMENT 65

26.	INVALIDITY 66

27.	THIRD PARTY RIGHTS 66

28.	GOVERNING LAW 67

29.	JURISDICTION 67

30.	APPOINTMENT OF AGENT FOR SERVICE 67

SCHEDULES	69

1.	SELLERS, SALE SHARES AND LOAN RECEIVABLES 69

2.	CHELLO GROUP 70
PART A – CHELLO ZONE BUSINESS UNIT        70
PART B – DMC BUSINESS UNIT        87
PART C – CHELLO CENTRAL EUROPE BUSINESS UNIT        89
PART D – MULTICANAL BUSINESS UNIT        95
PART E – CHELLO LATAM BUSINESS UNIT        99

- ii -

PART F – OTHER CHELLO COMPANIES        104

3.	PROPERTY 105

4.	PRE-COMPLETION MATTERS 108

5.	COMPLETION OBLIGATIONS 114

6.	SELLERS' WARRANTIES 118

7.	BUYER'S WARRANTIES 135

8.	LIMITATIONS ON SELLERS' LIABILITY 138

9.	TAX PROVISIONS AND TAX WARRANTIES 143
PART A – TAX PROVISIONS        143
PART B – TAX WARRANTIES        163

10.	COMPLETION STATEMENT 166
PART A – CONTENT AND PREPARATION        166
PART B – FORMAT OF COMPLETION STATEMENT        169
PART C – SPECIFIC ACCOUNTING POLICIES        173

11.	SELLERS' AWARENESS 176

12.	FORM OF DMC CARVE-OUT AGREEMENT AGREED IN ALL MATERIAL RESPECTS 177

13.	CHELLO GROUP COMPANIES US TAX CLASSIFICATION 178

14.	RETAINED DOMAIN NAMES 181
Key (for information purposes)
"CMPFH"        Chellomedia Programming Financing HoldCo II B.V.
"CMDP"         Chellomedia Direct Programming B.V.
"ULAP"         United Latin America Programming LLC
"LMINT"         LMINT Holdings LLC
"LGIV"             LGI Ventures B.V.
"CCEEH"         Chellomedia CEE HoldCo B.V.
"CMP"             Chellomedia Programming B.V.
"Atmedia POL"     AtMedia Sp. z.o.o.
"CBML"         Chello Benelux Movieco Limited
"CCE HU"         Chello Central Europe Zrt
"Chello Latam"     Chello Latin America LLC
"CMC Inc"         Chello MovieCo Inc
"CMS"             Chellomedia Services B.V.
"CZHL"         Chello Zone Holdings Limited
"DXD POL"         Disney XD Poland Limited
"Plator"         Plator Holding B.V.
"Shorts Int"         Shorts International Limited

THIS AGREEMENT is made on    28 October 2013
BETWEEN:

(1)
Chellomedia Programming Financing HoldCo II B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 34251995), whose registered address is at Boeingavenue 53, 1119PE, Schiphol-Rijk, The Netherlands ("CMPFH");

(2)
Chellomedia Direct Programming B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 34186803), whose registered address is at Koningin Wilhelminaplein 2 – 4, 1062HK Amsterdam, The Netherlands ("CMDP");

(3)
United Latin America Programming LLC, a limited liability company organized under the laws of the State of Colorado, having its registered office at 12300 Liberty Boulevard, Englewood, Colorado, United States of America ("ULAP");

(4)
LMINT Holdings LLC, a limited liability company organized under the laws of the State of Delaware, having its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, United States of America ("LMINT");

(5)
LGI Ventures B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 34199001), whose registered address is at Boeingavenue 53, 1119PE, Schiphol-Rijk, The Netherlands ("LGIV");

(6)
Chellomedia CEE HoldCo B.V., a company incorporated in the Netherlands (registered with trade register of the Chamber of Commerce under number 34266716), whose registered address is at Boeingavenue 53, 1119PE, Schiphol-Rijk, The Netherlands ("CCEEH");

(7)
Chellomedia Programming B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 34106310), whose registered address is at Koningin Wilhelminaplein 2 – 4, 1062HK Amsterdam, The Netherlands (the "CMP" and together, with CMPFH, CMDP, ULAP, LMINT, LGIV and CCEEH, the "Sellers");

(8)	Liberty Global Inc., a Delaware corporation, whose principal executive office is at 12300 Liberty Boulevard, Englewood, Colorado 80112, USA (the "Seller's Guarantor");

(9)
AMC Acquisition Company LLC., a company incorporated in Delaware, whose registered office is at 2711 Centreville Road, Suite 4000, City of Wilmington, County of New Castle, Delaware 19808, USA (the "Buyer");

(10)
AMC Chello Zone Holdings Ltd, a company incorporated in the United Kingdom (registered number 8739483),whose registered office is at 6 St. Andrew Street, 5th Floor, London, EC4A 3AE, United Kingdom (the "Chello Zone Buyer");

(11)
AMC Minority Holdings B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 59027576),whose registered office is at Herikerbergweg 238, Luna ArenA 1101CM, Amsterdam Zuidoost, the Netherlands (the "DXD POL Buyer");

(12)	AMC DMC Holdings B.V., a company incorporated in the Netherlands (registered with the trade register of the Chamber of Commerce under number 59027525),whose registered office is at Herikerbergweg

238, Luna ArenA 1101CM, Amsterdam Zuidoost, the Netherlands (the "DMC Buyer," and together with the Chello Zone Buyer, the DXD POL Buyer, the DMC Buyer and any persons nominated under clause 2.4, the "Additional Buyers"); and

(13)	AMC Networks Inc, a Delaware corporation, whose principal executive office is 11 Penn Plaza, NEW YORK, NY 10001, USA (the "Buyer's Guarantor").
PREAMBLE

(A)
Liberty FA Holdings Inc will transfer 1,950 shares of 1 Uruguayan Pesos each held in LMI Programming South America, Inc (which represents Liberty FA Holdings Inc's entire holding of shares in LMI Programming South America, S.A.) in accordance with clause 1.7 of Schedule 4 prior to Completion.

(B)
The Sellers wish to sell the Sale Shares and Loan Receivables set opposite their name in column (2) of Schedule 1 and (subject to clause 2.4) the Buyer and the Additional Buyers wish to buy all of the Sale Shares and the Loan Receivables on and subject to the terms of this Agreement.

(C)
The Seller's Guarantor has agreed to guarantee the obligations of the Sellers under any Transaction Document and the Buyer's Guarantor has agreed to guarantee the obligations of the Buyer under any Transaction Document.

(D)
The Sellers and the Buyer and the Additional Buyers have complied with the provisions of the Social and Economic Council Merger Regulation for the protection of employees (SER-Besluit Fusiegedragsregels 2000 ter bescherming van de belangen van werknemers) and the Dutch Works Council Act (Wet op de Ondernemingsraden), to the extent relevant, and similar laws and regulations in other relevant jurisdictions.

IT IS AGREED:

1.	INTERPRETATION

1.1	In this Agreement the following words, expressions and abbreviations shall have the following meanings (in addition to words, expressions and abbreviations defined elsewhere in this Agreement):
"50/50 JV Company" means Dreamia Holding B.V. or The History Channel Iberia B.V.;
"£" means the lawful currency of Great Britain from time to time;
"Accounting Principles" means the accounting principles, policies, treatments, practices, evaluation rules, categorisations, procedures, estimation techniques, methods and bases (including in the exercise of accounting discretion and judgement) used in the preparation of the Management Accounts;
"Accounts" means the audited balance sheet and profit and loss account of each Consolidated Chello Company as at and for the period ended on the Accounts Date (to the extent that such Consolidated Chello Company is required to produce statutory accounts);
"Accounts Date" means, in respect of a Consolidated Chello Company, the date detailed in Schedule 2 as the "Last Accounts Date" of such Consolidated Chello Company, being the date for which the last audited accounts of such Consolidated Chello Company were prepared to;
"Acquisition Date" means 30 July 2012;
"Agreed Press Release" means an announcement regarding the Transaction in the agreed form;

"Alejandro Harrison Payments" means the monies identified in the Sellers' Disclosure Letter in relation to warranty 18.7 which have not been paid to Alejandro Harrison.
"Anti-Corruption Law" means any laws or regulations concerning bribery, corruption or similar activities including the US Foreign Corrupt Practices Act of 1977 and the rules and regulations under that Act, the UK Bribery Act 2010 and any other law or regulation similar to either of those Acts and to which a Chello Group Company is subject in the operation of its business;
"Associated Person" has the meaning given by the Bribery Act 2010;
"Atmedia POL" means At Media Sp. z.o.o., further details of which are set out in Part C of Schedule 2;
"Atmedia POL Shares" means 100 shares of PLN5,000 each in Atmedia POL comprising of the entire issued share capital of Atmedia POL;
"Business Day" means a day (except a Saturday or Sunday) on which banks are generally open for business in London, England;
"Buyer's Accountants" means KPMG LLP of Two Financial Center, 60 South Street, Boston MA 02111, USA;
"Buyer's Awareness" means the actual knowledge of any senior employee of the Buyer; in this definition "senior employee" means the following persons Josh Sapan (President & CEO), Sean S. Sullivan (EVP & CFO), Ed Carroll (COO), Jamie Gallagher (EVP & General Counsel), John Hsu (SVP, Treasurer and Financial Strategy), Vince Capurso (SVP, Tax) and (but only to the extent he is not restricted by a confidentiality obligation in respect of information relating to any undertaking purchased under or pursuant to the CMC SPA) Bruce Tuchman;
"Buyer's Confidential Information" means information in any form relating to a Buyer's Group Company's or a Chello Group Company's business, customers or financial or other affairs (including future plans and business development), but does not include information which:

(a)
is publicly known at the Signing Date or which subsequently becomes publicly known (other than in either case as a result of a breach of the provisions of the Confidentiality Agreement or a Transaction Document by a Sellers' Group Company). A compilation of otherwise public information in a form not publicly known is to be regarded as not publicly known;

(b)
the Sellers can show was made known to it after Signing by a person unconnected with a Buyer's Group Company who was entitled to do so (and not in breach of an obligation of confidence) and who did not impose an obligation of confidence or restricted use; or

(c)	the Sellers have retained or acquired rights in under a Transaction Document;
"Buyer's Group" means the Buyer and any person which is from time to time a subsidiary undertaking of the Buyer, a parent undertaking of the Buyer and any other subsidiary undertaking of such parent undertaking and "Buyer's Group Company" means any of them but excludes for the purposes of any obligation or liability under or in connection with any Transaction Document or any transaction contemplated by any Transaction Document or otherwise (i) any shareholder or group of shareholders in AMC Networks Inc. and (ii) any (a) person connected to (b) group undertaking of any such shareholder or group of shareholders (including Cablevision Systems Corporation and The Madison Square Garden Company and their respective subsidiary undertakings) other than AMC Networks Inc. and its subsidiary undertakings;

"Buyer's Nominated Account" means the bank account of Rainbow Media Holdings LLC with JPMorgan Chase Bank, 1 Chase Manhattan Plaza, New York, NY 10005 with the following details: Swift Code: CHASUS33; Account Number: 304-1-82133;
"Buyer's Pre-Completion Restructuring Steps" means the transactions set forth in paragraphs 1.4 and 1.8 of Schedule 4;
"Buyer's Solicitors" means Clifford Chance LLP of 10 Upper Bank Street, London, E14 5JJ, United Kingdom;
"Buyer's Warranty" means a statement set out in Schedule 7 and "Buyer's Warranties" means all those statements;
"Carriage Agreement" shall mean any agreement for the carriage of a television channel and/or VOD (as such term is defined in clause 11.8) services in effect on the date of this Agreement between a Chello Group Company on the one hand, and either a Seller's Retained Group Company or any other third party, on the other hand;
"Carriage Amendment Agreements" has the meaning given to it in a Transaction Document;
"Cash" shall mean all available cash at bank and cash equivalents of each Chello Group Company calculated in accordance with the content, form and principles contained in Part C of Schedule 10 and as represented by letter 'A' in the "Proportionate Cash/indebtedness" example calculation under "Consolidated Balance Sheet Mapping Example" as adjusted by the (i) deduction of the total calculated by the calculation represented by letter 'D' and (ii) addition of the total calculated by the calculation represented by letter 'E' in the "Proportionate Cash/indebtedness" example calculation under "Section BS Balance Sheet Analysis";
"CBML" means Chello Benelux Movieco Limited, further details of which are set out in Part B of Schedule 2;
"CBML Shares" means 1 ordinary share of £1 in CBML comprising of the entire issued share capital of CBML;
"CBS EMEA Partnership" means CBS Chellozone EMEA Channels Partnership further details of which are set out in Part A of Schedule 2;
"CBS UK Partnership" means CBS Chellozone UK Channels Partnership further details of which are set out in Part A of Schedule 2;
"CCE CZ" means Chello Central Europe S.r.o, further details of which are set out in Part C of Schedule 2;
"CCE HU" means Chello Central Europe Zrt, further details of which are set out in Part C of Schedule 2;
"CCE HU Shares" means (subject to paragraph 1.8 of Schedule 4) 24 A series ordinary shares of HUF1,000,000 each in CCE HU and 7,678,000,000 B series ordinary shares of HUF1 each in CCE HU comprising of the entire issued share capital of CCE HU;
"CCE Loan Receivables" means each of (i) those certain loans from CCEEH to CCE HU having an aggregate principal amount at 31 July 2013 of approximately HUF 16,200,031,268, made pursuant to loan agreements dated December 21, 2007 and December 22, 2007 and (ii) those certain loans from CCEEH to CCE CZ having a principal amounts at the 31 July 2013 of respectively, approximately Czech koruna 413,059,798, and approximately €3,864,465, made pursuant to a loan agreement dated November 27, 2008 and a loan disbursed on or around April 2013;
"Chello Central Europe Business Unit" means Atmedia POL, CCE HU, and each Chello Central Europe Subsidiary;
"Chello Central Europe Subsidiary" means a company listed in Part C of Schedule 2 (other than Atmedia POL and CCE HU);
"Chello Group" subject to clauses 5.8 and 5.9 means any companies and partnerships in the Chello Zone Business Unit, the Chello Central Europe Business Unit, the Multicanal Business Unit, the Chello Latam Business Unit, the DMC Business Unit, DXD POL, Shorts Int and to the extent not referred to in this definition each JV Company and a "Chello Group Company" means any of those companies or partnerships;
"Chello Latam" means Chello Latin America LLC, further details of which are set out in Part E of Schedule 2;
"Chello Latam Business Unit" means Chello Latam and each Chello Latam Subsidiary;
"Chello Latam Sale Shares" means 49.9% of the ownership interests in Chello Latam;
"Chello Latam Subsidiary" means a company listed in Part E of Schedule 2 (other than Chello Latam);
"Chello Movieco CE LP" means Chello Movieco CE LP, a limited partnership organized under the laws of the State of Delaware, having its   registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, United States of America;
"Chello Movieco Company" means any of the following Chello Group Companies:

(a)	CMC Inc;

(b)	Chellozone India LLC;

(c)	Chellozone Movieco Asia Pte Ltd;

(d)	Chellozone Movieco (Cyprus) Ltd;

(e)	MGM Programming Service India Private Limited;

(f)	Chello Latam; and

(g)	CBML;
"Chello Zone Business Unit" means CZHL and each Chello Zone Subsidiary;
"Chello Zone Subsidiary" means a company or partnership listed in Part A of Schedule 2 (other than CZHL);
"Claim" means a claim by the Buyer arising under or in respect of any Sellers’ Warranty;
"CMC Inc" means Chello MovieCo, Inc, further details of which are set out in Part A of Schedule 2;
"CMC Inc Pref Shares" means 204 shares of preferred stock in CMC Inc;

"CMC SPA" means the stock purchase agreement, dated 30 July 2012 between Chello Movieco Holdings Limited, as the Purchaser, Chellomedia Programming B.V., as guarantor and Metro-Goldwyn-Mayer Studios, Inc;
"CMPFH Loan" has the meaning given to it in paragraph 1.9(a) of Schedule 4 of this Agreement;
"CMS" means Chellomedia Services B.V., further details of which are set out in Part B of Schedule 2;
"CMS Shares" means 10,000 shares with a nominal value of €1 each in CMS comprising of the entire issued share capital of CMS;
"Code" shall mean the United States of America, Internal Revenue Code of 1986, as amended from time to time;
"Combined Financial Statements" means the combined financial statements of the Chello Group, including, for the avoidance of doubt, the Chello Group’s unconsolidated investments in each JV Company:
(a)

(i)
if the Completion occurs before 31 March 2014, a combined balance sheet of as of 31 December 2012 and 30 September 2013, and the related combined statements of operations, cash flows and changes in equity for the year ended 31 December 2012 and nine months ended 30 September 2013, with accompanying footnote disclosures and prepared in accordance with U.S. GAAP and Regulation S-X of the SEC Rules and Regulations, as audited by KPMG LLP or its affiliate firm in accordance with U.S. generally accepted auditing standards; or

(ii)
if the Completion occurs on or after 31 March 2014 but before 14 May 2014, a combined balance sheet of as of 31 December 2012 and 31 December 2013, and the related combined statements of operations, cash flows and changes in equity for each of the 12-month periods then ended, with accompanying footnote disclosures and prepared in accordance with U.S. GAAP and Regulation S-X of the SEC Rules and Regulations, as audited by KPMG LLP or its affiliate firm in accordance with U.S. generally accepted auditing standards; or

(iii)	if the Completion occurs on or after 14 May 2014 but before the Long Stop Date,

(1)
combined balance sheet as of 31 December 2012 and 31 December 2013, and the related combined statements of operations, cash flows and changes in equity for each of the years then ended, with accompanying footnote disclosures and prepared in accordance with U.S. GAAP and Regulation S-X of the SEC Rules and Regulations, as audited by KPMG LLP or its affiliate firm in accordance with U.S. generally accepted auditing standards; and

(2)
an unaudited combined balance sheet as of 31 March 2014, and unaudited statements of operations, cash flows and changes in equity for each of the three months ended 31 March 2014 and 31 March 2013, with accompanying footnote disclosures and prepared in accordance with U.S. GAAP and Regulation S-X of the SEC Rules and Regulations,

(the audited financial statements audited as described in (i), (ii) and (iii) above are referred to herein as the "Audited Combined Financial Statements");

and (in either case):

(b)
an unaudited combined statement of operations (without footnote disclosures) of the Chello Group including, for the avoidance of doubt, the Chello Group’s unconsolidated investments in each JV Company for (i) each of the quarterly periods ended as of (1) March 31, 2013, (2) June 30, 2013, (3) September 30, 2013 and (4) the last day of each quarterly period, if any, ended after September 30, 2013 and before the Completion Date, and (ii) the interim period, if any, between the last to occur of the foregoing quarterly periods specified in clause (i) of this clause (b) and the Completion Date, and in each of the foregoing cases prepared in accordance with U.S. GAAP and Regulation S-X of the SEC Rules and Regulations (the "Unaudited Combined Statements of Operations");

"Competition Law" means any law, rule, regulation, decision, court order, administrative proceeding or order, regulatory matter or legislation of any applicable jurisdiction (in which any Chello Group Company carries on business) governing the conduct of businesses or individuals in relation to anticompetitive agreements or concerted practices, dominant or monopoly market positions and the control of mergers, acquisitions and joint ventures, and "Competition Authority" means any relevant government, governmental, national or supranational body or other authority which is responsible for enforcing or applying Competition Law in such jurisdictions;
"Completion" means completion of the sale, purchase and transfer of the Sale Shares and the Loan Receivables in accordance with this Agreement as set forth in clause 6;
"Completion Date" means the date on which Completion occurs being the date falling five (5) Business Days after the date on which the last Sale Condition is satisfied or waived in accordance with clause 4.7 below;
"Completion Bonuses" means the retention/ pre-sale and sale bonuses set out in the Senior Employee Compensation Letters and "Completion Bonus" means any one of them;
"Completion Disclosure Letter" means the letter described as such, from the Sellers to the Buyer dated the Completion Date, together with all schedules, documents and information attached to it or listed in any schedule or annex to it containing only facts matters or circumstances first arising after the date of this Agreement;
"Completion Statement" means the aggregated balance sheet for the Chello Group as at the close of business on the Completion Date, the Proportionate Cash/Indebtedness Calculation and the Proportionate Working Capital Calculation, in each case prepared and agreed or determined in accordance with Schedule 10;
"Confidentiality Agreement" means the agreement dated 28 June 2013 between the Rainbow Media Holdings LLC and CMP in which, amongst other things, the Buyer has agreed to keep confidential certain information relating to the Chello Group;
"Consolidated Chello Company" means each Chello Group Company other than (i) each Minority JV Company and (ii) each Excluded Entity;
"Consolidated Chello Company Intellectual Property" means all Intellectual Property legally or beneficially owned by any Consolidated Chello Company and which that Consolidated Chello Company uses (or has used in the 12 months preceding the Signing Date), including the Intellectual Property listed in Disclosure Bundle (as defined in the Disclosure Letter);
"Conveyance Taxes" means any sales, real estate transfer, stamp, stamp duty, stamp duty reserve, stock transfer, value added, use, real property, stamp duty land, or transfer and similar Taxes as well as any transfer, recording, registration and other fees (together with any and all interest, penalties, additions to such Tax and additional amounts imposed with respect to any of the foregoing);
“CREDIDAM Claim” means the claim brought by CREDIDAM against Romantica for failure to enter into a contract with performers for the right to use their intellectual property and copyrighted material in connection with the Romantica TV channel;
"CZHL" means Chello Zone Holdings Limited, further details of which are set out in Part A of Schedule 2;
"CZHL Shares" means 53 ordinary shares of £1 each and 5,500 A ordinary shares of US$1 each in CZHL comprising of the entire issued shares capital of CZHL;
"Data Room Information" means the documentation and information relating to the Chello Group contained in the "Chess", "Unredacted" and "Disclosure" folders (but not those documents and information contained in the "Disclosure Folder" that are specifically referred to in the Disclosure Letter) of the electronic data room as at 9:00pm on 21 October 2013 which has been maintained by the Sellers with Merrill Corporation at the website https://datasite.merrillcorp.com under the project name "Chess" and to which the Buyers have been granted access, copies of which documents are contained on the security sealed CD-ROMs and an index of which is attached as Appendix A to this Agreement;
"Disclosure Letter" means the letter described as such, from the Sellers to the Buyer and the Additional Buyers dated the Signing Date, together with all schedules, documents and information attached to it or listed in any schedule or annex to it;
"DMC Business" means all of the business and assets of the Digital Media Centre as carried on as a going concern in the Netherlands, at the Signing Date, by CMDP and CMP but excluding any business and assets that relate to the Film 1 and Sport 1 businesses and Liberty Global Operational Services which are also operated by CMDP and CMP and Liberty Global Operations B.V., respectively at the date of this Agreement;
"DMC Business Unit" means CMS and CBML;
"DMC Carve-Out Agreement" means subject to clause 5.12 the agreement for the transfer of the DMC Business to be entered into prior to Completion between CMDP, CMP and CMS, which at the date of this Agreement is in form set out at Schedule 12 of this Agreement;
"DMC Employee" means each employee employed by CMP in connection with the DMC Business at the Signing Date;
"DMC Restructuring" means the transactions contemplated by the Restructuring Paper and the DMC Carve-Out Agreement;
"DMC TSA" means the TSA as defined in the DMC Carve-Out Agreement;
"DXD POL" means Disney XD Poland Limited, further details of which are set out in Part F of Schedule 2;
"DXD POL Share Price" means the price notified by the Buyers to the Sellers no later than the date the Buyers provide their proposed Priority Allocation pursuant to clause 3.17(a);
"DXD POL Shares" means 220 ordinary shares of US$1 each in DXD POL comprising of 20% of the entire issued share capital of DXD POL;

"Employee" means each employee who is either (i) engaged by a Consolidated Chello Company at the Signing Date, or (ii) who is a DMC Employee and is listed in the Employee Information Schedule (including Key Employees), as updated and restated immediately before Completion and "Employees" means all those employees;
"Employee Information Schedule" means the schedule of information in respect of the Employees, which will be provided by Sellers to the Buyer at the Signing Date in the agreed form but with Employee names redacted, and as shall be updated and restated immediately before Completion;
"Employee Share Plan" means an arrangement or plan for encouraging or facilitating the holding of securities or an interest in securities in Liberty Global plc or another member of its Group by employees, directors or consultants;
"Employment Warranty" means a statement in clause 7.1 (in respect of the statements set out in paragraph 18 of Schedule 6) or a statement in paragraph 18 of Schedule 6 and "Employment Warranties" means all of those statements;
"Encumbrance" means a charge, debenture, mortgage, pledge, lien, security deposit, bailment, trust, restriction on use or other security interest (whether legal or equitable), excluding any lien or title retention arising in the ordinary course of a Chello Group Company's business;
"Estimated Cash Amount" means the Sellers' estimate acting reasonably and in good faith of the Cash as at the close of business on the Completion Date, shown on the Estimated Completion Statement;
"Estimated Completion Statement" means the estimated pro forma aggregated balance sheet (prepared by the Seller in good faith acting reasonably and in accordance with the content, form and Specific Accounting Policies set out in Schedule 10) for the Chello Group as at the close of business on the Completion Date, showing the Estimated External Indebtedness Amount, the Estimated Intra-Group Non-Trade Balance, the Estimated Cash Amount and the Estimated Working Capital Amount;
"Estimated External Indebtedness Amount" means the Sellers' estimate acting reasonably and in good faith of the External Indebtedness as at the close of business on the Completion Date set out in the Estimated Completion Statement;
"Estimated Intra-Group Non-Trade Balance" means the Sellers' estimate acting reasonably and in good faith of the Intra-Group Non-Trade Balance as at the close of business on the Completion Date shown on the Estimated Completion Statement;
"Estimated Intra-Group Non-Trade Payables" means the Sellers' estimate acting reasonably and in good faith of the Intra-Group Non-Trade Payables as at the close of business on the Completion Date shown on the Estimated Completion Statement;
"Estimated Intra-Group Non-Trade Receivables" means the Sellers' estimate acting reasonably and in good faith of the Intra-Group Non-Trade Receivables as at the close of business on the Completion Date shown on the Estimated Completion Statement;
"Estimated Working Capital Amount" means the Sellers' estimate acting reasonably and in good faith of the Working Capital Amount as at the close of business on the Completion Date shown on the Estimated Completion Statement;
"EURO" or "€" means the lawful currency of the European Union from time to time;

"Exchange Rate" means with respect to a particular currency for a particular day the spot rate of exchange (the closing mid-point) for that currency into EUROS on such date as published by Bloomberg as at 6:00pm (Greenwich Mean Time) on such date;
"Excluded Entities" means MGM Korea Holdings LLC and MGM EINS Co Ltd and an "Excluded Entity" means any of those companies or partnerships;
"Excluded Persons" has the meaning given to it in clause 27.7;
"Extreme Licence" has the meaning given to such term in paragraph 12.17 of Schedule 6;
"External Indebtedness" means all indebtedness, debts, borrowing, indebtedness for borrowed money of and amounts due from each member of the Chello Group calculated in accordance with the content, form and principles contained in Schedule 10 and the "Indebtedness" column of the "Consolidated balance sheet mapping example" set out under "Section BS – Balance Sheet Analysis" in Schedule 10 with the inclusion of the amounts calculated by the calculation represented by the letters 'F', 'G' and 'H' in the "Proportionate Cash/Indebtedness example calculation" set out under "Section BS – Balance Sheet Analysis" there, but excluding (i) any item to the extent included in the calculation of the Working Capital Amount with the exception of MGM Satellite ongoing contract (TelAd and Globecast) and Other :Long Term Liabilities which will both be included in the calculation of External Indebtedness and Working Capital Amount and (ii) any amount included in the Intra-Group Non-Trade Payables;
"Extreme Marks" has the meaning given to it in the Sellers' Warranty 12.17;
"Final Cash Amount" means the Cash as at the close of business on the Completion Date;
"Final Completion Statement" means the Completion Statement which becomes final and binding in accordance with (as appropriate) paragraph 2.5, 2.8 or 2.9(c) of Part A of Schedule 10;
"Final External Indebtedness Amount" means the External Indebtedness as at the close of business on the Completion Date;
"Final Intra-Group Non-Trade Balance" means the Intra-Group Non-Trade Balance as at the close of business on the Completion Date;
"Final Intra-Group Non-Trade Payables" means the Intra-Group Non-Trade Payables as at the close of business on the Completion Date;
"Final Intra-Group Non-Trade Receivables" means the Intra-Group Non-Trade Receivables as at the close of business on the Completion Date;
"Final Working Capital Amount" means the Working Capital Amount as at the close of business on the Completion Date;
"Final Working Capital Settlement Date" means the date on which the Final Completion Statement becomes final and binding in accordance with (as appropriate) paragraph 2.5, 2.8 or 2.9(c) of Part A of Schedule 10;
"Fundamental Warranty" means a statement set out in paragraphs 1, 2, 3.1 - 3.7 (inclusive), 4.1 – 4.7 (inclusive), 4.9 or 6 of Schedule 6 and "Fundamental Warranties" means all of those statements;
"Fundamental Warranty Claim" means a claim by the Buyer in respect of the Fundamental Warranties;

"Governmental Entity" means a domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any securities exchange or any state, province, prefect, municipality, locality or other governmental or political subdivision thereof, or any quasi-governmental body exercising any regulatory, taxing, importing or other governmental authority;
"Headline Purchase Price" means €750,000,000 (seven hundred and fifty million Euros) less the following:

(a)	the DXD POL Share Price; and

(b)	the Shorts Int Share Price;
"Historical M&A Transactions" means each of:

(a)	the acquisition of the entire issued and outstanding share capital of CMC Inc by Chello Movieco Holdings Limited pursuant to the CMC SPA;

(b)
the acquisition of the outstanding 50% membership interest in Canal Cosmopolitan Latinamerica LLC by Liberty FA Holdings, Inc pursuant to the membership interest purchase agreement dated 7 September 2012 between Liberty FA Holdings, Inc and Hearst Entertainment Latin America, Inc;

(c)
the acquisition of the additional 1% economic interest in the CBS UK Partnership from CBS UK Channels Limited pursuant to the option agreement dated 24 October 2012 between CBS UK Channels Limited and Chellozone (UK) Limited;

(d)
the sale of Zonemedia Studios Limited, Zone Studios Sri and Studio Company sp. z.o.a. by Zonemedia Enterprises Limited to Broadcast Text International AB pursuant to the sale and purchase agreement dated 3 January 2012; and

(e)
the sale of Chello Zone EMEA Limited (now renamed CBS EMEA Limited) by CZHL to CBS Enterprises (UK) Limited pursuant the share purchase agreement dated 1 August 2012 and the entry into the amended and restated partnership agreement between Romantica (East) Limited and CBS EMEA Limited dated 24 October 2012 in relation to the CBS EMEA Partnership;

"HUF" means the Hungarian Forint or such other lawful currency of Hungary from time to time;
"Independent Expert" is defined in paragraph 2.9, Part A of Schedule 10;
"Independent Valuer" means one of Duff & Phelps or FTI Consulting or Houlihan Lokey (or, if any of those entities notifies the parties that it is unable to act or the parties so agree, to another internationally recognised accounting or valuation firm mutually acceptable to the Buyer and the Sellers) (each a "Valuation Firm") provided that the Buyer and the Sellers shall obtain quotes from at least two Valuation Firms and in the event of a dispute as to which Valuation Firm to use, the Valuation Firm with the lowest quote shall be the Independent Valuer;
"Insurance Policy" means a current insurance or indemnity policy in which a Consolidated Chello Company has an interest;
"Intellectual Property" means all industrial and intellectual property rights, whether registered or not and whether registrable or not, including:

(a)
patents, registered and unregistered trade marks and service marks, trading names, company names, rights in domain names, registered designs, unregistered rights in designs, copyright (including moral rights), database rights, databases and other neighbouring rights, rights in Know-How and, in each case, rights of a similar or corresponding character;

(b)	applications for any of the rights referred to in paragraph (a) above and the right to apply for registration or extension of such rights; and

(c)	any rights of the same or similar effect or nature as any of the foregoing anywhere in the world;
"Intra-Group Non-Trade Balance" means the aggregate Intra-Group Non-Trade Receivables minus the aggregate Intra-Group Non-Trade Payables being (if a positive number) the net amount payable to the Chello Group by the Seller's Retained Group or (if a negative number) the net amount payable by the Chello Group to the Seller's Retained Group in either case calculated in accordance with the content, form and principles contained in Schedule 10 and the "Total adjusted" line item under the "Intra-Group Indebtedness" column of the "Consolidated balance sheet mapping example" in Schedule 10 and excluding from this definition for the avoidance of doubt any item to the extent included in the calculation of the Working Capital Amount;
"Intra-Group Non-Trade Payables" means in respect of a Chello Group Company, the aggregate of the amounts owing from such Chello Group Company to Sellers' Retained Group Companies at the relevant time calculated in accordance with the content, form and principles contained in Schedule 10 and the "Intra-Group Indebtedness" column of the "Consolidated balance sheet mapping example" in Schedule 10 and excluding from this definition for the avoidance of doubt (i) any item to the extent included in the calculation of the Working Capital Amount and (ii) any amounts receivable or payable under the Loan Receivables;
"Intra-Group Non-Trade Receivables" means in respect of a Chello Group Company, the aggregate of the amounts owing from Sellers' Retained Group Companies to such Chello Group Company at the relevant time calculated in accordance with the content, form and principles contained in Schedule 10 and the "Intra-Group Indebtedness" column of the "Consolidated balance sheet mapping example" in Schedule 10 and excluding from this definition for the avoidance of doubt (i) any item to the extent included in the calculation of the Working Capital Amount and (ii) any amounts receivable or payable under the Loan Receivables;
"IP Trade Mark and Domain Name Assignment" means the assignment of certain registered trade marks and domain names in the agreed form (except for the parties and schedules);
"IP Warranty" means a statement in clause 7.1 (in respect of the statements set out in paragraph 12 of Schedule 6) or a statement in paragraph 12 of Schedule 6 and "IP Warranties" means all of those statements;
"IT Warranty" means a statement in clause 7.1 (in respect of the statements set out in paragraph 13 of Schedule 6) or a statement in paragraph 13 of Schedule 6 and "IT Warranties" means all of those statements;
“JV Ancillary Contracts” means any contract or arrangement in respect of a JV Company (i) entered into between that JV Company and the holder of any of its shares or any member of the Group of any such holder; or (ii) entered into at or around the same time as or as contemplated by any JV Contract relating to that JV Company (but excluding any contract entered into in the ordinary course of the JV Company's business, except where such contract or arrangement falls within (i)) and "JV Ancillary Contract" means any one of them;

"JV Company" means, subject to clauses 5.8, 5.9 and 5.10, the following Chello Group Companies:

(a)	Outdoor TV Limited;

(b)	MGM Channel Poland Limited;

(a)	Polsat JimJam Limited;

(b)	OBN JV B.V.;

(c)	Beijing Media Wave Advertising Co Ltd;

(d)	Dreamia Holdings B.V.;

(e)	The History Channel Iberia B.V.;

(f)	CBS EMEA Partnership;

(g)	CBS UK Partnership;

(h)	DXD POL; and

(i)	Shorts Int;
"JV Company Shares" means, in respect of each JV Company, the shares detailed in Schedule 2 in respect of such JV Company which are set opposite the name of a Chello Group Company (other than a JV Company);
"JV Contracts" means any agreement concerning or governing the holding of securities (in the case of a body corporate) or a member’s interest (in the case of a partnership) between (i) a Chello Group Company (other than a JV Company) and a third party (other than a Sellers' Retained Group Company) in respect of any JV Company or (ii) a Chello Group Company (other than a JV Company) or a Sellers' Retained Group Company and a JV Company;
"Key Employee" means each Managing Director, Chief Finance Officer, Chief Operating Officer and General Counsel (or the local equivalent) of the Chello Zone Business Unit, the Chello Central Europe Business Unit, the Multicanal Business Unit, the Chello Latam Business Unit and the DMC Business Unit and "Key Employees" means all of those employees;
"Know-How" means confidential know-how and business secrets, including confidential technical knowledge and trade secrets;
"Law" shall mean any statute, law, any judgment, order, injunction, decree, writ, permit, license, resolution, ordinance, rule or regulation of any Governmental Entity;
"Lease" has the meaning given to it in paragraph 15.1 of Schedule 6;
"Leased Property" has the meaning given to it in paragraph 15.3 of Schedule 6;
"LGEBV" means Liberty Global Europe Holding B.V. a company incorporated in the Netherlands (registered with trade register of the Chamber of Commerce under number 34168993), whose registered address is at Boeingavenue 53, 1119PE, Schiphol-Rijk, The Netherlands;
"Loan Receivables" means the CCE Loan Receivables, the UK Loan Receivables and, to the extent provided in paragraph 1.9 of Schedule 4, the CMPFH Loan;

"Long Stop Date" means 14 August 2014;
"Loral Agreement" means the Loral Skynet Satellite Capacity Services Agreement between (1) Loral SpaceCom Corporation and (2) LGEBV dated 4 August 1999;
"Material Agreement" means (i) any agreement that exposes a Consolidated Chello Company to liabilities that in aggregate exceed €500,000 per annum and/or expenditure that in aggregate exceeds €500,000 per annum and/or that has revenue associated with it in excess of €500,000 in aggregate per annum;
"Management Accounts" means the unaudited consolidated management accounts of the Chello Group in respect of the period ending on the Management Accounts Date a copy of which are annexed to the Disclosure Letter;
"Management Accounts Date" means 31 July 2013;
"MGM PLA" means the program license agreement, dated 30 June 2012 between Chellomedia Programming B.V and MGM International Television Distribution Inc.
"MGM TLA" means the trade mark licence agreement dated 30 July 2012 between Chellomedia Programming B.V and Metro-Goldwyn-Mayer Lion Corporation.
"Minority JV Company" means, subject to clauses 5.8, 5.9 and 5.10, the following Chello Group Companies:

(a)	OBN JV B.V.;

(b)	Beijing Media Wave Advertising Co Ltd;

(c)	Dreamia Holdings B.V.

(d)	The History Channel Iberia B.V.

(e)	MGM Channel Poland Limited;

(f)	DXD POL; and

(g)	Shorts Int;
"Minority JV Company Shares" means, in respect of each Minority JV Company, the shares detailed in Schedule 2 in respect of such Minority JV Company which are set opposite the name of a Chello Group Company (other than a JV Company);
"Multicanal Business Unit" means Plator and each Multicanal Subsidiary;
"Multicanal Subsidiary" means a company listed in Part D of Schedule 2 (other than Plator);
"NOL Tax Claim" means a claim pursuant to paragraph 2.1(b) of Part A of Schedule 9 for the use, set off, non-availability, non-existence, disallowance, clawback or other loss of a Ringfenced Tax Asset;
"Non-Tax Claim" means a Claim other than a Tax Claim;
"Notarial Deeds" means (i) the notarial deed of purchase, sale and transfer of the CMS Shares and (ii) the notarial deed of purchase, sale and transfer of the Plator Shares, each in the agreed form;
"Notary" means the civil law notary (notaris) Mr J.B. de Snaijer of Hogan Lovells International LLP, or any of his deputies;

"Notary Account" means the client account civil law notaries (kwaliteitsrekening) in the name of Kwaliteitsrekening Notariaat Hogan Lovells International LLP with the Rabobank in Amsterdam; Account Number: 31.35.81.614; IBAN Number: NL40 RABO 0313 5816 14; Swift Code: RABONL2U;
"Notary Amount" means an amount equal to the aggregate consideration for the CMS Shares and the Plator Shares, to be paid by the Buyer and/or the applicable Additional Buyer(s), as the case may be, to CMPFH and CMP in accordance with the Notary Letter;
"Notary Letter" means the letter, in the agreed form, to be executed no later than two Business Days prior to Completion, from the Notary to CMPFH and CMP and the Buyer and/or the applicable Additional Buyer(s), as the case may be;
"Novation Agreements" means novation agreements, in the agreed form, novating the Loan Receivables from the relevant Sellers' Group Company to the Buyer, or applicable Additional Buyers, in accordance with clause 2;
"OBN Shares" means the 7,200 Ordinary Shares in OBN JV B.V. held by Chello Central Europe Zrt;
"OBN Shares Price" means the price agreed in writing on or about the date of this Agreement between the Sellers and the Buyer and the Additional Buyers;
"ordinary course of business" means an action taken by a Person only if such action is taken in the ordinary course of the normal operations of such Person;
"Patti Claim" means the claims brought by Mr and Mrs Patti against Pramer, as joint defendants alongside Mr Pablo Daniel Pla and America TV S.A. y CVN for damages arising from and in connection with emotional distress arising from the running of content which mentioned Mr and Mrs Patti as being involved in a children's kidnapping investigation;
"Partnerships" has the meaning given to it in paragraph 1.8 of Part B of Schedule 9;
"Pension Warranty" means a statement in clause 7.1 (in respect of the statements set out in paragraph 19 of Schedule 6) or a statement in paragraph 19 of Schedule 6 and "Pension Warranties" means all of those statements;
"Permits" means all permits, approvals, licenses, authorisations, certificates, rights, exemptions and orders from Governmental Entities (including, without limitation, broadcasting licenses) that are necessary for the operation of the business of each Consolidated Chello Company and Minority JV Company as presently conducted;
"Permitted Encumbrances" means

(a)	liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures;

(b)	mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business;

(c)	liens arising under conditional sales contracts, content licences and equipment leases with third parties entered into in the ordinary course of business;

(d)	restrictions on transfer of securities (in the case of a body corporate) or member’s interests (in the case of a partnership) pursuant to the JV Contracts; and

(e)
other imperfections of title or Encumbrances that arise by reason of Law or Governmental Entity and individually or in the aggregate do not, and would not reasonably be expected to, impair in any material respect the value or continued use or operation of the assets to which they relate;

"PLA Break Termination" has the meaning given to it in the amended and restated partnership agreement between Romantica (East) Limited and CBS EMEA Limited dated 24 October 2012 in relation to the CBS EMEA Partnership;
"Plator" means Plator Holding B.V., further details of which are set out in Part D of Schedule 2;
"Plator Shares" means 40 ordinary shares with a nominal value of €453.78 each in Plator comprising of the entire issued share capital of Plator;
"PLN" means the Polish Zloty or such other lawful currency of Poland from time to time;
"Polish SPA" means the share purchase agreement for the sale, purchase and transfer of the Atmedia POL Shares;
"Pramer Abaplus Claim" means the action entitled Pramer S.C.A -v- Abaplus International Corp, which has been filed in the Supreme Court of the State of New York;
"Pramer Senior Employee Claim" means the claim identified in paragraph 7.7 on page 122 of the Vendor Legal Due Diligence Report, and, if different to the foregoing, the claim(s) by Lucia Suarez disclosed at disclosure 17.1 of the Disclosure Letter but for the avoidance of doubt, such claim shall not include any termination or severance claim being made by Lucia Suarez against any Consolidated Chello Company;
"Priority Allocation" is defined in clause 3.17(a);
"Programming Agreement" means an agreement (written or otherwise) containing license of Programming Rights and that exposes a Consolidated Chello Company to liabilities that in aggregate exceed €250,000 per annum and/or expenditure that in aggregate exceeds €250,000 per annum;
"Programming Rights" means the rights of third parties in audiovisual content that are licensed for use by a Chello Group Company on any television service provided by a Chello Group Company;
"Property" means the property or all or any of the properties details of which are set out in Schedule 3 and includes part of a property;
"Proportionate Cash/Indebtedness Calculation" means the statement prepared in accordance with Schedule 10, showing the calculation of Cash and Indebtedness;
"Proportionate Working Capital Calculation" means the statement prepared in accordance with Schedule 10, showing the calculation of the Working Capital Amount;
"Provisional Purchase Price" is defined in clause 3.2;
"Realitatea Setoff Claim” means the claim brought by the creditors of Realitatea Media SA ("Realitatea") against Romantica Television Srl ("Romantica") for improper setoff of claims between the parties during Realitatea’s insolvency and all subsequent enforcement proceedings and appeals related thereto;
"Remaining Provisional Purchase Price" means the Provisional Purchase Price less the Notary Amount;
"Restructuring Paper" means the memorandum entitled "Project Chess – Draft DMC Carve-Out Memorandum" dated 21 August 2013 made available in the Data Room;

"Retained Chello Intellectual Property Rights" means all Intellectual Property which is (or has in the 12 months preceding the Signing Date been) used exclusively by any Consolidated Chello Company which is legally and/or beneficially owned by a Sellers' Retained Group Company;
"Retained Domain Names" means those domain names listed in Schedule 14;
“SADAIC Claim” means the claim brought by SADAIC against Pramer for 1% of Pramer’s gross Argentine income as of 1993 due to its failure to pay musicians for its distribution of programs containing music;
"Sale Conditions" is defined in clause 4.1;
"Sale Shares" means, subject to clauses 5.8, 5.9 and 5.10, the CZHL Shares, the Plator Shares, the Chello Latam Sale Shares, CMC Inc Pref Shares (subject to paragraph 1.9 of Schedule 4), the Atmedia POL Shares (subject to paragraph 1.4 of Schedule 4), the CCE HU Shares, the CMS Shares, the CBML Shares, the DXD POL Shares, the Shorts Int Shares and the ZELLC Shares;
"SEC Rules and Regulations" means the rules and regulations promulgated by the SEC;
"SEC" means the U.S. Securities and Exchange Commission;
"Sellers' Accountants" means Ernst & Young LLP of 1 More London Place, London SE1 2AF, United Kingdom;
"Sellers' Confidential Information" means information in any form relating to a Sellers' Retained Group Company's business, customers or financial or other affairs (including future plans and business development), but does not include information which:

(a)
is publicly known at Completion or which subsequently becomes publicly known (other than in either case as a result of a breach of the provisions of the Confidentiality Agreement or a Transaction Document by a Buyer's Group Company). A compilation of otherwise public information in a form not publicly known is to be regarded as not publicly known;

(b)
the Buyer can show was made known to it after Signing by a person unconnected with a Sellers' Retained Group Company or a Chello Group Company who was entitled to do so (and not in breach of an obligation of confidence) and who did not impose an obligation of confidence or restricted use; or

(c)	the Buyer has retained or acquired rights in under a Transaction Document;
"Sellers' Group" means the Sellers' and any person which is from time to time a subsidiary undertaking of any of the Sellers, a parent undertaking of any of the Sellers and any other subsidiary undertaking of such parent undertaking but excluding Liberty Media Corporation, Liberty Interactive Corporation, Discovery Communications Inc or any of their subsidiary undertakings or parent undertakings and "Sellers' Group Company" means any of them;
"Sellers' Nominated Account" means the bank account of: Chellomedia Programming BV with Royal Bank of Scotland Plc, Amsterdam Branch with the following details: IBAN Number: NL98RBOS0759939527; Swift Code: RBOSNL2A;
"Sellers' Retained Group" means each Sellers' Group Company other than a Chello Group Company and "Sellers' Retained Group Company" means any of them;

"Sellers' Solicitors" means Hogan Lovells International LLP with offices at Atlantic House, Holborn Viaduct, London EC1A 2FG and at Keizersgracht 555, 1017 DR Amsterdam, the Netherlands, acting as legal advisors on English law and Dutch law;
"Sellers' Warranty" means a statement set out in clause 7.1 or Schedule 6 or in Part B of Schedule 9 and "Sellers' Warranties" means all those statements;
"Senior Employee" means Dermot Shortt, Michael Moriarty, Eduardo Zulueta, Alejandro Harrison, Levente Malnay, Marcin Boroszko, Daniel Verwer, Ricardo Deben, Christopher Sharp, Louise Cottrell, Tanya Guggenheim, Marcello Coltro, Rhiannon Harries;
"Senior Employee Special Compensation Letters" means each letter entered into between either a Sellers' Group Company or a Chello Group Company and a Senior Employee in respect of certain special compensation arrangements, copies of which are attached to the Disclosure Letter;
"Senior Employee Severance Arrangements" means the severance and/or redundancy arrangements applicable post-Completion which are set out in the Senior Employee Special Compensation Letters;
"Sensitive Information" means any confidential and commercially sensitive information including, without limitation, information about the Chello Group's cost elements, revenue data, turnover data and prices;
"Shorts Int" means Shorts International Limited, further details of which are set out in Part F of Schedule 2;
"Shorts Int Share Price" means the price notified by the Buyers to the Sellers no later than the date the Buyers provide their proposed Priority Allocation to clause 3.17(a);
"Shorts Int Shares" means 4,620 preference shares of £0.01 each in Shorts Int comprising of 20% of the entire issued share capital of Shorts Int;
"Signing" means the signing of this Agreement by the Sellers and Buyer;
"Signing Date" means the date on which the Sellers and Buyer sign this Agreement;
"Spanish Loans" means those (i) certain loans from Plator to Multicanal (Spain) Holding SLU having an aggregate principal amount at 31 July 2013 of approximately €55,330,429 and (ii) those certain loans from Plator to Multicanal Iberia SLU having an aggregate principal amount at 31 July 2013 of approximately €54,426,071;
"Specific Accounting Policies" means the accounting policies and procedures set out in Part C of Schedule 10;
"Target Company" means, subject to clauses 5.8, 5.9 and 5.10, each of the CZHL, Plator, Chello Latam, CMC Inc, Atmedia POL (subject to paragraph 1.4 of Schedule 4), CCE HU, CMS and CBML and "Target Companies" means all of those companies;
"Target Working Capital Amount" means €102,400,000;
"Tax" means:

(a)
all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation and all related withholdings or deductions of any nature (including, for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere; and;

(b)	all related fines, penalties, charges, additional amounts, and interest, whether directly or primarily chargeable against, recoverable from or attributable to a Chello Group Company or another person;
"Tax Authority" means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to collect or administer a liability for Tax;
"Tax Claim" means a claim by the Buyer in respect of a Tax Warranty or under the Tax Covenant;
"Tax Covenant" means the covenant set out in paragraph 2 of Part A of Schedule 9;
"Tax Returns" means all returns, reports and statements required to be filed with any Tax Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax;
"Tax Warranty" means a statement set out in Part B of Schedule 9 and "Tax Warranties" means all of those statements;
"Third Party" is defined in clause 27.2;
“TISS Claim” means the claim brought by the Ministry of Industry, Energy and Tourism in Spain (acting through the Telecommunications Information Society Secretary of State in Spain) against Multicanal Iberia for its failure to allocate 5% of its annual revenue toward financing European media content in the years 2010, 2011 and 2012;
"Transaction" means a transaction that:

(a)	relates to or is entered into in connection with the sale and transfer by the Sellers and the purchase and acceptance of the transfer by the Buyer of the Sale Shares and the Loan Receivables; and

(b)	is contemplated in a Transaction Document,
and "Transactions" means all those transactions;
"Transaction Document" means:

(a)	this Agreement;

(b)	the Disclosure Letter;

(c)	the Notarial Deeds;

(d)	the Notary Letter;

(e)	the Polish SPA;

(f)	the TSA;

(g)	the DMC TSA;

(h)	the IP Trade Mark and Domain Name Assignment;

(i)	the Novation Agreements;

(j)	the DMC Carve-Out Agreement;

(k)	any other agreement between a Seller's Group Company and a Buyer's Group Company (or any combination of them) Company expressly identified in that agreement as a Transaction Document; and

(l)
each document that a Sellers' Group Company or a Buyer's Group Company is to enter into after the Signing Date under the terms of an agreement or document referred to in paragraphs (a) to (j) above; and

and "Transaction Documents" means all those agreements and documents;
"Transfer Legislation" means

(a)
in relation to the United Kingdom, the Transfer of Undertakings (Protection of Employment) Regulations 1981 and/or the Transfer of Undertakings (Protection of Employment) Regulations 2006 (each as amended from time to time) as applicable; and

(b)
in relation to any jurisdiction outside the United Kingdom and within the European Union, the relevant national legislation which implements or implemented the acquired rights directives (Directives 77/187/EEC, 98/50/EC and 2001/23/EC);

"Trapped Cash" means any cash or cash equivalents which situated in accounts held in Venezuela, India, Argentina, China or Russia or any cash denominated in the lawful currencies of Venezuela, India, Argentina, China or Russia;
"Treasury Regulations" shall mean the regulations promulgated or proposed by the United States of America Treasury Department under the Code;
"TSA" means the transitional services agreement to be entered into on or about the date of this Agreement between (1) Chellomedia Services Limited and (2) the Buyer's Guarantor;
"UEFA Agreement" means the novation agreement dated 8 May 2012 between OBN TV D.D., United Football Broadcasting B.V. and the Union Des Associations Europeennes De Football and the sub-licence agreement dated 7 May 2012 between United Football Broadcasting B.V., OBN JV B.V., OBN TV D.D. and Mr Ivan Caleta;
"UFB Waiver" means, in respect of the sub-licence agreement dated 7 May 2012 between United Football Broadcasting B.V., OBN JV B.V., OBN TV D.D. and Mr Ivan Caleta, a waiver in a form reasonably satisfactory to the Buyer by United Football Broadcasting B.V. of any right to terminate that agreement as a result of the Transactions;
"UK Employee" means any Employee (who is not a Senior Employee) employed by a Chello Group Company in the United Kingdom and engaged wholly or mainly in the business of the Chello Group;
"UK Loan Receivables" means those loans made by CMPFH to CZHL having principal amounts at 31 July 2013 of, respectively, approximately US$85,862,159 and £15,855,225, made pursuant to loan agreements dated, respectively, October 26, 2012 and November 30, 2006;
"Unresolved Disputed Matters" has the meaning given to it in the joint venture agreement between Plator, Zon Audiovisuais, SGPS, S.A and Dreamia Holdings BV dated 20 November 2009;
"US$" means the United States Dollar or such other lawful currency of the United States of America from time to time;

"US GAAP" means generally accepted accounting principles and polices in the United States of America;
"Vendor Financial Due Diligence Report" means the financial vendor due diligence report prepared by Ernst & Young LLP and dated 1 August 2013 and the vendor due diligence report addenda dated 2 September 2013 and 20 September 2013 respectively;
"Vendor Legal Due Diligence Report" means the legal vendor due diligence report prepared by the Sellers' Solicitors and dated 1 August 2013;
"Vendor Tax Book" means the Tax Fact Book prepared by Ernst & Young LLP and dated 31 July 2013;
"Working Capital Amount" means the amounts calculated in accordance with the content, form and principles contained in Schedule 10 to arrive at the "Proportionate pro forma adjusted working capital" as detailed on the "Proportionate working capital example calculation" set out under "Section BS – Balance Sheet Analysis" there;
"ZELLC" means Zone East LLC details of which are set out in Part A of Schedule 2;
"ZELLC Share Price" means €1 (one Euro);
"ZELLC Shares" means the 50% interest in the charter capital of ZELLC; and
"ZELLC Subs" means Zone East 1 LLC, Zone East 2 LLC and JimJam East LLC details of which are set out in Part A of Schedule 2.

1.2	In this Agreement:

(a)	a reference to a clause, paragraph or schedule is, unless stated otherwise, a reference to a clause or paragraph of, or schedule to, this Agreement;

(b)
a reference in a schedule to a paragraph is, unless otherwise stated, a reference to a paragraph in that schedule or, where that schedule is split into parts, a reference to a paragraph in that part of that schedule;

(c)
a reference to any statute or statutory provision is a reference to that statute or statutory provision as re-enacted, re-numbered, amended or extended before the Signing Date and includes reference to any subordinate legislation (as re-enacted, amended or extended) made under it before the Signing Date;

(d)
a reference to a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not having a separate legal personality);

(e)
a reference to a document being in the "agreed form" is a reference to a document in the form and terms approved and, for the purposes of identification only, initialled, by or on behalf of the Sellers and the Buyer on or before the date of this Agreement with any alterations that are agreed in writing by or on behalf of each party at any time before Completion;

(f)	a reference to one gender is a reference to all or any genders;

(g)	a reference to a share or security includes a reference to an interest in a partnership of any kind;

(h)	a reference to a fact, matter or circumstance being "fairly disclosed" is:

(i)
in relation to the Disclosure Letter, a reference to such fact, matter or circumstance being disclosed to the Buyer under clause 7.3 with sufficient detail as to enable a reasonably minded purchaser to identify the nature and scope of the matter disclosed; and

(ii)
in relation to the Data Room Information and any document or information contained in the Data Room Information, a reference to such fact, matter or circumstance being disclosed from the face of a document or information contained in the Data Room Information, and such fact, matter or circumstance will be treated as disclosed against each and every Sellers' Warranty (other than those Sellers’ Warranties set out in paragraphs 12, 13, 18 and 19 of Schedule 6) provided that the document or information containing such fact, matter or circumstance is, in all material respects, legible;

(i)	a reference to a particular time of day is, unless stated otherwise, a reference to that time in London, England;

(j)
a reference to a person's "Group" is, unless otherwise stated, a reference to that person, its subsidiary undertakings, its parent undertakings and any other subsidiary undertakings of its parent undertakings;

(k)	a reference to "including" or "includes" does not limit the scope of the meaning of the words preceding it;

(l)	the expressions "subsidiary undertaking" and "parent undertaking" have the meanings given to them by the Companies Act 2006;

(m)	the expression "connected" with reference to a person or group of persons has the meaning given to it in sections 1122 and 1123 of the Corporation Tax Act 2010;

(n)
where any amounts for the purposes of this Agreement (other than the Completion Statement, where paragraph 12, Part C of Schedule 10 shall apply) or any claim (including a Claim under this Agreement) is calculated in a currency other than Euro, or any fact, matter or circumstance referred to in Schedule 4 occurs, such amounts shall be recalculated into Euro (as the case may be) by reference to the Exchange Rate on the relevant date, which (i) for a claim (including any Claim) under this Agreement shall be the Business Day before the notice of such claim or (ii) for any such fact, matter or circumstance referred to in Schedule 4 shall be the Business Day immediately prior to that day that such fact, matter or circumstance arose;

(o)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term and to any English statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction.

1.3	The Schedules form part of this Agreement and a reference to "this Agreement" includes its Schedules.

1.4	The headings in this Agreement do not affect its interpretation.

2.	SALE AND PURCHASE OF THE SALE SHARES AND THE LOAN RECEIVABLES

2.1	In accordance with this Agreement and subject to the Sale Conditions:

(a)	each of the Sellers shall sell the Sale Shares set opposite the name of such Seller in Schedule 1 with full title guarantee;

(b)	CCEEH shall sell the CCE Loan Receivables with full title guarantee;

(c)	CMPFH shall sell the UK Loan Receivables with full title guarantee;

(d)	(subject to clause 2.4 below) the Chello Zone Buyer shall buy the CZHL Shares and the UK Loan Receivables;

(e)	(subject to clause 2.4 below) the DXD POL Buyer shall buy the Shorts Int Shares and the DXD POL Shares;

(f)	(subject to clause 2.4 below) the DMC Buyer shall buy the CMS Shares and the CBML Shares; and

(g)	(subject to clause 2.4 below) the Buyer shall buy the Sale Shares and the Loan Receivables not referenced in the foregoing clauses 2.1(d) through (f), in each case, on and with effect from Completion, free from any Encumbrance and together with all rights attaching to the Sale Shares and the Loan Receivables on or after Completion, including, in respect of the Sale Shares, the right to receive all dividends or distributions declared, paid or made on or after Completion.

2.2	The:

(a)
sale, purchase and transfer of the Atmedia POL Shares shall (subject to paragraph 1.4 of Schedule 4) be effected by execution of the Polish SPA by the authorised signatories on behalf of CCEEH and the Buyer or the applicable Additional Buyer, as the case may be, before the Notary in accordance with clause 6;

(b)	sale, purchase and transfer (levering) of the CMS Shares and the Plator Shares shall be effected by execution of the Notarial Deeds before the Notary in accordance with clause 6; and

(c)	sale and transfer of the Loan Receivables shall be effected by the execution of the Novation Agreements.

2.3
The Notary is a (deputy) civil law notary with the Sellers' Solicitors. The Buyer acknowledges that it is aware of the provisions of the "Ordinance Interdisciplinary Co-operation" (Verordening Interdisciplinaire Samenwerking) and the "Ordinance on Rules of Conduct" (Verordening Beroeps- en Gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). The Buyer acknowledges and agrees that:

(a)	the Sellers' Solicitors may advise and act on behalf of the Sellers with respect to this Agreement and any agreements and/or disputes related to or resulting from this Agreement; and

(b)	the Notary may execute the Notarial Deeds.

2.4
The Buyer may by notice to any Seller served no later than ten (10) Business Days prior to the Completion Date nominate a person or persons ("nominated persons") to buy any Sale Shares and/or Loan Receivables as set out in the notice. The nominated persons shall be a group undertaking of the Buyer.

3.	PURCHASE PRICE

3.1	The consideration payable for the Sale Shares and the Loan Receivables (the "Final Purchase Price") is the result of the following calculation:

(a)	the Headline Purchase Price;

(b)
plus the sum of (the Final Working Capital Amount, less the Target Working Capital Amount) if such sum is a positive number or less the sum of (the Final Working Capital Amount, less the Target Working Capital Amount) if such sum is a negative number;

(c)	plus the Final Cash Amount;

(d)	less the Final External Indebtedness Amount;

(e)	plus the Final Intra-Group Non-Trade Balance (if a positive number) or less the Final Intra-Group Non-Trade Balance (if a negative number); and

(f)	plus the Final Net Debt Adjustment Amount (if any),
subject to (i) the references in (b) above to "Final Working Capital Amount" being to "Estimated Working Capital Amount" if no amount is payable under clause 3.9 and (ii) the reference in (c) above to "Final Cash Amount" being to "Estimated Cash Amount" if no amounts are payable under clause 3.10.

3.2
In clause 3.1, the "Final Net Debt Adjustment Amount" means the difference resulting from the following calculation FEIA-FCA, if, and only if, FEIA-FCA is (i) less than or equal to zero, then the Final Net Debt Adjustment Amount shall equal zero; and (ii) between zero and €4,700,000, then the Final Net Debt Adjustment Amount shall be an amount equal to FEIA-FCA; and (iii) equal to or more than €4,700,000, then the Final Net Debt Adjustment Amount shall be €4,700,000, where:

(a)	FEIA = the Final External Indebtedness Amount (expressed as a positive number); and

(b)	FCA = the Final Cash Amount.

3.3
On Completion the Buyer shall pay or cause to be paid (by or on behalf of itself and the Additional Buyers as applicable) the Headline Purchase Price, after the adjustments detailed in clause 3.7, plus the Estimated Cash Amount, less the Estimated Intra-Group Non-Trade Balance (if a negative number) or plus the Estimated Intra-Group Non-Trade Balance (if a positive number), less the Estimated External Indebtedness Amount and plus the Estimated Net Debt Adjustment Amount (the "Provisional Purchase Price").

3.4	No later than five Business Days prior to the Completion Date, the Sellers shall deliver to the Buyer the Estimated Completion Statement.

3.5
In clause 3.3, the "Estimated Net Debt Adjustment Amount" means the difference resulting from the following calculation EEIA-ECA, if, and only if, EEIA-ECA is (i) less than or equal to zero, then the Estimated Net Debt Adjustment Amount shall equal zero; and (ii) between zero and €4,700,000, then the Estimated Net Debt Adjustment Amount shall be an amount equal to EEIA-ECA; and (iii) equal to or more than €4,700,000, then the Estimated Net Debt Adjustment Amount shall be €4,700,000, where:

(a)	EEIA = the Estimated External Indebtedness Amount (express as a positive number); and

(b)	ECA = the Estimated Cash Amount.

3.6	On the Completion Date

(a)	the Sellers shall procure that the Estimated Intra-Group Non-Trade Receivables are repaid by the relevant members of the Sellers' Retained Group to the relevant Chello Group Company; and

(b)	the Buyer shall procure that the Estimated Intra-Group Non-Trade Payables are repaid by the relevant Chello Group Companies to the relevant Seller's Group Companies.

3.7	The Provisional Purchase Price payable on Completion shall be adjusted as follows:

(a)
if the Estimated Working Capital Amount exceeds the Target Working Capital Amount, then the Headline Purchase Price shall be increased by the amount by which the Estimated Working Capital Amount exceeds the Target Working Capital Amount (the "Excess"), so long as the Excess exceeds €1,000,000 (in which case the whole amount shall be payable and not just the excess);

(b)
if the Estimated Working Capital Amount is less than the Target Working Capital Amount, then the Headline Purchase Price shall be decreased by the amount by which the Estimated Working Capital Amount is less than the Target Working Capital Amount (the "Shortfall"), so long as the Shortfall exceeds €1,000,000 (in which case only the whole amount shall be payable and not just the excess); or

(c)
if the Estimated Working Capital Amount is equal to the Target Working Capital Amount or within the margin set out in sub-clauses 3.7(a) or 3.7(b) above, then no adjustment shall be made to the Headline Purchase Price payable at Completion.

3.8
The Completion Statement shall be prepared and the Final Working Capital Amount; the Final External Indebtedness Amount, the Final Cash Amount, the Final Intra-Group Non-Trade Balance, the Final Net Debt Balance Amount, the Balance Adjustment Amount and the Final Purchase Price ascertained in accordance with the provisions of Schedule 10.

3.9	If the Final Working Capital Amount:

(a)
exceeds the Estimated Working Capital Amount, then the Buyer shall pay to the Sellers the amount by which the Final Working Capital Amount exceeds the Estimated Working Capital Amount (the "Final WC Excess"), so long as the Final WC Excess exceeds €500,000 (in which case the whole amount shall be payable and not just the excess); or

(b)
is less than the Estimated Working Capital Amount, then the Sellers shall pay to the Buyer the amount by which the Final Working Capital Amount is less than the Estimated Working Capital Amount (the "Final WC Shortfall"), so long as the Final WC Shortfall exceeds €500,000 (in which case the whole amount shall be payable and not just the excess); or

(c)	is equal to the Estimated Working Capital Amount or within the margin set out in 3.9(a) or 3.9(b) above, no payment shall be made by either the Sellers or the Buyer.

3.10	If the Final Cash Amount:

(a)	exceeds the Estimated Cash Amount, then the Buyer shall pay to the Sellers the amount by which the Final Cash Amount exceeds the Estimated Cash Amount (the "Final Cash Excess"), so long as the Final Cash Excess exceeds €100,000 (in which case the whole amount shall be payable and not just the excess); or

(b)
is less than the Estimated Cash Amount, then the Sellers shall pay to the Buyer the amount by which the Final Cash Amount is less than the Estimated Cash Amount (the "Final Cash Shortfall"), so long as the Final Cash Shortfall exceeds €100,000 (in which case the whole amount shall be payable and not just the excess); or

(c)	is equal to the Estimated Cash Amount or within the margin set out in 3.10(a)or 3.10(b) above, no payment shall be made by either the Sellers or the Buyer.

3.11	If the Final External Indebtedness Amount:

(a)
exceeds the Estimated External Indebtedness Amount, then the Sellers shall pay to the Buyer the amount by which the Final External Indebtedness Amount exceeds the Estimated External Indebtedness Amount; or

(b)
is less than the Estimated External Indebtedness Amount, then the Buyer shall pay to the Sellers the amount by which the Estimated External Indebtedness Amount exceeds the Final External Indebtedness Amount; or

(c)	is equal to the Estimated External Indebtedness Amount, no payment shall be made by either the Sellers or the Buyer.

3.12
On the Final Working Capital Settlement Date, the "Balancing Adjustment Amount" shall be determined which shall be an amount equal to the difference resulting from the following calculation FNDAA-ENDAA where:

(a)	FNDAA = the Final Net Debt Adjustment Amount as defined in clause 3.2; and

(b)	ENDAA = the Estimated Net Debt Adjustment Amount as defined in clause 3.5;
and if, FNDAA-ENDAA is:

(i)	less than zero, then, the Sellers shall pay to the Buyer an amount (expressed as a positive number) equal to the Balancing Adjustment Amount;

(ii)	more than zero, then the Buyer shall pay to the Sellers an amount equal to the Balancing Adjustment Amount; and

(iii)	equal to zero, then no payment shall be made by either the Sellers or the Buyer.

3.13	On the Final Working Capital Settlement Date:

(a)
If any amount forming part of the Final Intra-Group Non-Trade Payables exceeds the amount estimated in respect thereof in the Estimated Intra-Group Non-Trade Payables or if any amount forming part of the Final Intra-Group Non-Trade Receivables is less than the amount estimated in respect thereof in the Estimated Intra-Group Non-Trade Receivables, the Buyer shall procure that the amount of the difference in each case is paid by the relevant Chello Group Company to the relevant Sellers' Retained Group Company against payments by the Sellers to the Buyer of an amount equal thereto, in accordance with clause 3.14.

(b)	If any amount forming part of the Final Intra-Group Non-Trade Receivables exceeds the amount estimated in respect thereof in the Estimated Intra-Group Non-Trade Receivables, or if any amount forming part of the Final Intra-Group Non-Trade Payables is less than the amount estimated in respect thereof in the Estimated Intra-Group Non-Trade Payables, the Sellers shall procure that the amount of the difference in each case is paid to the relevant Chello Group Company by the relevant Sellers' Retained Group Company against payment by the Buyer to the Sellers of an amount equal thereto, in accordance with clause 3.14.
Following the making of any payments due under this clause 3.13, the Sellers and the Buyers acknowledge and agree for and on behalf of the Sellers' Retained Group and the Buyer's Group (including the Chello Group as and from Completion) respectively that no further sums shall be due and payable in respect of any Intra-Group Non-Trade Payables or Intra-Group Non-Trade Receivables. For the avoidance of doubt, if:
(x) in relation to any individual amount included within the Estimated Intra-Group Non-Trade Payables or the Estimated Intra-Group Non-Trade Receivables there is no corresponding amount included within the Final Intra-Group Non-Trade Payables or Final Intra-Group Non-Trade Receivables respectively, there shall be deemed to be a corresponding actual amount of zero; and
(y) in relation to any individual amount included within the Final Intra-Group Non-Trade Payables or Final Intra-Group Non-Trade Receivables, there is no corresponding amount included within the Estimated Intra-Group Non-Trade Payables or Estimated Intra-Group Non-Trade Receivables respectively, there shall be deemed to be a corresponding estimated amount of zero.

3.14
Any payment required to be made pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13 shall be made within five Business Days' of the Final Working Capital Settlement Date, together with interest on such amount from Completion until payment at five per cent per annum, as follows:

(a)	if the payment is due to be made by the Buyer to the Sellers, then the Buyer shall make such payment by electronic transfer of funds for same day value to the Sellers' Nominated Account; and/or

(b)	if the payment is due to be made by the Sellers to the Buyer, then the Sellers shall make such payment by electronic transfer of funds for same day value to the Buyer's Nominated Account, save that the parties acknowledge that any payment due by one party to the other party pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13 can be aggregated with and/or set-off against any other payment due to or payable by such party pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13.

3.15
Any payment made by the Sellers pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13 to the Buyer shall be a reduction of the Provisional Purchase Price and any payment by the Buyer to the Sellers pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13 shall be an increase in the Provisional Purchase Price. In addition, any payment required to be made to, or by, the Buyer pursuant to clauses 3.9, 3.10, 3.11, 3.12, and/or 3.13 shall be made to, or by, it on behalf of itself and the Additional Buyers (as applicable, based on the extent to which such payment relates to the Sale Shares or Loan Receivables purchased by it or by any of the Additional Buyers pursuant to clause 2), and the Buyer may designate one or more of the Additional Buyers to receive, or make, such payment.

3.16
The Final Purchase Price shall, to the extent practicable, and without limiting the Sellers' liability under this Agreement, be treated as adjusted by any payment made in  respect of any Claim or any claim under clause 10, clause 16, Schedule 9 or otherwise under this Agreement, and any payment made by any of the Sellers in respect of a Claim shall be treated as made on behalf of the Seller of the Chello Group Company in respect of which such Claim arose (and shall adjust the price paid to such Seller) to the

Buyer (for itself or on behalf of the Additional Buyer that purchased such Chello Group Company under clause 2).

3.17
The Headline Purchase Price and the Final Purchase Price (and any other items that are treated as consideration for applicable Tax purposes) shall be allocated among the Sale Shares and Loan Receivables (and, in respect of the amount allocated to the Shares of CCE HU and of each Target  Company that is treated on the Completion Date as a disregarded entity or partnership for U.S. federal income Tax purposes, shall be further allocated among the assets of such  Target Company (and any Chello Group Companies interests in which are directly or indirectly owned by CCE HU or any such Target Company that are treated as disregarded entities or partnerships for U.S. federal income tax purposes or for which the Sellers have consented to elections under Section 338(g) of the Code)) as follows (the "Allocation"). The Allocation shall be made in a manner consistent with Section 1060 of the Code. Solely for purposes of this clause 3.17, the Headline Purchase Price and Final Purchase Price shall not be reduced by the amounts in clauses (a) and (b) of the definition of "Headline Purchase Price".

(a)
As promptly as practicable (and in any event within 10 Business Days) following the date of this Agreement, the Sellers shall deliver to the Buyer a package of information and materials reasonably necessary for the preparation of a preliminary Allocation of the Headline Purchase Price, to (x) the DXD POL Shares and (y) the Shorts Int Shares (the "Priority Allocation").  Such package of information and materials shall include the most recent available balance sheet and most recent available interim income statements, for each of the companies specified in the preceding sentence. By no later 10 Business Days after the Sellers have provided the package referenced in the first sentence of this clause 3.17(a), the Buyer shall provide the Priority Allocation to the Sellers. The Sellers shall provide as promptly as practicable any additional information materials reasonably requested by the Buyer to prepare the Priority Allocation. Once the Buyer has provided the Seller with the Priority Allocation, such allocation shall not change.

(b)
As promptly as practicable (and in any event within 15 Business Days) following the date of this Agreement, the Sellers shall deliver to the Buyer a package of information and materials reasonably necessary for the preparation of a preliminary Allocation of the Headline Purchase Price, to (x) the Sale Shares and Loan Receivables as well as Atmedia POL Shares, (y) the preferred and common shares of CMC Inc. and the shares of each other Chello Group Company that will as of the Completion Date be treated as a corporation for US federal income tax purposes in accordance with Column (C) of Schedule 13 and (z) the shares of each Chello Group Company for which the Sellers reasonably expect the amount to be allocated to the shares of such company to be at least €10 million (the "Headline Allocation").  Such package of information and materials shall include: (i) the most recent available balance sheet and most recent available interim income statements, for each of the companies specified in the preceding sentence, (ii) a reconciliation between (A) the financial information described in clause (i) and (B) the income statements for each of the Chello Zone Business Unit, the Chello Lat Am Business Unit, the Chello Central Europe Business Unit, the DMC Business Unit and the Multicanal Business Unit in the September 2013 trading update provided by the Sellers to the Buyer prior to the Signing Date.

(c)
By the later of November 15, 2013 or 15 Business Days after the Sellers have provided the package referenced in the first sentence of clause 3.17(b), the Buyer shall provide a proposed Headline Allocation to the Sellers. The Sellers shall provide as promptly as practicable any additional information or materials reasonably requested by the Buyer to prepare the Headline Allocation.

(d)
The Sellers and the Buyer shall use all reasonable efforts to consult and cooperate regarding the preparation of the Headline Allocation, and they shall use all reasonable efforts to agree in writing (x) by November 29, 2013, to the amounts to be allocated to the Chello Latam Sale Shares, the

CMS Shares, the common stock of CMC Inc and the CMC Inc Pref Shares and Atmedia POL Shares (the "Pre-Completion Restructuring Amounts"), (y) by December 10, 2013 to the remainder of the Headline Allocation, and (z) by 31 December, 2013 to a full version of the Allocation (subject to revision pursuant to clause 3.17(e) through (g) below) (the "Initial Full Allocation"). Notwithstanding the preceding sentence, in the event that Completion occurs prior to January 15, 2014, the Sellers and the Buyer will use all reasonable efforts to agree in writing on the Initial Full Allocation prior to the Completion Date.

(e)
If any Pre-Completion Restructuring Amount cannot be agreed by November 29, 2013, then each party shall be entitled to make its own determination of such amount for the purposes of the applicable Buyer's Pre-Completion Restructuring Steps and Sellers' steps set out in paragraph 1.9 of Schedule 4; provided, that to the extent practicable and legally permissible, the agreements and other documentation pursuant to which such transactions are executed will provide for subsequent adjustments to be made to the values of shares, securities and assets transferred and the amounts of consideration provided in such transactions in a manner that is consistent with any subsequent determination of the Allocation pursuant to the procedures set forth in this clause 3.17.

(f)
In the event Completion occurs after March 31, 2014 and either the Sellers or the Buyer reasonably determine that any previously agreed Headline Allocation, Purchase Price Amounts or Initial Full Allocation should be updated to reflect current financial information, then the parties will use reasonable efforts to agree on such update prior to Completion. In addition, within 30 days after the determination of the Final Purchase Price, the Buyer shall provide to the Sellers a copy of the Buyer’s proposed Allocation of the Final Purchase Price (the "Final Allocation"). Such proposed Final Allocation shall be prepared in a manner consistent with any Headline Allocation or Initial Full Allocation agreed pursuant to clause 3.17(d).

(g)
If, within 15 days after receipt of such proposed Final Allocation, the Sellers notify Buyer in writing that the allocation of one or more items reflected in the Final Allocation is not a reasonable allocation, the Buyer and the Sellers will negotiate in good faith to resolve such dispute.  If the Buyer and the Sellers fail to resolve such dispute within 15 days, then each item in dispute shall be referred to the Independent Valuer who shall make a determination as to each item in dispute and shall approximately revise the Final Allocation to reflect such determination, with its determination and revised Final Allocation to be final (and with the fees and expenses of the accounting or valuation firm to be borne 50% by the Buyer and 50% by the Sellers and its determination to be provided within 15 Business Days of the Independent Valuer's appointment).

(h)
If the Sellers do not respond within 15 days after the Buyer delivers such proposed Allocation pursuant to clause 3.17(f), or upon resolution of the disputed items in accordance with the two preceding sentences, the Allocation shall become binding on the Sellers, the Buyer and the Additional Buyers.   Any subsequent adjustments to the Final Purchase Price shall be allocated in a manner consistent with the prior allocations made pursuant to this clause 3.17.

(i)
For all Tax purposes, the Sellers, the Buyer and the Additional Buyers agree that the Transactions will be reported in a manner consistent with the terms of this Agreement, including the Allocation as determined under this clause 3.17, and that none of them (nor any of their Affiliates) will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise.  The Sellers, the Buyer and the Additional Buyers will cooperate with each other in timely filing Forms 8594 with the US Internal Revenue Service and any corresponding US state, local or non-US Tax form consistent with the Allocation. The Sellers, the Buyer and the Additional

Buyers agree to notify the other party if a Taxing Authority challenges the Allocation under this clause 3.17.

4.	SALE CONDITIONS

4.1
The agreement to sell and buy the Sale Shares and Loan Receivables is conditional on the following conditions (the "Sale Conditions") being satisfied by 5.00pm one Business Day before the Long Stop Date:

(a)
the delivery by the Sellers to the Buyers of the Combined Financial Statements, it being understood and agreed that in the case of any period referred to in clause (b)(i)(4) or (b)(ii) of the definition of Combined Financial Statements that ends or reasonably is expected to end on or within fifteen (15) Business Days before the Completion Date, the Sale Condition set forth in this clause 4.1(a) shall be deemed to have been satisfied if the Buyers receive from the Sellers a certificate, dated the Completion Date, duly executed by a senior executive officer of each of the Sellers and in form and substance reasonably satisfactory to the Buyers, certifying that the Unaudited Combined Statements of Operations with respect to any such periods shall be delivered by the Sellers to the Buyers no later than the earlier of:

(i)	the date that is 45 days after the Completion Date; and

(ii)
ten days before the first date after the Completion Date on which the Buyer's Guarantor is required to file with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, as the case may be, to the extent either such report is required to include selected pro forma financial data reflecting the impact of the Transaction pursuant to U.S. GAAP; and

(b)	completion of the actions described in paragraph 1.2 of Schedule 4, and delivery to the Buyer of a copy of each election made pursuant to such paragraph.

4.2	The Sellers shall procure the satisfaction of the Sale Conditions set out in clause 4.1(b) as soon as practicable after the date of this Agreement and in any event not later than the Long Stop Date.

4.3
The Sellers shall use all reasonable endeavours to procure the satisfaction of the Sale Condition set out in clause 4.1(a) as soon as possible after the date of this Agreement and in any event not later than the Long Stop Date and the Buyers shall co-operate and provide reasonable assistance in connection with the same.

4.4
The Combined Financial Statements, which will be prepared using the Sellers' accounting policies, will be shared with the Buyer in draft form prior to finalization.  Subject to compliance with the definition of Combined Financial Statements in this Agreement, in the event of a disagreement regarding the content or presentation of the Combined Financial Statements, the parties expressly agree that the Sellers shall have the right to make the final determination as to the content and presentation of the Combined Financial Statements. The Buyers shall reimburse the Sellers for all out-of-pocket costs incurred by any Seller or any member of the Sellers' Retained Group in connection with the preparation of the Combined Financial Statements and the audit of the Audited Combined Financial Statements, including but not limited to audit fees and external labour or consulting fees incurred in connection with the preparation of the Audited Combined Financial Statements and the Unaudited Combined Statements of Operations.

4.5
If, at any time, a Seller or the Buyer becomes aware of a fact or circumstance that might prevent a Sale Condition being satisfied, it shall immediately inform the other party. The Sellers shall inform the Buyer of satisfaction of the relevant Sale Condition immediately on becoming aware of the same.

4.6
If the Sale Conditions have not been satisfied or waived by the Buyer by the Long Stop Date, this Agreement automatically terminates and each party's rights and obligations under this Agreement cease immediately on termination except that:

(a)	each party must continue to comply with clauses 12, 13 and 16 and each provision of this Agreement necessary for a party to enforce those clauses; and

(b)
termination of this Agreement does not affect a party's right to claim for a breach of the other party's obligations in relation to this Agreement if that breach occurred before termination and each party must continue to comply with each provision of this Agreement necessary for a party to enforce such a right.

4.7	The Buyer may in its sole discretion waive in whole or in part any Sale Condition to the extent it may wish.

5.	SELLERS' PRE-COMPLETION CONDUCT

5.1
Between Signing and Completion, the Sellers and the Buyer shall procure that procedures are put in place to ensure that Sensitive Information is only exchanged between a specified list of personnel of the Buyer and a specified list of personnel of the Sellers. The Buyer undertakes that any such information provided by the Sellers shall not be provided to any employees of the Buyer other than the individuals so listed and the Sellers undertake that any such information provided by the Buyer shall not be provided to any employees of any Seller other than the individuals so listed.

5.2
The Sellers agree to the extent permitted by law, to provide reasonable co-operation with the Buyers and procure the reasonable co-operation of (i) any Seller's Retained Group Company and (ii) (to the extent they are able through the exercise of their or a Consolidated Chello Company's rights and powers as a shareholder or partner in a Chello Group Company) the Chello Group with the Buyers in good faith in connection any necessary filings or submissions to be made by any Buyer or Additional Buyer to any Competent Competition Authority in Poland and/or Kazakhstan, in each case, in connection the business of the Chello Group that will be acquired pursuant to this Agreement, including providing all information reasonably required by the Buyers in relation to their businesses and providing all information required by such Competent Competition Authority in Poland and/or Kazakhstan.

5.3	Between Signing and Completion, the Sellers must:

(a)	comply with Schedule 4; and

(b)	ensure that each Consolidated Chello Company complies with Schedule 4; and

(c)	subject to clause 5.4 ensure (and procure that each Consolidated Chello Company ensures) that each Minority JV Company complies with Schedule 4;

5.4
The Sellers shall only be obliged to ensure (and procure that each Consolidated Chello Company ensures) the compliance of each Minority JV Company with Schedule 4 pursuant to clause 5.3 to the extent they are (or any Consolidated Chello Company is) lawfully able through the exercise of the rights and powers that the Sellers or any Consolidated Chello Company have as a shareholder or partner in any such Minority JV Company and any right or power that any Seller or any Consolidated Chello Company has pursuant to any JV Contract in respect of such Minority JV Company. The Sellers shall (and shall procure that any relevant Consolidated Chello Company shall) exercise such rights and powers to procure such Minority JV Company's compliance with Schedule 4, provided always that the Buyer acknowledges that nothing in clause 5.2 shall require any Seller (or any Consolidated Chello Company) to take any action or omit to take any action which would result in (i) a breach of any JV Contract (or any Ancillary JV Contract) or (ii) any Seller paying any cash sums or incurring any loss or liability (except for reasonable expenses in connection with the exercise of such rights and powers of the Sellers (or any Consolidated Chello Company).

5.5	As from the Signing Date up to and including the Completion Date LGIV:

(a)
must not exercise its call option pursuant to the investment agreement between LGIV, Shorts Entertainment Holding Limited, Frank Carter Pilcher and Shorts Int dated 24 October 2008 (as amended) (the "Original Shorts Call Option") to acquire any additional shares in Shorts Int without the prior written consent of the Buyers; and

(b)	will on 5 Business Days written notice from the Buyers exercise the Original Shorts Call Option.

5.6
Between Signing and Completion, the Sellers agree to provide to the Buyer (in accordance with clause 5.1), a copy of the summary of the monthly consolidated management accounts of the Chello Group (which shall (save to the extent to the contrary as a result of any legal or regulatory obligation of the Buyer's Group) be Sensitive Information) together with such other interim accounts prepared by the Chello Group as soon as is reasonably practicable and in any event within 25 days' of the end of each month, in each case subject to the terms of the Confidentiality Agreement.

5.7
The Seller shall prepare a notification to Ofcom in respect of the arrangements pursuant to this Agreement for a change in the persons having control, within the meaning of Schedule 2 of the Broadcasting Act 1990, of each Chello Group Company which is a licensee under any broadcasting licence issued by Ofcom, in the form required by Ofcom, which shall be submitted by the relevant Chello Group Company licensee as soon as practicable after the date of this Agreement and in any event no later than 28 days after the date of this Agreement.

5.8
LGIV hereby grants (for consideration of €1, receipt of which is hereby acknowledged) to the DXD POL Buyer an option to purchase (the "DXD Call Option") and the DXD POL Buyer hereby grants (for consideration of €1, receipt of which is hereby acknowledged) LGIV an option to require the DXD POL Buyer to purchase (the "DXD Put Option") the DXD POL Shares subject to the terms of this clause 5.8. Following the date of this Agreement, the Sellers shall use all reasonable endeavours (which shall include exercising all rights and powers available to them under any document and engaging in a restructuring of the holding of shares in DXD POL as reasonably required by and agreed with the Buyer but shall exclude paying any cash sums or incurring any loss or liability other than reasonable expenses in connection with exercising those rights) to enable the DXD Call Option and/or the DXD Put Option to be capable of being exercised. The Sellers shall either (i) procure that either Disney XD Poland N.V. waives, in writing, its rights to the pre-emption rights contained in the articles of association of DXD POL and the JV Contract relating to DXD POL (the "Disney XD Waiver") or (ii) issue the relevant written notice pursuant to the articles of association of DXD POL and the JV Contract relating to DXD POL to commence the pre-emption provisions in respect of all of the DXD POL Shares (the "Disney Pre-emption Notice"). If at any time after the issue of the Disney Pre-emption Notice, Disney XD Poland N.V. exercises its rights to acquire all of the DXD POL Shares from LGIV in accordance with the terms contained in the Disney Pre-emption Notice (including price):

(a)	this Agreement shall automatically terminate in respect of the DXD POL Shares so that the DXD POL Shares shall not be sold by the Sellers to the DXD POL Buyer pursuant to this Agreement; and

(b)
the definitions of "Chello Group", "JV Company", "Minority JV Company", "Sale Shares" and "Target Company" shall be automatically amended to exclude references to "DXD POL" and/or "DXD POL Shares", and

(c)	except for the termination of this Agreement in respect of the DXD POL Shares, the terms of this Agreement shall continue in respect of all other Sale Shares.
If (i) following delivery of the Disney Pre-emption Notice, Disney XD Poland N.V. does not exercise its pre-emption rights in accordance with the articles of association of DXD POL and the JV Contract relating to DXD POL or (ii) the Sellers obtain a Disney XD Waiver (each a "DXD Trigger Event"), the Sellers shall give written notice to the DXD POL Buyer of such DXD Trigger Event. Subject to compliance with the requirements of the JV Contract relating to DXD POL and the articles of association of DXD POL (including entering into a Deed of Adherence to the relevant JV Contract) and any acquisition that Disney XD Poland NV can reasonably request pursuant to the JV Contract and the articles of association relating to DXD POL, at any time following the DXD Trigger Event and for a period of 6 months following the DXD Trigger Event (the "DXD Trigger Period"), (x) the DXD Call Option may be exercised by notice in writing by the DXD POL Buyer to LGIV and (y) the DXD Put Option may be exercised by notice in writing by LGIV to the DXD POL Buyer. The price payable for the DXD POL Shares shall be DXD POL Share Price. The DXD Put Option and the DXD Call Option may be exercised in respect of all (and not some only) of the DXD POL Shares by 10 days' notice given during the DXD Trigger Period and on expiry of such notice: (1) the DXD POL Buyer shall pay the DXD POL Share Price and (2) LGIV shall deliver to the DXD POL Buyer a transfer or transfers or renounceable documents of title in respect of the DXD POL Shares in favour of the DXD POL Buyer.

5.9
LGIV hereby grants (for consideration of €1, receipt of which is hereby acknowledged) to the DXD POL Buyer an option to purchase (the "Shorts Call Option") and the DXD POL Buyer hereby grants (for consideration of €1, receipt of which is hereby acknowledged) LGIV an option to require the DXD POL Buyer to purchase (the "Shorts Put Option"), the Shorts Int Shares. Following the date of this Agreement, the Sellers shall use all reasonable endeavours (which shall include exercising all rights and powers available to them under any document and engaging in a restructuring of the holding of shares in Shorts Int as reasonably required by and agreed with the Buyer but shall exclude paying any cash sums or incurring any loss or liability other than reasonable expenses in connection with exercising those rights) to enable the Shorts Call Option and/or the Shorts Put Option to be capable of being exercised. The Sellers shall either (i) procure that either Shorts Entertainment Holding Limited waives, in writing, its rights to the pre-emption rights contained in the articles of association of Shorts Int and the JV Contract relating to Shorts Int (the "Shorts Int Waiver") or (ii) issue the relevant written notice pursuant to the articles of association of Shorts Int and the JV Contract relating to Shorts Int to commence the pre-emption provisions in respect of all of the Shorts Int Shares (the "Shorts Pre-emption Notice"). If at any time after the issue of the Shorts Pre-emption Notice, Shorts Entertainment Holding Limited exercises its rights to acquire all of the Shorts Int Shares from LGIV in accordance with the terms contained in the Shorts Pre-emption Notice (including price):

(a)	this Agreement shall automatically terminate in respect of the Shorts Int Shares so that the Shorts Int Shares shall not be sold by the Sellers to the Buyer pursuant to this Agreement; and

(b)
the definitions of "Chello Group", "JV Company", "Minority JV Company", "Sale Shares" and "Target Company" shall be automatically amended to exclude references to "Shorts Int" and/or "Shorts Int Shares", and

(c)	except for the termination of this Agreement in respect of the Shorts Int Shares, the terms of this Agreement shall continue in respect of all other Sale Shares.
If (i) following delivery of the Shorts Pre-emption Notice, Shorts Entertainment Holding Limited does not exercise its pre-emption rights in accordance with the articles of association of Shorts Int and the JV Contract relating to Shorts Int or (ii) the Sellers obtain a Shorts Int Waiver (each a "Shorts Int Trigger Event"), the Sellers shall give written notice to the DXD POL Buyer of such Shorts Int Trigger Event.

Subject to compliance with the requirements of the JV Contract relating to Shorts Int and the articles of association of Shorts Int (including entering into a Deed of Adherence to the relevant JV Contract) and any term that Shorts Entertainment Holding Limited can reasonably request pursuant to the JV Contract and articles of association relating to Shorts Int, at any time following the Shorts Int Trigger Event and for a period of 6 months following the Shorts Int Trigger Event (the "Shorts Int Trigger Period"), (x) the Shorts Call Option may be exercised by notice in writing by the DXD POL Buyer to LGIV and (y) the Shorts Put Option may be exercised by notice in writing by LGIV to the DXD POL Buyer. The price payable for the Shorts Int Shares shall be the Shorts Share Price. The Shorts Put Option and the Shorts Call Option may be exercised in respect of all (and not some only) of the Shorts Int Shares by 10 days' notice given during the Shorts Int Trigger Period and on expiry of such notice: (1) the DXD POL Buyer shall pay the Shorts Int Share Price and (2) LGIV shall deliver to the DXD POL Buyer a transfer or transfers or renounceable documents of title in respect of the Shorts Int Shares in favour of the DXD POL Buyer.

5.10
On Completion, CMPFH shall grant (for consideration of EUR 1, receipt of which is hereby acknowledged) or it shall procure that such other Sellers' Retained Group Company, which at the Completion Date owns the ZELLC shares (the "Chello ZELLC Nominee"), shall grant (for consideration EUR1, receipt of which is hereby acknowledged) to the Chello Zone Buyer an option to purchase (the "ZELLC Call Option") and the Chello Zone Buyer hereby grants (for consideration of €1, receipt of which is hereby acknowledged) CMPFH an option to require the DXD POL Buyer to purchase (the "ZELLC Put Option"), the ZELLC Shares. The parties confirm that the transfer of the ZELLC Shares to the Chello Zone Buyer is conditional on the unconditional (or with conditions reasonably acceptable to the Buyer) foreign investment approval of the Russian Governmental Commission for Control over Foreign Investments in the Russian Federation (the "Russian Commission") and the merger control approval of the Russian Federal Antimonopoly Service to the transfer of such ZELLC Shares from CMPFH (or the Chello ZELLC Nominee) to the Chello Zone Buyer (the "Russian Condition"). Following Completion, the Sellers and the Buyers shall use all reasonable endeavours to enable the ZELLC Call Option and/or the ZELLC Put Option to be capable of being exercised. The Buyers and the Sellers must co-operate in the timely preparation, submission and pursuit of all applications and filings required in connection with the satisfaction of the Russian Condition. The Chello Zone Buyer shall be primarily responsible for preparing the application to the Russian Commission under the Federal Law "On the Procedure for Foreign Investments in Companies of Strategic Significance for the Defence and Security of the State" No. 57-FZ of 29 April 2008 and the application to the Federal Antimonopoly Service under Federal Law "On Protection of Competition" No. 135-FZ of 26 July 2006. The Sellers shall use all reasonable efforts to provide all information and documents requested by the Buyer for the purposes of preparing any applications and filings and other submissions to the Russian Commission and responding to requests for further information from the Russian Commission. The Buyer must deliver a copy of any correspondence received from the Russian Commission as soon as reasonable practicable after receipt of such correspondence from the Russian Commission. In addition the Chello Zone Buyer must give the Sellers a reasonable opportunity to review and comment on any communication or correspondence with or submission to the Russian Commission in connection with the Russian Condition. For a period of 6 months following the satisfaction of the Russian Condition (the "ZELLC Trigger Period"): (x) the ZELLC Call Option may be exercised by notice in writing by the Chello Zone Buyer to CMPFH (or the Chello ZELLC Nominee) and (y) the ZELLC Put Option may be exercised by notice in writing by CMPFH (or the Chello ZELLC Nominee) to the Chello Zone Buyer. The price payable for the ZELLC Shares shall be the ZELLC Share Price. The ZELLC Put Option and the ZELLC Call Option may be exercised in respect of all (and not some only) of the ZELLC Shares by 10 days' notice given during the ZELLC Trigger Period and on expiry of such notice: (1) the Chello Zone Buyer shall pay the ZELLC Share Price and (2) CMPFH and the Chello Zone Buyer shall execute the necessary transfer documents in respect of the ZELLC Shares before the Russian notary public and undertake any other steps or provide any other documents that may be necessary to register the Buyer in the Russian Unified Register of Legal Entities (the "EGRUL") .

5.11
Following the Signing Date, the parties acknowledge that the Sellers shall procure that one or more Consolidated Chello Companies shall become the guarantor (each a "New Guarantor") of certain Chello Group Company's obligations to UEFA. As part of these arrangements such New Guarantor will procure that bank guarantees are provided to UEFA in accordance with the relevant licence agreements that exist between certain Chello Group Companies and UEFA. It is acknowledged that as a requirement for the relevant bank to provide such bank guarantee, the New Guarantor is required to pay the full amount of the bank's potential liability under the bank guarantee into a designated ring-fenced bank account with that bank. It is further acknowledged that the amount of the guarantees provided to UEFA pursuant to the various licence agreements that the Chello Group have with UEFA fluctate and accordingly the amount held in the ring-fenced bank account also fluctuates. The Sellers shall be entitled after the date of this Agreement and until Completion to withdraw any money held in the ring-fenced bank account to the extent that it is not required in connection with any bank guarantee being provided to UEFA. The Buyer undertakes to pay to the Sellers on a € for € basis on Completion an amount equal to the cash held in each designated ring-fenced bank account (with any third party bank that has provided a bank guarantee to UEFA on behalf of the Chello Group) at Completion.

5.12
The Sellers will procure that the form of the DMC Carve-Out Agreement in the form set out at Schedule 12 of this Agreement will not be amended in any material respect from the form set out in Schedule 12 and Sellers shall not amend clauses, 9.8 to 9.11 and 12.2 of the DMC Carve-Out Agreement from the form set out at Schedule 12 of this Agreement (or clauses with equivalent effect) in any respect.

5.13
Between the Signing Date and Completion, the Sellers shall co-operate with the Buyer to prepare the lists of Retained Chello Group Intellectual Property Rights which are required to be assigned to the Buyer pursuant to the IP Trade Mark and Domain Name Assignment.

6.	COMPLETION

6.1	Completion must take place on the Completion Date at the offices of the Sellers' Solicitors or at another location agreed in writing between the Buyer and Sellers.

6.2	Prior to or at Completion, the Sellers and the Buyer and the Additional Buyers must comply with their respective obligations set out in Schedule 5.

6.3
At Completion, following compliance by the Buyer, the Additional Buyers and the Sellers with their respective obligations set out in Schedule 5, the provisions of Part A of Schedule 9 take effect and the Buyer and the applicable Additional Buyer(s), as the case may be, and CCEEH, CMPFH and CMP shall procure that pursuant to the terms of the Notarial Deeds and the Notary Letter:

(a)	CMPFH and CMP shall provide the Notary with a copy of the Completion Instruction (as defined in the Notary Letter) executed on behalf of CMPFH and CMP;

(b)
CMPFH and CMP shall procure that the specified attorney(s) authorised to appear before the Notary for, and on behalf of CMPFH, CMP, CMS and Plator by means of the powers of attorney on behalf of CMPFH, CMP, CMS and Plator as referred to in paragraph 1.1(c) of Schedule 5, appear(s) before the Notary to sign the Notarial Deeds;

(c)	Subject to paragraph 1.4 of Schedule 4, CCEEH shall procure that the authorised signatories appear before the Notary to sign the Polish SPA for and on behalf of CCEEH;

(d)
the Buyer shall provide the Notary with a copy of the Completion Instruction (as defined in the Notary Letter) executed on behalf of the Buyer and/or the applicable Additional Buyer(s), as the case may be;

(e)
the Buyer shall procure that the specified attorney(s) authorised to appear before the Notary for, and on behalf of the Buyer and/or the applicable Additional Buyer(s), as the case may be, by means of the power(s) of attorney on behalf of the Buyer and/or the applicable Additional Buyer(s), as the case may be, as referred to in paragraph 2.1(c) of Schedule 5, appear(s) before the Notary to sign the Notarial Deeds; and

(f)
subject to paragraph 1.4 of Schedule 4, the Buyer shall procure that the authorised signatories appear before the Notary to sign the Polish SPA for, and on behalf of the Buyer or the applicable Additional Buyer, as the case may be.

6.4
In accordance with the Notary Letter and after receipt by the Notary of the Completion Instruction (as defined in the Notary Letter) from CMPFH, CMP and the Buyer and/or the applicable Additional Buyer(s), as the case may be, as referred to in clause 6.3, the Notary shall commence with the execution of the Notarial Deeds. Subject to paragraph 1.4 of Schedule 4, following the execution of the Notarial Deeds, the Polish SPA will be executed before the Notary by the authorised signatories on behalf of CCEEH and the Buyer or the applicable Additional Buyer, as the case may be.

6.5
Immediately following the execution of the Notarial Deeds, and in accordance with the Notary Letter, the Notary will hold the Notary Amount in the Notary Account for the benefit and account of CMPFH and CMP. The Notary shall pay out the Notary Amount to CMPFH's and CMP's respective bank accounts on the Business Day following the day of execution of the Notarial Deeds as provided for in, and in accordance with, the Notary Letter.

6.6
As soon as reasonably practicable following Completion, the Sellers shall procure that the shareholders' registers (aandeelhoudersregisters) of CMS and Plator are updated by the Notary to reflect the transfer of the CMS Shares and the Plator Shares from CMPFH and CMP to the Buyer or applicable Additional Buyers.

6.7	A party is not obliged to complete the sale and purchase of the Sale Shares and Loan Receivables unless:

(a)	the other party complies with all its obligations in Schedule 5;

(b)	the sale, purchase and transfer of all the Sale Shares and Loan Receivables is completed simultaneously.

6.8	If a party ("defaulting party") fails to comply with any of its obligations in Schedule 5, the other party may, by notice to the defaulting party:

(a)
elect to proceed to Completion so far as reasonably practicable and set another date on which the defaulting party must comply with those obligations which it has failed to comply with on the Completion Date; or

(b)	postpone Completion to a Business Day not more than the last Business Day of the month after the Completion Date; or

(c)	terminate this Agreement by giving notice of termination to the defaulting party with immediate effect, in which case clause 6.10 applies.

6.9
If a party postpones Completion to another date in accordance with clause 6.8(b), the provisions of this Agreement apply as if that other date is the Completion Date and references to the Completion Date will be construed as if they were references to that other date.

6.10	If a party terminates this Agreement pursuant to clause 6.8(c):

(a)	the defaulting party must indemnify it on demand against:

(i)	each loss, liability and cost which it has incurred in connection with negotiating, preparing, signing or implementing a Transaction Document; and

(ii)	each cost which it incurs in enforcing its rights under clause 6.10(a)(i); and

(b)	each party's further rights and obligations cease immediately on termination except that:

(i)	each party must continue to comply with clauses 14, 15 and 19 and each provision of this Agreement necessary for a party to enforce those clauses; and

(ii)
termination of this Agreement does not affect a party's right to claim for a breach of the other party's obligations in relation to this Agreement if that breach occurred before termination and each party must continue to comply with each provision of this Agreement necessary for a party to enforce such a right.

6.11	For the purposes of clause 6.7 to 6.10 inclusive a “party” means (a) the Sellers on the one hand and (b) the Buyer and the Additional Buyers on the other.

7.	SELLERS' WARRANTIES

7.1
The Sellers jointly and severally warrant to the Buyer (on behalf of itself and the Additional Buyers) that each Sellers' Warranty is true and accurate at the Signing Date. Immediately before Completion the Sellers jointly and severally warrant to the Buyer (on behalf of itself and the Additional Buyers) that each Sellers' Warranty is true and accurate by reference to the facts and circumstances as at such time.

7.2
Each Sellers' Warranty is a separate and independent statement and (except as expressly provided by this Agreement) is not limited or otherwise affected by any other Sellers' Warranty or by any other provision of this Agreement.

7.3	The only Sellers' Warranties given:

(a)
in respect of Intellectual Property are the IP Warranties and none of the other Sellers' Warranties is or will be interpreted as being a warranty, statement or representation relating to Intellectual Property;

(b)
in respect of failure or breakdown of computer systems, viruses or potential harmful program codes contained in computer systems and/or the use of material standard computer systems pursuant to valid licence agreements ("Information Technology Matters") are the IT Warranties and none of the other Sellers' Warranties is or will be interpreted as being a warranty, statement or representation relating to Information Technology Matters;

(c)
in respect of employment or consultancy matters (other than retirement benefit matters) are those set out in paragraphs 16.1 and 17.1 of Schedule 6 and the Employment Warranties and none of the other Sellers' Warranties is or will be interpreted as being a warranty, statement or representation relating to employment or consultancy matters (other than retirement benefit matters); and

(d)
in respect of retirement benefit matters are the Pension Warranties and none of the other Sellers' Warranties is or will be interpreted as being a warranty, statement or representation relating to retirement benefit matters.

7.4
The Buyer is not entitled to claim that a fact, matter or circumstance causes a Sellers' Warranty (but not a Fundamental Warranty) to be untrue or inaccurate, to the extent that the fact, matter or circumstance is:

(a)	(other than in respect of those Sellers’ Warranties set out in paragraphs 12, 13, 18 and 19 of Schedule 6) fairly disclosed in the Data Room Information;

(b)
(other than those Sellers’ Warranties set out in paragraphs 12, 13, 18 and 19 of Schedule 6) disclosed on the face of the Vendor Financial Due Diligence Report, the Vendor Legal Due Diligence Report or the Vendor Tax Book;

(c)
in respect of the IP Warranties, fairly disclosed in (i) the folders 6.1.4, 6.2.4, 6.3.3, 6.4.4 and 6.5.3 of the "Chess" folder of the Data Room Information; or (ii) folder 6.4.4. of the "Unredacted" folder of the Data Room Information;

(d)	in respect of the IT Warranties, fairly disclosed in folder 11 of the "Chess" folder of the Data Room Information;

(e)
in respect of the Employment Warranties and the Pension Warranties, fairly disclosed in (i) folder 8 of the "Chess" folder of the Data Room Information; or (ii) folder 8 of the "Unredacted" folder of the Data Room Information;

(f)	fairly disclosed in or by the Disclosure Letter or, subject to clause 7.7 below the Completion Disclosure Letter; or

(g)	at the Signing Date, within the Buyer's Awareness.
No other knowledge (actual, constructive or imputed) of the Buyer relating to any Chello Group Company prevents or limits a claim made by the Buyer for breach of clause 7.1. The Sellers may not invoke the Buyer's knowledge (actual, constructive or imputed) of a fact, matter or circumstance other than as expressly referred to in clause 7.3(a), (b) or (c) above as a defence to a claim for breach of clause 7.1 or to reduce any amount recoverable.

7.5
Subject to clause 7.6 where a Sellers' Warranty is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information or belief" or a similar expression, those expressions refer to the actual knowledge at the date of this Agreement of those individuals of the Sellers detailed in Schedule 11 but only in respect of those undertakings as set opposite such individual's name in column (2) of Schedule 11, together with such knowledge as those individuals would have had in respect of the group of undertakings as set opposite such individual's name in column (2), of Schedule 11 having made reasonable enquiries.

7.6
Where the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information or belief" or a similar expression is used in reference to a JV Company (including, without limitation any 50/50 JV Company or any Minority JV Company), such awareness shall be limited to:

(a)
the actual knowledge at the date of this Agreement of those individuals of the Sellers detailed in Schedule 11 but only in respect of those JV Companies as are set opposite such individual's name in column (2) of Schedule 11;

(b)
the information those individuals detailed in Schedule 11 who are entitled to attend board meetings of any such JV Company has received at any such board meeting or in preparation of such board meeting (such as through the issue of a management pack prior to any board meeting); and

(c)
the information which any Consolidated Chello Company or Seller's Retained Group Company has received from any such JV Company as a shareholder or as the case may be member of any such JV Company or pursuant to the terms of any JV Contract or JV Ancillary Contract.

7.7	No fact, matter or circumstance disclosed in or by the Completion Disclosure Letter or any attachment or annex to the Completion Disclosure letter prevents or limits any Claim:

(a)	where the fact, matter or circumstance referred to in the Completion Disclosure Letter first arises at any time prior to or on the date of this Agreement;

(b)
where the aggregate amount recoverable from the Sellers in respect of such Claim would but for (i) any such disclosure and (ii) clause 8 exceed €2,000,000 (and for the avoidance of doubt where any such Claim exceeds €2,000,000 the whole amount and not just the excess shall be recoverable); or

(c)	in connection with any of the Fundamental Warranties or the Seller's Warranty set out in paragraph 1.6 of Part B of Schedule 9.

7.8
The Sellers agree not to bring any claim which they may have against a Chello Group Company or a present or former officer, director or employee of a Chello Group Company, arising out of any information or advice provided (or omitted to be provided) by any such person on which the Sellers relied when making a representation, giving a Sellers' Warranty, preparing the Disclosure Letter or otherwise agreeing to the terms of a Transaction Document.

7.9
The Buyer agrees not to bring any claim which it may have against a Sellers' Retained Group Company (other than the Sellers) or a present or former officer, adviser, director or employee of a Sellers' Retained Group Company or a Chello Group Company, arising out of any information or advice provided (or omitted to be provided) by any such person on which the Buyer relied when agreeing to the terms of a Transaction Document.

7.10	Clauses 7.8, 7.9 and 8 do not apply to a claim against a person who has acted fraudulently.

8.	LIMITATIONS ON SELLERS' LIABILITY
The provisions of Schedule 8 apply to impose limitations on the Sellers' liability under the Transaction Documents.

9.	BUYER'S WARRANTIES

9.1
The Buyer and any Additional Buyer warrant to the Sellers that the Buyer's Warranties are true and accurate at the Signing Date. Immediately before Completion the Buyer warrants to the Sellers that each Buyer's Warranty is true and accurate by reference to the facts and circumstances as at such time.

9.2
Each Buyer's Warranty is a separate and independent statement and (except as expressly provided by this Agreement) is not limited or otherwise affected by any other Buyer's Warranty or by any other provision of this Agreement.

10.	POST-COMPLETION OBLIGATIONS AND SEPARATION ISSUES
De-branding

10.1
Save as expressly permitted pursuant to clause 10.2, no Buyer's Group Company may at any time after Completion represent itself or permit itself to be held out as being in any way connected with a Sellers' Retained Group Company.

10.2	The Buyer must make sure that within a period of six (6) months starting on the day after the Completion Date, each Chello Group Company:

(a)
removes from any of its business materials (including signage, stationery, order forms, website and email signatures) the name "Liberty" or "UPC" or any other name, mark or logo which is similar to "Liberty" or "UPC" in which the Sellers are interested and any reference to a Chello Group Company being part of the same Group as the Sellers; and

(b)
changes the name of each Chello Group Company which at Completion uses the name "Liberty" or "UPC" in its corporate name to a name which does not use "Liberty" or "UPC" or any other name similar to "Liberty" or "UPC".

10.3
Save as expressly permitted pursuant to clauses 10.4 and 10.5, no Sellers' Retained Group Company may at any time after Completion represent itself or permit itself to be held out as being in any way connected with a Buyer's Group Company.

10.4
The Sellers must make sure that within a period of six (6) months starting on the day after Completion Date, each Sellers' Retained Group Company changes the name of each Sellers' Retained Group Company which at Completion uses the name "Chello" in its corporate name to a name which does not use "Chello" or any other name similar to or associated with "Chello".

10.5
The Buyer acknowledges that the Retained Domain Names are used to underpin elements of the Sellers' Group's back office infrastructure and in historic non-competitive UPC broadband customer services. Notwithstanding the various obligations to the contrary in this Clause 10, the Sellers' Group may continue to use the Retained Domain Names on a royalty-free basis in perpetuity for its back office infrastructure and to provide legacy customer email services in the manner provided at the date of Completion.

10.6	Following the expiry of the period referred to in clause 10.4 above, no Sellers' Retained Group Company may at any time after Completion:

(a)	represent itself or permit itself to be held out as being in any way connected with a Buyer's Group Company; or

(b)	use, or interfere with the use by a Buyer's Group Company or any of its licensees of, any name, mark or logo in which the Sellers are interested or use any confusingly similar name, mark or logo.
Access to Records and Audited Combined Financial Statements Comfort Letters

10.7
After Completion, the Buyer will (subject to reimbursement from the Sellers for any reasonable out-of-pocket costs or expenses) provide in a timely manner such reasonable assistance as is requested by the Sellers in connection with any Tax Returns required to be made by any Sellers' Retained Group Company (including information returns, amended returns and claims for refunds) or any Tax audit or other administrative or judicial proceeding relating to Taxes. Without limiting the foregoing, the Buyer shall permit in a timely manner, and must ensure that each Chello Group Company permits in a timely manner upon reasonable prior notice and during normal working hours, the Sellers and their representatives to have reasonable access to, and to take copies of, the books, records and documents of the Chello Group, including (without limitation) Tax Returns, financial statements and related information to the extent that they are within the Chello Group's possession (and relate to any Tax or accounting period that ends on or prior to, or that includes, the Completion Date). The Buyer shall make employees available on a timely basis upon reasonable notice to respond to requests of the Sellers under this clause 10.7 and shall retain all Tax Returns, and all material records or other documents relating to Tax matters of the Chello Group for the taxable period that includes the Completion Date and for all prior taxable periods until the later of: (i) the expiration of the statute of limitations in respect of the taxable periods to which such Tax Returns and other documents relate; and (ii) six (6) years following the last date for due filing of such Tax Returns.

10.8	After Completion, the Sellers must:

(a)
(subject to reimbursement from the Buyer for any reasonable out-of-pocket costs or expenses) permit, and must ensure that each other Sellers' Retained Group Company permits upon reasonable prior notice and during normal working hours, the Buyer and its representatives to have reasonable access to, and to take copies of, the books, records and documents of or relating to a Chello Group Company or a Sellers' Group Company including (without limitation) Tax Returns, financial statements and related information to the extent that:

(i)	they relate to a Chello Group Company in respect of a period prior to Completion or in the case of information relating to a Sellers' Group Company, they relate to any transaction undertaken in connection with or in contemplation of the Transactions (including the Restructuring Paper); and

(ii)	in either case they are reasonably required by the Buyer to comply with any relevant law or regulations or in connection with the Buyer accounting obligations or Tax affairs,
and

(b)
upon receipt of a written request at any time following Completion, the Sellers shall use their commercially reasonable efforts to cause the independent registered public accounting firm that completed the audit of the Audited Combined Financial Statements to promptly, and at the Buyers cost, provide (1) a written consent to the inclusion of its unqualified audit opinion in appropriate filings by the Buyer's Guarantor and its affiliates with the SEC and (2) customary comfort letters in connection with any offerings or placements of securities by the Buyer's Guarantor or its affiliates that include or incorporate the Combined Financial Statements, including providing such independent registered public accounting firm with supporting schedules and management representations. The Buyer's Guarantor shall use its commercially reasonable efforts to provide a written request to the Sellers as far in advance as is practicable and at least five days in advance of the date that any such consent or comfort letter is expected to be required.

Without limiting the foregoing, in the event the Buyer makes or causes to be made an election under Section 338(g) of the Code with respect to any Chello Group Company (with the prior written consent of the Sellers), (i) the Buyer shall notify Sellers of such election at least 30 days before the due date for the election and (ii) the Sellers shall provide promptly (and in any event within 15 days after the notice described in (i) has been provided) the name of any person in the Seller's Group to which notice must be provided under Treasury Regulation Section 1.338-2(e)(4).
Upstream and Downstream Guarantees and Loral Agreement

10.9	Subject to clause 10.10, the Buyer must procure the release as soon as reasonably practicable after Completion of each Sellers' Retained Group Company from:

(a)
its obligations under all guarantees, indemnities, bonds, contracts of suretyship, letters of comfort and third party charges and undertakings ("Downstream Guarantees") given in respect of the liabilities or obligations of a Chello Group Company which were fairly disclosed to the Buyer prior to the date of this Agreement including any liabilities accrued under any Downstream Guarantee prior to Completion; and

(b)
its obligations as from Completion under any assignment, novation, transfer or contract which was fairly disclosed to the Buyer prior to the date of this Agreement pursuant to which the benefit of an agreement has been assigned, novated or transferred from a Sellers' Retained Group Company to a Chello Group Company and such Sellers' Retained Group Company remains liable to a third party under the agreement but excluding any such obligations accrued prior to Completion,

(each a "Sellers' Obligation").
The Sellers shall provide reasonable assistance to the Buyer in connection with the release of each Seller's Obligation and the Buyer shall without prejudice to any of the Buyer's rights or remedies under this Agreement indemnify and keep indemnified each Sellers' Retained Group Company against all costs, claims, expenses, losses, damages, liabilities and proceedings which it or any of them may incur or suffer under or in connection with a Sellers' Obligation.

10.10
As and from Completion, the Buyer's Guarantor shall indemnify and keep indemnified LGEBV and, in respect of the lease entered into by a Consolidated Chello Company for the property at Berghaus Plaza, Koningin Wilhelminaplein, 2-4, 1062 HK, Amsterdam, the Netherlands (the "Berghaus Lease"), any Sellers' Retained Group Company that is a guarantor of such Berghaus Lease against all costs, claims, expenses, losses, damages, liabilities and proceedings which LGEBV and/or such Sellers' Retained Group Company may incur or suffer in connection with the Loral Agreement and/or the Berghaus Lease in each case accruing as from Completion in respect of a demand made under the guarantee given in respect of the Loral Agreement in such form as at the Signing Date or the Berghaus Lease (as the case may be) until such time as the Buyer's Guarantor replaces (i) LGEBV as the contracting party the Loral Agreement and (ii) such Sellers' Retained Group Company as the guarantor to the Berghaus Lease save to the extent such costs, claims, expenses, losses, damages, liability or processing arise from the acts or omissions of a Seller or Sellers' Retained Group Company. As and from Completion, the Buyer's Guarantor shall use all reasonable endeavours to promptly procure the replacement of (i) LGEBV as the contracting party to the Loral Agreement and (ii) any such Sellers' Retained Group Company as the guarantor to the lease in respect of the Berghaus Lease by a Buyer or Group Company and the Sellers must co-operate with the Buyer's Guarantor and provide reasonable assistance in connection with such replacement.

10.11	The Sellers shall procure the release as soon as reasonably practicable after Completion of each Chello Group Company from:

(a)
its obligations under all guarantees, indemnities, bonds, contracts of suretyship, letters of comfort and third party charges and undertakings ("Upstream Guarantees") given in respect of the liabilities or obligations of a Seller’s Group Company (other than a Chello Group Company) including any liabilities under any Upstream Guarantees accrued prior to Completion; and

(b)
its obligations under any assignment, novation, transfer or contract pursuant to which the benefit of an agreement has been assigned, novated or transferred from a Chello Group Company to a Seller’s Group Company (other than a Chello Group Company) and such Chello Group Company remains liable to a third party under the agreement including any such obligations accrued prior to Completion,

(each a "Buyer’s Obligation").
The Buyers shall provide reasonable assistance to the Sellers in connection with the release of each Buyer's Obligation and the Sellers shall indemnify and keep indemnified each Chello Group Company against all costs, claims, expenses, losses, damages, liabilities and proceedings which it or any of them may incur or suffer under or in connection with a Buyer’s Obligation.
Preservation of CMC SPA Claims

10.12
The Sellers agree not to and must not bring (and must procure that each Sellers' Retained Group Company do not bring) any claim or legal, arbitral, administrative, regulatory or other action or proceedings under or in connection with the CMC SPA unless required in writing by the Buyer to do so, subject to reimbursement by the Buyer of the Sellers' (and Sellers' Retained Group Companies') reasonable costs and expenses of so doing.

Insurance

10.13
In respect of any fact matter or circumstance arising after the Completion Date, the Buyer shall not, and shall cause each Buyer's Group Company (including each Consolidated Chello Company and, to the extent within the Buyer's power, each JV Company after Completion) not to, assert, by way of claim, action, litigation or otherwise, any right to any insurance policy held by the Sellers' Retained Group (each a "Sellers' Insurance Policy") or any benefit under any such Sellers' Insurance Policy. The Sellers and each Sellers' Retained Group Company shall retain all right, title and interest in and to the Sellers' Insurance Policies, including the right to any credit or return premiums due, paid or payable in connection with the termination thereof. In addition, at Completion, the Buyer shall release, and shall cause each Buyer's Group Company, including each Consolidated Chello Company and, to the extent within the Buyer's power, each JV Company, to release, all rights to all Sellers' Insurance Policies or similar insurance which covered any Consolidated Chello Company or any JV Company prior to the Completion Date. All Sellers' Insurance Policies issued prior to the Completion Date in the name of or to the Target Company or any Consolidated Chello Company shall remain with the Sellers' Retained Group.
Incentives and Employment-related Matters

10.14
The Sellers' acknowledge that the Buyer may wish to discuss matters arising out of the Transaction and/or post-Completion matters with the Key Employees or other Employees who are senior managers. The Sellers therefore undertake to co-operate in good faith with the Buyer to facilitate any such discussions which the Buyer may reasonably request and to provide the Buyer with reasonable access to the Key Employees or other Employees who are senior managers between the Signing Date and the Completion Date.

10.15
The Sellers will procure that a Chello Group Company makes an offer of employment to Mike Moriarty and Daniel Verwer sufficiently in advance of the Completion Date (so that the offer can reasonably be accepted before that date) on the same terms and conditions as those set out in their respective contracts of employment with Chellomedia Services Limited. In the event that they accept such offers, Mr Moriarty and Mr Verwer will both be considered Employees and Key Employees for the purposes of this Agreement.

10.16
If an employee (other than an Employee) of the Seller Group establishes or asserts against a Chello Group Company that his or her employment has or should have transferred to a Chello Group Company under the Transfer Legislation (or otherwise) as a result of the Transaction, including the termination of any group service arrangement identified at disclosure 11.3(i) of the Disclosure Letter (each an "Undisclosed Employee") then:

(a)
the Chello Group Company shall within fourteen days of being so informed state whether or not it wishes to employ the employee. If the Chello Group Company wishes to employ the employee, it shall within a further seven days offer him or her employment. If the Chello Group Company does not wish to employ the employee, it may within the same further seven days terminate the Undisclosed Employee's contract of employment;

(b)
the Sellers shall indemnify the Buyer for itself and any Chello Group Company against each loss, liability and cost arising under or in connection with the Undisclosed Employee's contract of employment and its termination; and

(c)
the Sellers shall indemnify the Buyer for itself and any Chello Group Company against each loss, liability and cost arising under or in connection with any breach by a Seller Group Company of an information or consultation obligation under the Transfer Legislation which occurs before Completion in connection with an Undisclosed Employee.

10.17
The Sellers shall indemnify the Buyer for itself and any Chello Group Company against each loss, liability and cost arising under or in connection with any redundancies made by any Chello Group Company within the period from and including the date falling twelve months prior to Completion (including claims that such redundancies are automatically unfair under the Transfer Legislation) to the extent such costs are not included in the Completion Statement, such costs to include any statutory and contractual redundancy payments, payments of salary and benefits in lieu of notice and ex-gratia redundancy payments, any legal costs, expenses and awards made by an employment tribunal or court, as well as any other compensation payable arising from the fact that an employee or former employee has been dismissed as redundant..

10.18
The provisions of clauses 10.19, 10.20, 10.21 and 10.22 only apply if, after Completion any shares, or interest in shares, in either case in the share capital of Liberty Global plc or another member of its Group are acquired by, released to or otherwise vest in an Employee (each a "Relevant Share Plan Member") under an Employee Share Plan operated by Liberty Global plc or another member of its Group and that acquisition, release, vesting or grant gives rise to an obligation on the Buyer or a Chello Group Company to pay or account for income tax, primary Class 1 National Insurance contributions, employee social security contributions or other taxes payable to a Tax Authority or an amount arising under a similar obligation in respect of that acquisition, release, vesting or grant (a "Share Plan Tax Liability"). In clauses 10.19, 10.20, 10.21 and 10.22 an acquisition, release, vesting or grant of the kind described in this clause, which gives rise to a Share Plan Tax Liability is referred to as a "Share Plan Tax Liability Event".

10.19
The Buyer or the relevant Chello Group Company must, within 3 Business Days after its receipt of a notice from the Sellers requesting information for the purpose of calculating the Share Plan Tax Liability, give that information to the Sellers.

10.20	The Sellers must:

(a)	make sure that the Relevant Share Plan Member participates in any facility Liberty Global plc or another member of its Group operates for the collection of a Share Plan Tax Liability;

(b)	calculate the amount of the Share Plan Tax Liability;

(c)	notify the Buyer, within 5 Business Days starting on the first day of the month following the month in which the Share Plan Tax Liability Event occurs, of:

(i)	the occurrence of that Share Plan Tax Liability Event and the identity of the affected Relevant Share Plan Member;

(ii)
details of any shares or interest in shares acquired, released, vested or granted, including the number of shares, the price (if any) paid by the Relevant Share Plan Member for them and their market value;

(iii)	the amount of the Share Plan Tax Liability and the date it arose; and

(iv)	any other information required to calculate the Share Plan Tax Liability;

(d)	notify the Relevant Share Plan Member, within 5 Business Days starting on the first day of the month following the month in which the Share Plan Tax Liability Event occurs:

(i)	of the amount of the Relevant Share Plan Member's Share Plan Tax Liability; and

(ii)
that the Relevant Share Plan Member must pay (to the extent they have not already done so) to Liberty Global plc or another member of its Group (on behalf of the Buyer or the relevant Chello Group Company) an amount equal to that Share Plan Tax Liability; and

(e)
pay the Share Plan Tax Liability to the Buyer or the relevant Chello Group Company within 15 Business Days starting on the first date of the month following the month in which the Share Plan Tax Liability Event occurs.

10.21
After Completion, the Buyer or the relevant Chello Group Company must pay any Share Plan Tax Liability arising on the occurrence of a Share Plan Tax Liability Event to each relevant Tax Authority within the applicable time limit and submit all reports and information to the relevant Tax Authority in connection with the Share Plan Tax Liability Event.

10.22
The Sellers undertake to pay to the Buyer or the relevant Chello Group Company an amount equal to any employer's National Insurance contributions paid by the Buyer or the relevant Chello Group Company arising on the occurrence of a Share Plan Tax Liability Event in respect of a Relevant Share Plan Member within 15 Business Days starting on the first date of the month following the month in which the Share Plan Tax Liability Event occurs.

10.23
The Sellers agree and acknowledge that the Completion Bonuses are for their account and shall be dealt with accordingly pursuant to Schedule 10, Part C. Consequently, the Sellers shall indemnify the Buyer and any Chello Group Company against each loss, liability and cost arising under or in connection with any claims made by any Senior Employee in respect of any Completion Bonus (which shall, for the avoidance of doubt, exclude the Senior Employee Severance Arrangements but shall include any claim by a Senior Employee that the Completion Bonuses have not been paid in full or to the maximum amount permitted) together with any amount that the Buyer and/or any Chello Group Company is required to pay to a Tax Authority (including Pay-As-You-Earn, withholding tax, employer's National Insurance Contributions, employee's National Insurance Contributions, social security contributions, social tax liabilities and similar contributions payable to a Tax Authority but excluding any amount that may be withheld from any such bonus) as a result of such bonus payment being made to any such Senior Employee except that the Sellers shall not be liable under this clause 10.23 to the extent that (i) any such loss, liability and/or cost or amount required to be paid to a Tax Authority has been included in the Estimated Working Capital Amount and/or the Final Working Capital Amount and/or (ii) Trapped Cash has been used by the Sellers or any Chello Group Company prior to Completion to pay the Completion Bonuses and/or any amount due to any Tax Authority as a result of such bonus payment being made.

10.24
Paragraph 7.1 of Schedule 8 applies to clauses 10.16, 10.17 and 10.23 as if (mutatis mutandis) the subject matter of a claim under such clauses were a Relevant Matter under that paragraph. Paragraph 7.2(b) of Schedule 8 shall not apply to any claim under clauses 10.16, 10.17 and 10.23.

10.25
The Buyer undertakes to the Sellers (for the benefit of each Senior Employee) and agrees to procure that following Completion each Chello Group Company shall on any termination that falls within the terms of the Senior Employee Severance Arrangements pay to each and any Senior Employee who has entered into a Special Compensation Letter prior to Signing a payment on the terms set out in those arrangements, and, the Buyer shall indemnify the Sellers for themselves and any Sellers' Retained Group Company against each loss, liability and cost arising under or in connection with an allegation by a Senior Employee who has entered into a Special Compensation Letter prior to Signing that a Chello Group Company has at any time after Completion failed to pay him or her a severance payment on termination in accordance with the Senior Employee Severance Arrangements.

10.26	The Buyer acknowledges that the Sellers have disclosed their approach to making redundancy payments to UK Employees at document 8.2.4 of the un-redacted folder in Data Room Information.

10.27
The Sellers shall pay to the Buyer on demand an amount equal to each loss, liability and cost incurred by CMS which directly arises in respect of any claims made by Kailai Yung, Evelyn Ogunbiyi and/or Linzi McRae and who are not members of the Nationale-Nederlanden Prestatie Pensioen or their relatives claiming accrual rights or entitlements under that scheme in respect of the period prior to the Completion Date.

Tax

10.28
The Buyer shall only make an election under Section 301.7701-3 of the Treasury Regulations for a Chello Group Company that is effective beginning on or prior to the Completion Date, or any comparable elections available under state or local Tax law, in connection with the Transactions (a "Tax Classification Election") (it being understood, however, that an election made to cause a Chello Group Company to have the classification set forth in Column (C) of Schedule 12 shall not be a Tax Classification Election) if it has received the prior written consent of the Sellers to do so. The Buyer shall only make an election under Section 338 of the Code for a Chello Group Company, or any comparable elections available under state or local Tax law, in connection with the Transactions (a "338 Election") (it being understood, however, that any election under Section 338 of the Code for CCE HU or CMC Inc shall not be a 338 Election, and shall for purposes of clauses this clause 10.28 be treated as having been consented to by the Sellers) if it has received the prior written consent of the Sellers to do so. The Buyer must indemnify and keep indemnified each Sellers' Retained Group Company against all Taxes, costs, claims, expenses, losses, damages, liabilities and proceedings which it or any of them may incur or suffer as a result of any Tax Classification Election or 338 Election being made without the prior written consent of the Sellers. In the event the Buyer requests the Sellers' consent for a Tax Classification Election or 338 Election and pays the Sellers' reasonable out-of-pocket costs and expenses of preparing such calculation, the Sellers shall provide, in a reasonably prompt manner, a calculation showing in reasonable details any incremental Taxes (determined on a "with-and-without" basis) that will be incurred by the Sellers' Retained Group Companies as a result of such Tax Classification Election or 338 Election (the "Incremental Tax Amount"). In the event the Buyer agrees in writing to pay, and within 90 days after entering into such agreement pays, the Incremental Tax Amount, the Sellers shall be treated for purposes of this Agreement as having consented to the Tax Classification Election or 338 Election to which such Incremental Tax Amount relates. In connection with any Tax Classification Election or 338 Election, or otherwise where a Target Company, JV Company or Minority JV Company is classified for U.S. tax purposes as a partnership or disregarded entity, the allocation of purchase price (and liabilities) among the assets of the relevant Target Company, JV Company or Minority JV Company, as the case may be, shall be determined in accordance with clause 3.17 and the Buyer shall comply with the requirements of clause 3.17(i) with respect to such a determination. For purposes of this clause 10.28, the “with-and-without” basis for calculating incremental Taxes shall be determined in the following manner: (i) identify the relevant US federal, state and local Taxes and Reliefs of the Sellers' Retained Group Companies that have been affected by the Tax Classification Election or 338 Election, as the case may be, (ii) determine the aggregate amount of such Taxes incurred by the Sellers' Retained Group Companies (or for which Sellers are liable under this Agreement), and the net present value of such Reliefs utilized by the Sellers' Retained Group Companies (using the highest marginal tax rate in the applicable jurisdictions), after taking into account all of the Tax consequences of the Tax Classification Election or 338 Election, as the case may be and (iii) compare the result in (ii) to the hypothetical aggregate amount of such Taxes that would have been incurred by the Sellers' Retained Group Companies (or for which the Sellers' Retained Group Companies would have been liable under this Agreement), and the hypothetical net present value of such Reliefs that would have been utilized by the Sellers' Retained Group Companies (using the highest marginal rate in the applicable jurisdictions) if the Tax Classification Election or 338 Election, as the case may be, had not been made. In addition, (i) with respect to taxable years (or portions thereof) that begin on or after the Completion Date and end no later than the date (if any) that the ZELLC Shares are transferred to the Chello Zone Buyer pursuant to clause 5.10, the Sellers, the Buyer and their respective Affiliates shall cooperate and act reasonably regarding US federal, state and local Tax reporting with respect to ZELLC, including providing one another information reasonably requested in order to comply with relevant US federal, state or local Tax reporting obligations, and (ii) the Sellers shall procure that ZELLC makes (or has in effect) a valid election under Section 754 of the Code with respect to the taxable period that includes the date the ZELLC Shares are transferred to the Chello Zone Buyer pursuant to clause 5.10.

10.29	The Buyer must indemnify and keep indemnified each Sellers' Retained Group Company and each Chello Group Company against all reasonable out-of-pocket costs and expenses (aside from Taxes) and all incremental Taxes (determined on a "with-and-without" basis) incurred as a result of any Buyer's Pre-Completion Restructuring Steps (excluding, however, any Taxes incurred by reason of Sections 951 through 965 or Section 1248 or otherwise under the Code and US state or local Taxes). For purposes of this clause 10.29, the “with-and-without” basis for calculating incremental Taxes shall be determined in the following manner: (i) identify the relevant Taxes and Reliefs of the Sellers' Retained Group Companies and the Chello Group Companies that have been affected by the Buyer's Pre-Completion Restructuring Steps, as the case may be, (ii) determine the aggregate amount of such Taxes incurred by the Sellers' Retained Group Companies and the Chello Group Companies (or for which Sellers are liable under this Agreement), and the net present value of Reliefs (other than any Completion Reference Balance Reliefs or Ring-fenced Tax Assets) utilized by the Sellers' Retained Group Companies and the Chello Group Companies (using the highest marginal tax rate in the applicable jurisdictions), after taking into account all of the Tax consequences of the Buyer's Pre-Completion Restructuring Steps, as the case may be and (iii) compare the result in (ii) to the hypothetical aggregate amount of Taxes that would have been incurred by the Sellers' Retained Group Companies and the Chello Group Companies (or for which the Sellers would have been liable under this Agreement), and the hypothetical net present value of Reliefs (other than any Completion Reference Balance Reliefs or Ring-fenced Tax Assets) that would have been utilized by the Sellers' Retained Group Companies and the Chello Group Companies (using the highest marginal rate in the applicable jurisdictions) if the Buyer's Pre-Completion Restructuring Steps had not been implemented.
Releases

10.30	With effect from Completion:

(a)	the Sellers irrevocably release (and shall procure the irrevocable release by every Seller's Retained Group Company of) each Chello Group Company from:

(i)
all claims and demands of each Seller's Retained Group Company against each Chello Group Company (including by way of rights of subrogation and/or contribution arising by any means whatsoever including by virtue of the transfer of any assets to the Chello Group); and

(ii)	all liabilities of each Chello Group Company to each Seller's Retained Group Company arising at any time up to and including the Completion Date, other than any claims, demands or liabilities in respect of (i) the Final Intra-Group Non-Trading Payables and Final Intra-Group Non-Trading Receivables (which shall be dealt with pursuant to clause 3.6 and 3.13); (ii) accounts payable and other liabilities included in the Final Working Capital Amount as set out in the Completion Statement, (iii) the TSA and the DMC TSA, (iv) any other agreement between a Seller's Group Company and a Buyer's Group Company expressly identified in that agreement as a Transaction Document, and (v) any amounts owed by or to any Chello Group Company in the ordinary course of business to or by any Sellers' Retained Group Company; and

(b)	the Buyer shall procure that each Chello Group Company shall irrevocably release (and shall procure the irrevocable release by every Chello Group Company of) each Sellers' Retained Group Company from:

(i)
all claims and demands of each Chello Group Company against each Sellers' Retained Group Company (including by way of rights of subrogation and/or contribution arising by any means whatsoever including by virtue of the transfer of any assets to the Sellers' Retained Group); and

(ii)	all liabilities of each Sellers' Retained Group Company to each Chello Group Company arising at any time up to and including the Completion Date, other than any claims, demands or liabilities in respect of (i) the Final Intra-Group Non-Trading Payables and Final Intra-Group Non-Trading Receivables (which shall be dealt with pursuant to clause 3.6 and 3.13); (ii) accounts payable and other liabilities included in the Final Working Capital Amount as set out in the Completion Statement as set out in the Completion Statement, (iii) the TSA and the DMC TSA, (iv) any other agreement between a Seller's Group Company and a Buyer's Group Company expressly identified in that agreement as a Transaction Document, and (v) any amounts owed by or to any Chello Group Company in the ordinary course of business to or by any Sellers' Retained Group Company.

10.31
The Buyer undertakes to the Sellers (on behalf of each Senior Employee) and agrees to procure that following Completion each Chello Group Company complies with its obligations (including to make any payments due) to each Senior Employee under the terms of the Senior Employee Special Compensation Letters.

LGI Waiver

10.32
The Sellers and the Sellers' Guarantor must procure the waiver by each Seller's Retained Group Company that is a party to any agreement for the carriage of a television channel and/or VOD (as such term is defined in clause 11.8) services in effect on the date of this Agreement with a Chello Group Company of any rights to terminate any such agreements as a result of the Transactions.

OBN Option

10.33
CMDP hereby grants (for consideration of EUR 1, receipt of which is hereby acknowledged) the Buyer the option to require CMDP to purchase (the "OBN Put Option") the OBN Shares. If following Completion the sub-licence granted under the sub-licence agreement dated 7 May 2012 between United Football Broadcasting B.V., OBN JV B.V., OBN TV D.D. and Mr Ivan Caleta ceases to have effect because OBN TV D.D. ceases to be a member of the Sellers' Retained Group in accordance with the novation agreement dated 8 May 2012 between OBN TV D.D., United Football Broadcasting B.V. and the Union Des Associations Europeennes De Football, (an "OBN Trigger Event"), the Buyer shall give written notice to CMDP of such OBN Trigger Event. At any time following the OBN Trigger Event and for a period of 6 months following the OBN Trigger Event (the "OBN Trigger Period"), the OBN Put Option may be exercised by notice in writing by the Buyer to CMDP. The price payable for the OBN Shares shall be the OBN Share Price. The OBN Put Option may be exercised in respect of all (and not some only) of the OBN Shares by 10 days' notice given during the OBN Trigger Period and on expiry of such notice: (1) CMDP shall pay the OBN Share Price to CCE HU (or such other person as is designated by the Buyer) and (2) the Buyer shall procure delivery to CMDP of a transfer or transfers or renounceable documents of title in respect of the OBN Shares in favour of CMDP.

Intellectual Property

10.34
Subject to clause 10.35 below, the Sellers shall use reasonable endeavours (at the Sellers' expense) to transfer and to procure that any Sellers' Retained Group Company transfer their entire right, title and interest in the Retained Chello Intellectual Property Rights to the relevant Consolidated Chello Company prior to Completion or, to the extent such transfer does not occur prior to Completion, as soon as practicable following Completion.

10.35
In relation to the Extreme Marks that are co-owned with a third party CMP shall, at the request of the Buyer, use its reasonable endeavours to transfer its right, title and interest in the Extreme Marks to the relevant Consolidated Chello Company and to the extent it is unable to procure the transfer, the Sellers shall hold those marks on trust for the Buyers.

10.36	With effect from Completion, the Seller shall not:

(a)	use any Retained Chello Intellectual Property Rights (other than in accordance with the Transaction Documents);

(b)	apply for the re-registration of any Retained Chello Intellectual Property Rights; or

(c)
challenge the use by the Buyer or any other Buyer's Group Company of: (i) any Retained Chello Intellectual Property Rights; or (ii) any other name, mark or logo which would otherwise infringe any Retained Chello Intellectual Property Rights.

10.37
If the Sellers are, except in the relation to the Extreme Marks, unable to procure the transfer of any Retained Chello Intellectual Property Rights, the Sellers shall hold the Retained Chello Intellectual Property Rights on trust for the Buyers and shall grant the Buyers an exclusive, royalty-free perpetual licence to use the Retained Chello Intellectual Property Rights until such time as it is able to transfer legal title to the Retained Chello Intellectual Property Rights to the Buyers.

10.38	The Sellers shall procure that:

(a)
the existing registrations and applications for trade marks licensed to Zonemedia Broadcasting Limited under the Extreme Licence which are in current use by the Consolidated Chello Companies shall be maintained in full force and effect in accordance with the Sellers' consistent practice in relation to such marks prior to Completion, while legal title to them is held; and

(b)
the Sellers and Sellers' Retained Group Companies shall not challenge any application for registration for a trade mark made by a Buyer's Group Company for any marks which are licensed to Zonemedia Broadcasting Limited pursuant to the Extreme Licence (or any marks which are identical or similar to those licensed to Zonemedia Broadcasting Limited pursuant to the Extreme Licence); and

(c)	CMP shall not be entitled to exercise any right to terminate the Extreme Licence;

10.39
For the avoidance of doubt, clause 7.3 does not affect any covenant or indemnity in this clause 10 and each such covenant and indemnity is in no way affected or limited by any document, information or disclosure made by any Seller's Group Company to the Buyer or any Buyer's Group Company.

11.	FURTHER UNDERTAKINGS

11.1
The Sellers jointly and severally undertake to the Buyer, the Buyer acting for itself and as agent and trustee for each Restricted Group Company, that, subject to clauses 11.4 to 11.8, they will not for a period of one year from the Completion Date:

(a)	own a majority stake in any Competing Programme Business (as defined below);

(b)
for a period of one year from and including the Completion Date, directly or indirectly solicit or contact with a view to his engagement or employment, by another person, a Senior Employee or a person who was a Senior Employee at any time during the six months prior to Completion.

11.2	The Sellers shall procure that each Seller's Group Company complies with clause 11.1.

11.3
Each undertaking in clause 11, constitutes an independent undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertaking will continue to bind the Sellers.

11.4	Nothing contained in clause 11.1(a) shall preclude or restrict any Seller's Group Company from:

(a)	holding not more than twenty per cent. of the issued share capital of any company whose shares are listed on a recognised stock exchange; or

(b)
carrying on its business (excluding the Competing Program Business) in any manner whatsoever including, for the avoidance of doubt, distribution of any proprietary or third party programme service via any transmission or delivery system, owned and/or operated by any Seller’s Group Company from time to time and in any territory including the Territories; or

(c)	owning, operating, exploiting or investing in any Free-to-air or Free-to-air like programme service in any way whatsoever and in any territory including the Territories; or

(d)	owning, operating, exploiting or investing in any VOD programme service in any way whatsoever and in any territory including the Territories; or

(e)	owning, operating, exploiting or investing in any Premium Programme Service in any territory including the Territories; or

(f)	owning, operating, exploiting or investing in Pay TV linear thematic programme service in any genre and in any Territory other than a Competing Program Business; or

(g)	owning, operating, exploiting or investing in any production, rights acquisition and distribution, production finance, or other production and program distribution business; or

(h)
making any acquisition or making any investment whether majority or minority in any company or business provided that no more than 20% of the acquired company and/or business’ revenues are generated from a Competing Programme Business; or

(i)
owning, operating, exploiting or investing in a general sports programme service of any way whatsoever in an Territory where the Extreme Sports programme service is currently distributed, save in Territories where the Sports 1 programme service is also distributed by a Restricted Group Company; or

(j)
owning an interest in either of DXD POL, Shorts Int and/or OBN, in the event such entity is either not part of the Target Group at Completion or, in respect of OBN, transferred from the Buyer's Group to CMDP following Completion in accordance with clause 10.33.

11.5
For the avoidance of doubt the restrictions in clause 11.1 shall not apply to any Seller’s Group Company or other entity which is not at the relevant time 100% owned or controlled (whether directly or indirectly) by Liberty Global plc (or its successors or assigns).

11.6
If a third party acquires on an arm's length basis: (i) the whole of the issued share capital of a Sellers' Group Company; (ii) or acquires a majority or minority stake in a Sellers' Group Company; or (iii) a whole or a substantial part of the business of a Seller’s Group Company (or any other transaction having equivalent effect as (i), (ii) and/or (iii)) and such acquirer carries on a Competing Programme Business, then the Sellers shall not be in breach of clause 11.1(a) and the Buyer shall have no cause of action or remedy or rights of recovery against the Sellers, any Sellers' Group Company or any of them in such circumstances.

11.7
Nothing contained in clause 11.1(b) shall preclude or restrict any Seller's Group Company from publishing in good faith a recruitment advertisement in any local or national newspaper or other publication or on any website not directed at a Senior Employee or from negotiating with any person who replies to any such advertisement or who initiatives any contact with any member of the Sellers' Group or who responds to an approach from a recruitment agency where in each case such person has not first been identified to the recruitment agency by or on behalf of any Seller's Group.

11.8	For the purposes of this clause 11:
"Competing Programme Business" means the Pay TV linear thematic channels operated in precisely the same manner as operated by a Restricted Group Company as at the date of this Agreement; for the avoidance of doubt, a Competing Programme Business is limited:

(a)	to delivery of such channels as part of a basic or expanded basic tier on Pay TV platforms; and

(b)
by reference to those specific genres and specific Territories where the relevant channel is distributed by the relevant Restricted Group Company as at the date of this Agreement. By way of illustrative and non-exhaustive example nothing in clause 11.1 shall restrict any Seller’s Group Company from launching a Pay TV cooking channel in any Territory where cooking channels are not broadcast by a Restricted Group Company at the date of this Agreement;

"Free-to-air" means the exploitation of programmes (including movies, series, shorts and other interstitial content) in a programming service:

(a)	that may or may not be primarily or partially advertiser-supported;

(b)
that is made available to any end users for no fee (other than service or infrastructure fees to charges, or any compulsory fees charged by a governmental or government agency on those who use television sets in the relevant territory and technical fees (e.g. obligatory technical access charge for free-to-air television in general, not related to any programme or channel or pay television tier of service) charged by cable operators or other service providers), which programming service is transmitted to end users by any means of transmission or delivery, whether now existing or hereafter created; or

(c)	where the majority of such programme service’s revenues are generated from advertising sales;

"Pay TV" means the exploitation of programmes (including movies, series, shorts and other interstitial content) in a programming service that is transmitted to end users by any means of transmission or delivery, whether now existing or hereafter created, and that:

(a)	may or may not be primarily or partially advertiser-supported; and

(b)	may or may not be bundled with other services or channels; and

(c)	is made available to all end users for a fee, including a monthly or other regular subscription fee; and

(d)	is not a Free-to-Air service; and

(e)	is exhibited only to end users that are entitled to access the programming service by virtue of their active and current subscription to receive the service;
“Premium Programme Service” means a pay television programming or other audio-visual service or channel distributed either on an à la carte, standalone basis or on a tiered, packaged or bundled basis, in each case, to its subscribers, in return for a periodically charged subscription fee, which fee is distinct from, and in addition to, any other subscription fee or charge, and which, to the extent charged for a bundle of television programming services or channels, need not be separately allocable to, identifiable with or payable for, any individual programming service or channel included in such bundle;
"Senior Employee" means a director, officer, employee or manager of a Chello Group Company entitled to an annual salary of €100,000 or more;
“Restricted Group Company” means a wholly owned Consolidated Chello Company, excluding for the avoidance of doubt any JV Company, 50/50 JV Company and Partnership;
"Territories" means Antillas Holandesas, Argentina, Aruba, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Rep.Trinidad Y Tobago, Republica Dominica, Uruguay, Venezuela, Austria, Belgium, Cyprus, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, Malta, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, United Kingdom, Albania, Armenia, Azerbaijan, Belarus, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, Estonia, Georgia, Hungary, Kazakhstan, Kyrgyzstan, Latvia, Lithuania, Macedonia, Moldova, Montenegro, Poland, Romania, Russian Federation, Serbia, Slovakia, Slovenia, Ukraine , Israel, Afghanistan, Jordan, Palestine, Saudi Arabia, Turkey, United Arab Emirates, Algeria, Angola, Bahrain, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central Republic of Africa, Chad, Congo, Cote d'Ivoire, Dem Rep of Congo, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Gaza Strip, Ghana, Ginea Bissau, Guinea, Iraq, Kenya, Kuwait, Kyrgyzstan, Lebanon, Liberia, Libya, Madagascar, Malawi, Mali, Mauritania, Mauritius, Mayotte, Morocco, Mozambique, Namibia, Niger, Nigeria ,Oman, Qatar, Sao Tome & Principe, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, Sudan , Swaziland, Syria, Tanzania, Togo, Tunisia, Uganda, Yemen, Zambia, Zimbabwe, Cambodia, Hong Kong, India, Indonesia, Macau, Malaysia, New Zealand, Papua New Guinea, Philippines, Singapore, Taiwan, Thailand, Thailand, Viet Nam; and
"VOD" means the exploitation of programmes (whether an individual programme or a package of programmes, including movies, series, shorts and other interstitial content) by a system that enables the end user to select the time each programme is viewed (whether limited in time and/or in number of viewings) and to control the manner in which the programme is viewed, including the ability to start, stop, pause, fast forward and rewind the programme, and that is transmitted to end users by any means of transmission or delivery, whether now existing or hereafter created. VOD rights include the following:

(a)	a VOD service supported by (paid) advertising and/or sponsorships and without payment of a fee by the end user ("AVOD");

(b)	a VOD service where an end user pays a periodic subscription fee for viewing of multiple programmes (including if such fee is included in the fee applicable to access to any Pay TV service) "SVOD");

(c)	a VOD service where an end user pays for the viewing of a particular programme ("TVOD");

(d)
a VOD service where an end user pays for programmes on a per-viewing basis, but which programmes are accessible for viewing at a time scheduled by the service operator (and not by the end user) ("Pay-Per-View");

(e)	a VOD service where an end user pays, whether on a subscription basis or otherwise, for access to any linear steamed programme service; and

(f)	a VOD service where programmes are transmitted during a limited period of time following each transmission of the programme on a Free-to-Air and/or Pay TV basis ("Catch-up").

12.	GUARANTEES

12.1	In consideration of the Sellers entering into this Agreement at the request of the Seller's Guarantor, the Seller's Guarantor hereby irrevocably and unconditionally:

(a)	guarantees to the Buyer the full, prompt and complete performance by the Sellers of all of their obligations under this Agreement;

(b)
undertakes to the Buyer that whenever the Sellers do not pay any amount when due under or, in connection with, this Agreement, that it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees as primary obligor to indemnify and keep indemnified the Buyer from and against any cost, loss or liability incurred by the Buyer as a result of any of the obligations of the Sellers under or pursuant to this Agreement being or becoming void, voidable, unenforceable, ineffective or illegal for any reason whatsoever, whether or not known to the Buyer. The amount of the cost, loss or liability shall be equal to the amount which the Buyer would otherwise have been entitled to recover from the Sellers.

12.2	In consideration of the Buyer and each Additional Buyer entering into this Agreement at the request of the Buyer's Guarantor, the Buyer's Guarantor hereby irrevocably and unconditionally:

(a)	guarantees to the Sellers the full, prompt and complete performance by the Buyer and the Additional Buyers of all of their obligations under this Agreement;

(b)
undertakes to the Sellers that whenever the Buyer and/or each Additional Buyer does not pay any amount when due under or in connection with this Agreement, that it shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees as primary obligor to indemnify and keep indemnified the Sellers from and against any cost, loss or liability incurred by the Sellers as a result of any of the obligations of the Buyer and/or any Additional Buyer under or pursuant to this Agreement being or becoming void, voidable, unenforceable, ineffective or illegal for any reason whatsoever, whether or not known to the Sellers. The amount of the cost, loss or liability shall be equal to the amount which the Sellers would otherwise have been entitled to recover from the Buyer and each Additional Buyer.

12.3	The guarantees contained in this clause 12 are continuing guarantees and shall remain in force until:

(a)
in respect of the guarantee in clause 12.1, all the obligations of the Sellers under this Agreement have been fully performed and all sums payable by the Sellers have been fully paid, regardless of any intermediate payment or discharge in whole or in part, or any change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, any Seller. It is independent of every other security which the Buyer may at any time hold for the obligations of the Sellers under this Agreement; and

(b)
in respect of the guarantee in clause 12.2, all the obligations of the Buyer and/or the Additional Buyers under this Agreement have been fully performed and all sums payable by the Buyer and the Additional Buyers have been fully paid, regardless of any intermediate payment or discharge in whole or in part, or any change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Buyer or any Additional Buyer. It is independent of every other security which the

Sellers may at any time hold for the obligations of the Buyer and/or the Additional Buyers under this Agreement.

12.4
The obligations of the Seller's Guarantor and the Buyer's Guarantor shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to reduce, release or otherwise exonerate Seller's Guarantor and/or the Buyer's Guarantor from its respective obligations or affect such obligations, including without limitation and whether or not known to the Sellers' Guarantor or to the Buyer or to the Buyer's Guarantor or to the Sellers:

(a)	any variation of this Agreement or any time, indulgence, waiver or consent at any time given to the Sellers or the Buyer or any Additional Buyer or any other person;

(b)
any compromise or release of, or abstention from obtaining, perfecting or enforcing any security or other right or remedy whatsoever from or against, the Sellers' or the Buyer or any Additional Buyer or any other person;

(c)	any legal limitation, disability, incapacity or other circumstance relating to the Sellers or the Buyer or any Additional Buyer or any other person;

(d)	any discharge of a party to other securities or guarantees held by the Sellers or the Buyer or any Additional Buyer as the case may be and realisation of all or any of those securities or guarantees;

(e)
any compounding with, acceptance of compositions from or other arrangements with (i) any Seller or a person or persons liable on other securities or guarantees held or to be held by the Buyer or any Additional Buyer (in the case of the Buyer or any Additional Buyer) or (ii) the Buyer or a person or persons liable on other securities or guarantees held or to be held by the Seller (in the case of the Seller);

(f)	any amendment, novation, supplement or extension of this Agreement; or

(g)
any irregularity, unenforceability or invalidity of any obligations of the Sellers under this Agreement, or the dissolution, amalgamation, reconstruction or insolvency of the Sellers or the Buyer or any Additional Buyer or the avoidance of an assurance, security or payment or a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

12.5
The guarantee in clause 12.1 may be enforced by the Buyer without the Buyer first taking any steps or proceedings against the Sellers. or any other person. The guarantee in clause 12.2 may be enforced by the Sellers' without the Sellers' first taking any steps or proceedings against the Buyer or any Additional Buyer or any other person.

12.6
The Seller's Guarantor agrees that until the obligations of the Sellers' under this Agreement have been fully and completely performed and all sums payable by the Sellers' to the Buyer and each Additional Buyer under or pursuant to this Agreement have been paid, it shall not exercise any rights which it might have by reason of the performance of its obligations under the guarantee in clause 12.1:

(a)	to be indemnified by the Sellers; and/or

(b)	to claim any contribution from any other guarantor of the Sellers' obligations under this Agreement; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Buyer or any Additional Buyer under this Agreement or any other security taken by the Buyer or any Additional Buyer pursuant to, or in connection with, this Agreement; and/or

(d)	to prove or vote as a creditor of the Sellers or its estate in competition with the Buyer or any Additional Buyer.

12.7
The Buyer's Guarantor agrees that until the obligations of the Buyer and the Additional Buyers under this Agreement have been fully and completely performed and all sums payable by the Buyer and each Additional Buyer to the Sellers under or pursuant to this Agreement have been paid, it shall not exercise any rights which it might have by reason of the performance of its obligations under the guarantee in clause 12.2:

(a)	to be indemnified by the Buyer or any Additional Buyer; and/or

(b)	to claim any contribution from any other guarantor of the Buyer's or any Additional Buyer's obligations under this Agreement; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Sellers under this Agreement or any other security taken by the Sellers pursuant to, or in connection with, this Agreement; and/or

(d)	to prove or vote as a creditor of the Buyer or any Additional Buyer or any of their estates in competition with the Sellers.

12.8	Save as expressly stated to the contrary in this Agreement, the obligations and liabilities of the Sellers under the Transaction Documents are joint and several.

13.	WRONG POCKETS AND FURTHER ASSURANCE

13.1
If, at any time during the period of three years from and including the Completion Date, a Seller or the Buyer (or any of their present or future respective Group members) (the Seller and its Group members being one party and the Buyer and its Group members being another party for the purpose of this clause 13) holds any right, title, or interest in any asset (including without limitation any Intellectual Property) (a "Wrong Pocket Asset") which, pursuant to the Transaction Documents should have been transferred to, or retained by, the other (as the case may be):

(a)
the party holding (or whose Group member holds) the right, title, or interest in the asset shall (or shall procure that its relevant Group member shall) transfer such right, title or interest, as soon as practicable, to the other party (or to such person as is nominated by the other party from time to time) on terms that no consideration is required to be paid for such transfer; and

(b)
each party shall execute or do, or procure to be executed or done, all such documents and things as may be necessary to validly effect the transfer and to vest the relevant right, title and/or interest in the asset to the other party.

13.2	Without prejudice to clause 13.1 and subject to clause 13.3, the Sellers shall:

(a)
perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution or delivery of) all further documents, required by law or which the Buyer requests, to vest in the Buyer (and/or as such person as the Buyer may nominate from time to time) the full benefit of the right, title and interest in any Wrong Pocket Asset which is Intellectual Property including:

(i)
the preparation and execution of all documents necessary for the recordal of the transfer of such Intellectual Property at the relevant intellectual property registries at Sellers' own cost and expense;

(ii)
registration of the Buyer or the relevant Chello Group Company as applicant, registrant or proprietor (as applicable) of such Intellectual Property, at Sellers' own cost and expense only to the extent such Intellectual Property was being used by any Seller or a Sellers' Group Company in the jurisdiction where it was registered prior to Completion (or at the Buyer's cost to the extent that the Buyer requests that the Wrong Pocket Asset be transferred to the Buyer, notwithstanding that the Wrong Pocket Asset is not being used by any Seller or a Sellers' Group Company prior to Completion);

(iii)
assisting the Buyer, each Chello Group Company and each person referred to in (a) above (each an "Assignee") and in obtaining, defending and enforcing such Intellectual Property, and assisting with any other proceedings which may be brought by or against any Assignee against or by any third party relating to that Intellectual Property, at Buyer's own cost and expense; and

(b)
in respect of any Wrong Pocket Assets which are domain names, promptly and without charge render all assistance as may be reasonably required by the Buyer to perfect any registration specified by the Buyer in respect of the registrant of such domain names and consult with the Buyer in respect of such registration.

13.3
The Sellers' total liability for costs under this clause 13, clause 10 above (Post-Completion Obligations and Separation Issues) and any Intellectual Property not covered by the IP Trade Marks and Domain Names Assignment shall be capped at €250,000.

13.4
Neither party shall transfer (or procure the transfer of) any asset which cannot by its terms or by applicable law be so transferred, provided that the parties will cooperate and use all reasonable endeavours to obtain any consents and approvals from third parties as may be necessary in order to complete such transfer.

13.5
The Sellers shall promptly give to the Buyer all notices, correspondence or enquiries referring to the Consolidated Chello Company Intellectual Property or a Wrong Pocket Asset (once such Wrong Pocket Asset has been identified in accordance with this clause 13) which it receives after Completion for a period of two (2) years following Completion.

13.6
The Sellers and the Buyer shall execute and deliver all such instruments and other documents and take all such actions as the other party may from time to time reasonably require in order to effect the transactions set out in the Transaction Documents.

14.	CONFIDENTIALITY

14.1	After Completion, the Sellers must:

(a)	not disclose or use the Buyer's Confidential Information unless it has first obtained the Buyer's permission; and

(b)	ensure that no Sellers' Retained Group Company discloses or uses the Buyer's Confidential Information unless it has first obtained the Buyer's permission.

14.2	After Completion, the Buyer must:

(a)	not disclose or use the Sellers' Confidential Information unless it has first obtained the Sellers' permission; and

(b)	ensure that no Buyer's Group Company discloses or uses the Sellers' Confidential Information unless it has first obtained the Sellers' permission.

14.3	After Signing a party must:

(a)	not disclose information relating to the negotiation, existence or provisions of a Transaction Document unless:

(i)	it has first obtained the other party's permission; or

(ii)	permitted under clause 15; and

(b)	ensure that no member of its Group discloses information relating to the negotiation, existence or provisions of a Transaction Document unless it has first obtained the other party's permission.

14.4	Clauses 14.1, 14.2, and 14.3 do not apply to a disclosure or use of information if:

(a)	the disclosure or use is required by applicable law, a court of competent jurisdiction or a competent judicial, governmental, supervisory or regulatory body;

(b)	the disclosure or use is required by a rule of a stock exchange or listing authority on which the shares or other securities in a member of the disclosing person's Group are listed or traded;

(c)	the disclosure is made to the directors, officers or senior employees of a member of the disclosing person's Group for the purpose of ensuring compliance with the terms of a Transaction Document;

(d)
the disclosure or use is required for the purpose of legal proceedings arising out of a Transaction Document or the disclosure is required to be made to a Tax Authority in connection with the Tax affairs of a member of the disclosing person's Group;

(e)
the disclosure is to debt providers and investors and potential debt providers and investors to or in any Seller, Seller Retained Group Company or Buyer or member of the Buyer's Group, in which case the disclosing person is responsible for ensuring that the debt provider or investor complies with the terms of this clause 14 as if it were a party to this Agreement;

(f)
the disclosure is made to a professional adviser of the disclosing person, in which case the disclosing person is responsible for ensuring that the professional adviser complies with the terms of this clause 14 as if it were a party to this Agreement; or

(g)	the disclosure nor the Transaction Documents pursuant to any securities law or regulation applicable to the Buyer's Group or any member of it.

14.5
The Buyer or Sellers may only make a disclosure in the circumstances contemplated by clause 14.4(a) or (b) if, before making the disclosure, it has consulted with the other party and taken into account the other party's requirements as to the timing, content and manner of making the disclosure to the extent it is permitted to do so by applicable law or regulation and to the extent it is reasonably practicable to do so.

14.6	With effect from Completion:

(a)	the Confidentiality Agreement terminates; and

(b)
the Sellers waive any right or claim that they may have against the Buyer (or any director, officer, employee or adviser of the Buyer) arising out of or in connection with the Confidentiality Agreement, except that termination of the Confidentiality Agreement does not affect a party's right to claim for a breach of the other party's obligations in relation to such Confidentiality Agreement if that breach occurred before termination and each party must continue to comply with each provision of the Confidentiality Agreement necessary for a party to enforce such a right.

15.	ANNOUNCEMENTS

15.1
Other than an Agreed Press Release, a party must not make or send, or permit another person to make or send on its behalf, a public announcement or circular regarding the existence or the subject matter of a Transaction Document, unless it has first obtained the other party's permission which may not be unreasonably withheld or delayed.

15.2	Clause 15.1 does not apply to an announcement or circular

(a)
which is required by applicable law, a court of competent jurisdiction or a competent judicial, governmental, supervisory or regulatory body, or a rule of a stock exchange or listing authority on which the shares or other securities of a Sellers' Group Company or a Buyer's Group Company are listed or traded; or

(b)	made or issued by the Buyer after Completion to a customer, client or supplier of a Chello Group Company informing it of the Buyer's purchase of the Sale Shares.

15.3
A party that is required to make or send an announcement or circular in the circumstances contemplated by clause 15.2(a) must, before making or sending the announcement or circular, consult with the other party and take into account the other party's requirements as to the timing, content and manner of making the announcement or circular to the extent it is permitted to do so by applicable law or regulation and to the extent it is reasonably practicable to do so.

16.	SELLERS’ COVENANT

16.1
Subject always to paragraph 1(d) and 4.2 of Schedule 8, the Sellers (jointly and severally) shall indemnify the Buyer and hold it harmless against and pay to the Buyer on demand for itself and as trustee and agent for each Chello Group Company and Buyer’s Group Company an amount equal to each loss, cost, expense, claim, demand and liability (other than in respect of any Tax) (collectively “Loss”) suffered, incurred by, brought or made against each Chello Group Company and each Buyer's Group Company which arises (directly or indirectly) from or in respect of:

(a)
(i) the steps or actions carried out or any failure to take any step or action to transfer the DMC Business from CMDP and CMP to CMS materially in accordance with the Restructuring Paper and in accordance with the DMC Carve-Out Agreement; (ii) any other steps or actions carried out by the Sellers or any member of the Sellers' Group to transfer the DMC Business from CMDP and CMP to CMS which are not materially in accordance with the Restructuring Paper an in accordance with the DMC Carve-Out Agreement (as may be amended pursuant solely to clause 5.12); (iii) any additional costs incurred by the DMC Business Unit which have not been set out in the Restructuring Paper or any written update in respect of such Restructuring Paper 3 Business Days prior to Signing Date; (iv) the application of the Transfer Legislation to the Restructuring Paper and/or the DMC Carve-Out Agreement; and (v) the transfer of all of the assets, business and undertaking of Chello Movieco CE LP owned prior to 28 March 2013 to CCE CZ; and

(b)	the Pramer Abaplus Claim;

(c)
the TISS Claim, provided that in respect of the TISS Claim, the Sellers shall indemnify the Buyer and hold it harmless against and pay to the Buyer on demand (for itself and as trustee and agent for each Chello Group Company and Buyer's Group Company an amount equal to the fines imposed by the Ministry of Industry, Energy and Tourism in Spain on any Chello Group Company;

(d)	the Realitatea Setoff Claim;

(e)	the Credidam Claim;

(f)	the SADAIC Claim;

(g)	the Patti Claim; and

(h)	the Pramer Senior Employee Claim;
including each Loss incurred as a result of bringing, defending or settling a claim or counterclaim in relation to any matter set out in (a) to (h) above.

16.2	The Sellers will not be liable in respect of:

(a)	any claim pursuant to clause 16.1(a) or (b), unless:

(i)	subject to the remainder of this clause 16.2(a)(ii) below, the amount of such claim exceeds €20,000 (excluding interest, costs, fines, penalties and surcharges); or

(ii)
the aggregate amount that would otherwise be recoverable from the Sellers but for this paragraph 16.2(a)(ii) in respect of all claims under clause 16.1 (not being a claim under clause 16.1 for which liability is excluded under clause 16.2(a)(i) exceeds €75,000 (excluding interest, costs, fines, penalties and surcharges), in which case the Sellers are liable for whole amount and not just the excess.

or

(b)	any claim pursuant to clause 16.1(c) to (h) (inclusive), unless:

(i)	subject to the remainder of this clause 16.2(b)(ii) below, the amount of such claim exceeds €20,000 (excluding interest, costs, fines, penalties and surcharges); or

(ii)
the aggregate amount that would otherwise be recoverable from the Sellers but for this paragraph 16.2(b)(ii) in respect of all claims under clause 16.1(c) to (h) (inclusive (not being a claim under clause 16.1 for which liability is excluded under clause 16.2(b)(i) exceeds €1,900,000 (excluding interest, costs, fines, penalties and surcharges), in which case the Sellers are liable only for the amount in excess of €900,000 and not the whole amount.

16.3
For the avoidance of doubt, clause 7.4 does not affect any covenant and indemnity in this clause 16 and each such covenant and indemnity is in no way affected or limited by any document, information or disclosure provided by any Seller's Group Company to the Buyer or any Buyer's Group Company.

16.4
Paragraph 7.1 of Schedule 8 applies to clause 16 as if (mutatis mutandis) the subject matter of a claim under clause 16 were a Relevant Matter under that paragraph. Paragraph 7.2(b) of Schedule 8 shall not apply to any claim under clauses 16.1(a), (b), (c), (d), (e), (g) and (h). For the avoidance of doubt paragraph 7.1 of Schedule 8 shall not apply to any claims that Lucia Suarez has against any Consolidated Chess Company in respect of the termination of her employment with the Chello Group.

17.	ASSIGNMENT PROHIBITED
Neither the Buyer nor any Seller is not permitted to assign, charge or otherwise dispose of any of its rights or benefits under this agreement or grant or create any third party interest in any of its rights under this agreement (including holding an interest on trust for another), except to the extent provided in clause 2.4, without the prior permission of the Sellers (in the case of Buyer) or the Buyer (in the case of the Sellers).

18.	NOTICES

18.1	A notice, permission or other communication under or in connection with this Agreement must be:

(a)	in writing;

(b)	in English;

(c)	signed by or on behalf of the person giving it; and

(d)
delivered by hand or sent by recorded delivery post or email to the relevant party to the contact and address set out in clause 18.2 (or if otherwise notified by the relevant person under clause 18.6 to such other contact and address as has been so notified).

18.2	The contact and address for each party is (unless otherwise notified under clause 18.6):

(a)	in the case of the Sellers, to CMP as follows:

Address:	Chellomedia Programming BV Berghaus Plaza Kon. Wilheminaplein 2-4 1062 HK Amsterdam The Netherlands
Email:        RAndreeWiltens@chellomedia.com
Attention:    Managing Director
with, a copy (which shall not constitute notice) to, as follows:

Address:	Liberty Global Europe Limited 38 Hans Crescent London

SW1X 0LZ
UK
Email:        jevans@lgi.com
Attention:    General Counsel

(b)	in the case of the Buyer, as follows:

Address:	AMC Networks Inc.
11 Penn Plaza
New York, NY 10001
USA
Email:        jamie.gallagher@amcnetworks.com
Attention:    General Counsel,
with, in the case of notices only, a copy (which shall not constitute notice) to the Buyer's Solicitors, as follows:
Address:    Clifford Chance LLP
31 West 52nd Street
New York, NY 10019

Email:	benjamin.sibbett@cliffordchance.com,
Attention:    Benjamin Sibbett
and
Address:    Clifford Chance LLP
10 Upper Bank Street
London, E14 5JJ

Email:	daniel.sandelson@cliffordchance.com
Attention:     Daniel Sandelson

18.3	Unless there is evidence that it was received earlier, a notice or other communication that complies with clause 18.1 is deemed given:

(a)	if delivered by hand, at the time of delivery, except as provided in clause 18.4;

(b)	if sent by recorded delivery post, at 9.00am on the second Business Day after the day of posting; and

(c)	if sent by email, when the email is sent, provided that a copy of the notice is sent by another method referred to in clause 18.1 within one Business Day of sending the email.

18.4	If deemed delivery under clause 18.3 of a notice or other communication delivered by hand occurs:

(a)	before 9.00am on a Business Day, the notice or other communication is deemed delivered at 9.00am on that day; or

(b)	after 6.00pm on a Business Day or on a day which is not a Business Day, the notice or communication is deemed to have been given at 9.00am on the next Business Day.

18.5	In this clause, a reference to time is to local time in the country in which the recipient of the notice or communication is located.

18.6
A party may notify the other party of a change to any of the details for it or its copy recipient referred to in clause 18.2. The notice must comply with the terms of clause 18.1 and must state the date on which the change is to occur. That date must be on or after the fifth Business Day after the date on which the notice is delivered.

19.	COSTS

19.1
Except where this Agreement or another Transaction Document provides otherwise, each party must pay its own costs incurred in connection with the negotiation, preparation, execution and implementation of each Transaction Document.

19.2
Without prejudice to clause 19.1 (but subject to the last sentence of paragraph 1.4 of Schedule 4), the Buyer shall be responsible for and pay (and indemnify the Sellers against) all Conveyance Taxes and other fees (including, without limitation, the fees of the Notary), payable in respect of the transfer of the Sale Shares and the Loan Receivables. The Buyer, at its own expense, shall prepare or cause to be prepared and file or cause to be filed all necessary Tax Returns and other documentation with respect to all Conveyance Taxes for which the Buyer is responsible under this Section 19.2 and, if required by applicable Law, the relevant Seller shall join in the execution and/or filing of any such Tax Returns and other documentation. The Buyer shall deliver to the Sellers a copy of such completed Tax Return which the relevant Seller is required to execute or file at least 15 days prior to the due date for filing such Tax Return for Sellers’ review and comment. Buyer shall consider in good faith all reasonable comments of the Sellers provided to Buyer in writing within 10 days of Sellers’ receipt of the relevant Tax Return.

20.	INTEREST ON LATE PAYMENT
If a party fails to pay an amount required to be paid under this Agreement when it is due (a "Due Amount"), that party must pay interest on the Due Amount from and including the due date for payment up to and including the date of actual payment at the rate per year of 8 per cent. per annum. This rate applies to any period after a judgement as well as before a judgement. Interest accrues on a daily basis.

21.	VARIATION
A variation of this Agreement is valid only if it is in writing and signed by a party or signed on its behalf by its authorised representative.

22.	WAIVER
Except in the circumstances set out in paragraph 3 of Schedule 8, failure to exercise, or a delay in exercising, a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents the further exercise of the right or remedy or the exercise of another right or remedy. A waiver of a breach of this Agreement does not constitute a waiver of a subsequent or prior breach of this Agreement.

23.	COUNTERPARTS
This Agreement may be entered into in any number of counterparts and any party may enter into this Agreement by executing any counterpart. A counterpart constitutes an original of this Agreement and all executed counterparts together have the same effect as if each party had executed the same document.

24.	EFFECT OF COMPLETION
Each obligation under this Agreement which has not been fully performed by Completion remains in force after Completion.

25.	ENTIRE AGREEMENT

25.1
The Transaction Documents together set out the entire agreement between the parties in respect of the Transactions and supersede any previous agreement or arrangement between the parties relating to the subject matter of the Transactions.

25.2
The Buyer agrees and acknowledges that it has not relied on or been induced to enter into this Agreement by a warranty, statement, representation or undertaking which is not expressly included in the Transaction Documents.

25.3
The Buyer has no claim or remedy in respect of a warranty, statement, misrepresentation (whether negligent or innocent) or undertaking made to it by or on behalf of the Sellers in connection with or relating to a Transaction Document which is not expressly included in the Transaction Documents.

25.4
The Buyer acknowledges and agrees that none of the Seller, the Sellers' Group, the Chello Group, the JV Companies or any of their respective directors, officers, shareholders, employees, controlling persons, agents, advisors or representatives:

(a)
makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including in materials furnished in presentations by the Chello Group’s management or otherwise) provided or made available to the Buyer or its directors, officers, employees, controlling persons, agents or representatives; and

(b)
has any liability or responsibility whatsoever to the Buyer or its directors, officers, employees, controlling persons, agents or representatives on any basis (including in contract or tort, under any laws or otherwise) based upon any information provided or made available, or statements made (including in materials furnished in presentations by the Chello Group's management or otherwise), to the Buyer or its directors, officers, employees, controlling persons, advisors, agents or representatives (or any omissions therefrom), other than the Sellers’ Warranties and any representations or warranties expressly set out in the Transaction Documents, but always subject to the limitations and restrictions contained in Schedule 8.

25.5
Each Seller agrees and acknowledges that it has not relied on or been induced to enter into this Agreement by a warranty, statement, representation or undertaking which is not expressly included in the Transaction Documents.

25.6
No Seller has any claim or remedy in respect of a warranty, representation, statement, misrepresentation (whether negligent or innocent) or undertaking made to it by or on behalf of the Buyers in connection with or relating to the Transaction Documents which is not expressly included in the Transaction Documents.

25.7
Save in the case of fraud, fraudulent misrepresentation or fraudulent concealment rescission is not available as a remedy to the Buyer and the Buyer is not be entitled to rescind or terminate this Agreement.

25.8	Nothing in this clause 25 limits or excludes liability arising as a result of fraud, fraudulent misrepresentation or fraudulent concealment.

26.	INVALIDITY
If a provision of this Agreement is found to be illegal, invalid or unenforceable, then to the extent it is illegal, invalid or unenforceable, that provision will be given no effect and will be treated as though it were not included in this Agreement, but the validity or enforceability of the remaining provisions of this Agreement will not be affected.

27.	THIRD PARTY RIGHTS

27.1	Except as provided in clause 27.2, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Agreement.

27.2
The following persons (each a "Third Party") may enforce the following terms of this Agreement subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999:

(a)	a Chello Group Company may in its own right enforce the obligations of the Sellers contained in clauses 7.7, 10.6, 14.1 and 16 against the Sellers;

(b)	a present or former officer, director or employee of a Chello Group Company may in its own right enforce the Sellers' undertaking contained in clause 7.7; and

(c)	a Sellers' Retained Group Company, other than the Sellers may in its own right enforce the obligations of the Buyer contained in clauses 7.9, 10.2, 10.9 and 14.2;

(d)	a present or former officer, adviser, director or employee of the Sellers or a Chello Group Company may in its own right enforce the Buyer's undertaking contained in clause 7.9; and

(e)	a Senior Employee may in its own right enforce the Buyer's undertaking contained in clause 10.24.

27.3	This Agreement may be terminated and a term may be amended or waived without the permission of a Third Party even if that takes away a right which the Third Party would otherwise have.

27.4
No Third Party may enforce any obligations of the Sellers by virtue of the Contracts (Rights of Third Parties) Act 1999 and clause 27.2(a) or 27.2(b) without the prior written permission of the Buyer. The Buyer's permission may, if given, be given on and subject to any terms and conditions that the Buyer wishes.

27.5
No Third Party may enforce any obligations of the Buyer by virtue of the Contracts (Rights of Third Parties) Act 1999 and clause 27.2(c) or 27.2(d) without the prior written permission of the Sellers. The Sellers' permission may, if given, be given on and subject to any terms and conditions that the Sellers wishes.

27.6
No Third Party may, without the prior permission of the Buyer and the Sellers, assign, charge or otherwise dispose of any of its rights under this Agreement or grant or create any third party interest in its rights under this Agreement (including holding an interest on trust for another).

27.7
The Sellers for themselves and on behalf of each Seller’s Group Company agree that no liability of any kind in any jurisdiction under or in connection with any Transaction Document (whether in contract, tort or otherwise howsoever) may be claimed brought or alleged against (i) any shareholder or group of shareholders in AMC Networks Inc. and (ii) any (a) person connected to (b) group undertaking of any such shareholder or group of shareholders (including Cablevision Systems Corporation and The Madison Square Garden Company and their respective subsidiary undertakings) other than AMC Networks Inc. and its subsidiary undertakings (“Excluded Persons”) and no Excluded Person is in any way responsible or liable for the Buyer or any Buyer’s Group Company or to the Sellers or the Seller’s Guarantor under or in connection with any Transaction Document or any transaction contemplated by any Transaction Document and the Sellers for themselves and on behalf of each Seller’s Group Company irrevocably releases each Excluded Person and waives any rights that any of them may have whether in contract, tort or otherwise howsoever it may have against any Excluded Person under or in connection with any Transaction Document and any transaction contemplated by any Transaction Document.

28.	GOVERNING LAW
This Agreement, the jurisdiction clause contained in it and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement are governed by, construed and take effect in accordance with English law.

29.	JURISDICTION

29.1
The courts of England have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise in any way whatsoever out of or in connection with this Agreement (including without limitation claims for set‑off or counterclaim) or the legal relationships established by this Agreement ("Dispute").

29.2
A document which starts or is otherwise required to be served in connection with any legal action or proceedings relating to a Dispute ("Process Document") may be served in the same way as notices in accordance with clause 18. This clause 29.2 does not prevent a Process Document being served in another manner permitted by law.

30.	APPOINTMENT OF AGENT FOR SERVICE

30.1	The Buyer and the Sellers must at all times maintain an agent for service of process in England and Wales.

30.2
The Buyer hereby irrevocably authorises and appoints Sundance Channel (UK) Limited of Fifth Floor Offices 8/12, Camden High Street, London, United Kingdom, NW1 0JH to accept on its behalf service of all legal process arising out of or in connection with any proceedings before the courts of England and Wales in connection with this Agreement. The Buyer agrees that:

(a)	failure by Sundance Channel (UK) Limited to notify it of the process will not invalidate the proceedings concerned; and

(b)
if this appointment is terminated for any reason whatsoever, it will appoint a replacement agent having an office or place of business in England or Wales and will notify the Sellers of this appointment within 14 days of such termination.

30.3
The Sellers hereby irrevocably authorise and appoint Liberty Global Europe Limited of 38 Hans Crescent, London SW1X 0LZ, UK to accept on their behalf service of all legal process arising out of or in connection with any proceedings before the courts of England and Wales in connection with this Agreement. The Sellers agree that:

(a)	failure by Liberty Global Europe Limited to notify them of the process will not invalidate the proceedings concerned; and

(b)
if this appointment is terminated for any reason whatsoever, they will appoint a replacement agent having an office or place of business in England or Wales and will notify the Buyer of this appointment within 14 days of such termination.

30.4	This clause 30 does not prevent a Process Document being served in another manner permitted by law.
EXECUTED by the parties

SCHEDULE 1
SELLERS, SALE SHARES AND LOAN RECEIVABLES

(1) SELLER	(2) SALE SHARES/LOAN RECEIVABLES
Chellomedia Programming Financing HoldCo II B.V	CZHL Shares
Plator Shares
UK Loan Receivables
CMPFH Loan (subject to paragraph 1.9 of Schedule 4)
Chellomedia Direct Programming B.V	CBML Shares
United Latin America Programming LLC	Chello Latam Sale Shares
LMINT Holdings LLC	CMC Inc Pref Shares (subject to paragraph 1.9 of Schedule 4)
Chellomedia Programming B.V.	CMS Shares
Chellomedia CEE HoldCo B.V.	Atmedia POL Shares (subject to paragraph 1.6 of Schedule 4)
CCE HU Shares
CCE Loan Receivables

SCHEDULE 2
CHELLO GROUP

PART A – CHELLO ZONE BUSINESS UNIT
CZHL

1.	Company Name:	Chello Zone Holdings Limited
2.	Registered Number:	05290183
3.	Date of Incorporation:	11 November 2004
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salisbury Road London NW6 6RG UK
6.	Directors	Name
Ron Huisman
Niall Curran
Rutger Andree Wiltens
7.	Secretary	Name
Oj Ebong
8.	Issued Share Capital:
	(a) Amount:	£53 and US$5,500
	(b) Number and Class:	53 ordinary shares of £1 each and 5,500 A ordinary shares of US$1 each.
9.	Shareholders	Name	Shares (and Class)
		Chellomedia Programming Financing HoldCo II B.V.	53 ordinary shares of £1 each 5,500 A ordinary shares of US$1 each
10.	Last Accounts Date:	31 December 2011

Chello Zone Subsidiaries:

1.	Company Name:	Zonemedia Group Limited
2.	Registered Number:	05182468
3.	Date of Incorporation:	19 July 2004
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£2,242.07
	(b) Number and Class:	224,206 A ordinary shares of £0.01 each and 1 redeemable preference share of £0.01
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	224,206 A ordinary shares 1 redeemable preference share
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Zonemedia Broadcasting Limited
2.	Registered Number:	03749339
3.	Date of Incorporation:	8 April 1999
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£704,912
	(b) Number and Class:	35,028 ordinary shares of £0.01 each and 70,456,172 deferred shares of £0.01 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Group Limited	4,303 ordinary shares 12,114,397 deferred shares
		Zonemedia Enterprises Limited	30,725 ordinary shares 58,341,775 deferred shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Zonemedia Enterprises Limited
2.	Registered Number:	03430386
3.	Date of Incorporation:	5 September 1997
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£2,242.07
	(b) Number and Class:	224,207 ordinary shares of £0.01 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Group Limited	224,207 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Zone Vision (China) Limited
2.	Registered Number:	05417243
3.	Date of Incorporation:	7 April 2005
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	90 ordinary shares
		JS International Inc	5 ordinary shares
		Liberty ATCL Inc	5 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Zonemedia Management Limited
2.	Registered Number:	03290575
3.	Date of Incorporation:	6 December 1996
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:	£10,000
	(a) Amount:	£10,000
	(b) Number and Class:	10,000 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	10,000 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Chellozone (UK) Limited
2.	Registered Number:	06188212
3.	Date of Incorporation:	27 March 2007
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£2
	(b) Number and Class:	2 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	2 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Partnership Name:	CBS Chellozone UK Channels Partnership
2.	Date of Incorporation:	N/A
3.	Usual business office	105-109 Salusbury Road London NW6 6RG UK
4.	Partners	Name
Chellozone (UK) Limited
CBS UK Channels Limited
5.	Last Accounts Date:	N/A

1.	Partnership Name:	CBS Chellozone EMEA Channels Partnership
2.	Date of Incorporation:	N/A
3.	Usual business office	105-109 Salusbury Road London NW6 6RG UK
4.	Partners	Name
Romantica (East) Limited
CBS EMEA Limited
5.	Last Accounts Date:	N/A

1.	Company Name:	Zone Kids Limited
2.	Registered Number:	06308253
3.	Date of Incorporation:	10 July 2007
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	100 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	JimJam CEE Limited
2.	Registered Number:	06423465
3.	Date of Incorporation:	9 November 2007
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zone Kids Limited	100 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	JimJam Television Limited
2.	Registered Number:	05689135
3.	Date of Incorporation:	26 January 2006
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£1
	(b) Number and Class:	1 ordinary share of £1
7.	Shareholders	Name	Shares (and Class)
		Zone Kids Limited	1
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Reality TV USA Limited
2.	Registered Number:	04726593
3.	Date of Incorporation:	8 April 2003
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£10
	(b) Number and Class:	80,000 ordinary shares of £0.0001 each and 20,000 A Preference shares of £0.0001 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	80,000 ordinary shares
		Echostar Satellite Corporation	20,000 A Preference shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Romantica (East) Limited
2.	Registered Number:	03854385
3.	Date of Incorporation:	1 October 1999
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	100 ordinary
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Zone Broadcasting E! (Turkey) Limited
2.	Registered Number:	04060887
3.	Date of Incorporation:	29 August 2000
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	70 ordinary shares
		E! Entertainment Television Inc	30 ordinary shares
8.	Last Accounts Date:	31 December 2011 (Dormant)

1.	Company Name:	Zone East LLC
2.	Registered Number:	1097746244056
3.	Date of Incorporation:	23 April 2000
4.	Place of Incorporation:	Russia
5.	Registered office:	Bolshaja Semenovskaya str., h. 40, bld 1, 107023 Moscow Russia
6.	Issued Share Capital:	Charter capital of RUR 1,281,751.28
	(a) Amount:	RUR 1,281,751.28
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	99% of charter capital
		Zonemedia Management Limited	1% of charter capital
8.	Last Accounts Date:

1.	Company Name:	Zone East 1 LLC
2.	Registered Number:	1097746518429
3.	Date of Incorporation:	8 September 2009
4.	Place of Incorporation:	Russia
5.	Registered office:	1, 3rd Niznelikhoborsky proezd, 127238 Moscow Russia
6.	Issued Share Capital:	Charter capital of RUR 310,438
	(a) Amount:	RUR 310,438
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Zone East LLC	100% of charter capital
8.	Last Accounts Date:

1.	Company Name:	Zone East 2 LLC
2.	Registered Number:	1097746518418
3.	Date of Incorporation:	8 September 2009
4.	Place of Incorporation:	Russia
5.	Registered office:	1, 3rd Niznelikhoborsky proezd, 127238 Moscow Russia
6.	Issued Share Capital:	Charter capital of RUR 310,438
	(a) Amount:	RUR 310,438
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Zone East LLC	100% of charter capital
8.	Last Accounts Date:

1.	Company Name:	JimJam East LLC
2.	Registered Number:	1097746518484
3.	Date of Incorporation:	8 September 2009
4.	Place of Incorporation:	Russia
5.	Registered office:	1, 3rd Niznelikhoborsky proezd, 127238 Moscow Russia
6.	Issued Share Capital:	Charter capital of RUR 310,438
	(a) Amount:	RUR 310,438
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Zone East LLC	100% of charter capital
8.	Last Accounts Date:

1.	Company Name:	Sentino SA
2.	Registered Number:	21.673076.0013
3.	Date of Incorporation:	9 May 2011
4.	Place of Incorporation:	Uruguay
5.	Registered office:	1271 Treinta y Tres Street Montevideo Uruguay, CP 11.000
6.	Issued Share Capital:
	(a) Amount:	$2,880,395 (Uruguayan pesos)
	(b) Number and Class:	2,880,395 ordinary shares of $1 (Uruguayan pesos) each
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	2,880,395 ordinary shares
8.	Last Accounts Date:

1.	Company Name:	Reality TV Latin America SCA
2.	Registered Number:	2003/5178
3.	Date of Incorporation:	25 July 2003
4.	Place of Incorporation:	Uruguay
5.	Registered office:	Ruta 8, km 17500 Brigadier Gral. J.A. Lavalleja 9065 Montevideo Uruguay
6.	Issued Share Capital:
	(a) Amount:	$600,000 (Uruguayan pesos)
	(b) Number and Class:	600,000 shares of $1 (Uruguayan pesos) each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Enterprises Limited	390,000 shares
		LMI Programming South America SA (Uruguay)	6,000 shares
		Liberty Uruguay Inc	204,000 shares
8.	Last Accounts Date:

1.	Company Name:	Chello Movieco Holdings Limited
2.	Registered Number:	8150047
3.	Date of Incorporation:	19 July 2012
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£2
	(b) Number and Class:	2 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Zone Holdings Limited	2 ordinary shares
8.	Last Accounts Date:	n/a

1.	Company Name:	Chello Movieco Inc
2.	Registered Number:	n/a
3.	Date of Incorporation:	7 May 1996
4.	Place of Incorporation:	Delaware, USA
5.	Registered office:	2711 Centerville Road Suite 400 Wilmington Delaware 19808 USA
6.	Issued Share Capital:
	(a) Amount:	$16.31
	(b) Number and Class:	1,427 common stock of $0.01 each and 204 preferred stock of $0.01 each
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Holdings Limited	1,427 common stock
		LMINT Holdings, LLC	204 preferred stock
8.	Last Accounts Date:

1.	Company Name:	Chellozone India LLC
2.	Registered Number:	n/a
3.	Date of Incorporation:	6 July 2012
4.	Place of Incorporation:	California (converted to Delaware LLC on 31 October 2012)
5.	Registered office:	2711 Centerville Road Suite 400 Wilmington Delaware 19808 USA
6.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	100% of ownership interests
8.	Last Accounts Date:

1.	Company Name:	Chellozone Movieco Asia Pte Ltd
2.	Registered Number:	200309229H
3.	Date of Incorporation:	18 September 2003
4.	Place of Incorporation:	Singapore
5.	Registered office:	10 Collyer Quay #10-01 Ocean Financial Centre Singapore 049315
6.	Issued Share Capital:
	(a) Amount:	$2
	(b) Number and Class:	2 ordinary shares of $1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	2 ordinary shares
8.	Last Accounts Date:

1.	Company Name:	MGM Programming Service India Private Ltd
2.	Registered Number:	U63040MH2007PTC171426
3.	Date of Incorporation:	8 June 2007
4.	Place of Incorporation:	India
5.	Registered office:	93-B, Mittal Court Nariman Point Mumbai 400021 India
6.	Issued Share Capital:
	(a) Amount:	Rs. 15,987,510
	(b) Number and Class:	1,598,751 equity shares of Rs. 10 each
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	1,598,750 equity shares
		Chellozone India LLC	1 equity share
8.	Last Accounts Date:

1.	Company Name:	Chello Movieco (Cyprus) Ltd
2.	Registered Number:	147469
3.	Date of Incorporation:	19 April 2004
4.	Place of Incorporation:	Cyprus
5.	Registered office:	Spyrou Kyprianou, 20 Chapo Centre, 3rd Floor CY-1075 Nicosia Cyprus
6.	Issued Share Capital:
	(a) Amount:	US$2,078
	(b) Number and Class:	1,000 ordinary shares of US$2,078 each
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	1,000 ordinary shares
8.	Last Accounts Date:

1.	Company Name:	Encore International LLC
2.	Registered Number:	n/a
3.	Date of Incorporation:	30 September 1994 (as Colorado Inc, converted to Colorado LLC on 22 April 2005)
4.	Place of Incorporation:	Colorado, USA
5.	Registered office:	1560 Broadway Denver Colorado 80202 USA
6.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Zone Vision (China) Limited	100% of ownership interests
8.	Last Accounts Date:

1.	Company Name:	Asia Television Advertising LLC
2.	Registered Number:	n/a
3.	Date of Incorporation:	17 April 1996
4.	Place of Incorporation:	Delaware, USA
5.	Registered office:	2711 Centerville Road Suite 400 Wilmington Delaware 19808 USA
6.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Zone Vision (China) Limited	100% of ownership interests
8.	Last Accounts Date:

1.	Company Name:	Beijing Mediawave Advertising Co Ltd
2.	Registered Number:	110000410200583
3.	Date of Incorporation:	29 December 1997
4.	Place of Incorporation:	People’s Republic of China
5.	Registered office:	Room 560 Media Center Yi 11 Fuxing Road Haidian District Beijing People’s Republic of China
6.	Issued Share Capital:	Registered capital of US$300,000
	(a) Amount:	US$300,000
(b) Number and Class:
7.	Shareholders	Name	Shares (and Class)
		Asia Televisions Advertising LLC	49% of registered capital
		Beijing Weilai Advertising Co Ltd	51% of registered capital
8.	Last Accounts Date:	N/A

1.	Company Name:	MGM Channel Poland Limited
2.	Registered Number:	0607708
3.	Date of Incorporation:	1 February 2007
4.	Place of Incorporation:	England and Wales
5.	Registered office:	5 New Street Square London EC4A 3TW UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	55 ordinary shares
		ITI Neovision sp. z.o.o	45 ordinary shares
8.	Last Accounts Date:	31 December 2012

1.	Company Name:	Outdoor TV Limited
2.	Registered Number:	07323317
3.	Date of Incorporation:	22 July 2010
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	100 ordinary shares of £1 each
7.	Shareholders	Name	Shares (and Class)
		Zonemedia Broadcasting Limited	78 ordinary shares
		ARA Amigos Ireland Limited	22 ordinary shares
8.	Last Accounts Date:	31 December 2011

1.	Company Name:	Polsat JimJam Limited
2.	Registered Number:	07333152
3.	Date of Incorporation:	26 January 2006
4.	Place of Incorporation:	England and Wales
5.	Registered office:	105-109 Salusbury Road London NW6 6RG UK
6.	Directors	Name
Dermot Shortt
Chris Wronski
Maciej Stec
Tomasz Karasinski
7.	Issued Share Capital:
	(a) Amount:	£100
	(b) Number and Class:	50 ordinary shares of £1 each and 50 ordinary A shares of £1 each
8.	Shareholders	Name	Shares (and Class)
		JimJam Television Limited	50 ordinary shares
		Telewizja Polsat SA	50 ordinary A shares
9.	Last Accounts Date:	31 December 2012

PART B – DMC BUSINESS UNIT
CMS:

1.	Company Name:	Chellomedia Services B.V.
2.	Registered Number:	58267263
3.	Date of Incorporation:	1 July 2013
4.	Place of Incorporation:	The Netherlands
5.	Registered office:	Boeingavenue 53 1119PE Schiphol-Rijk The Netherlands
6.	Sole Director	Name
Chellomedia Programming B.V.
7.	Issued Share Capital:
	(a) Amount:	€10,000
	(b) Number and Class:	10,000 shares of €1 each
8.	Sole Shareholder	Name	Shares (and Class)
		Chellomedia Programming B.V.	10,000 shares
9.	Last Accounts Date:

CBML:

1.	Company Name:	Chello Benelux Movieco Limited
2.	Registered Number:	06283651
3.	Date of Incorporation:	18 June 2007
4.	Place of Incorporation:	England and Wales
5.	Registered office:	38 Hans Crescent London SW1X 0LZ UK
6.	Directors	Name
Niall Curran
Ron Huisman
7.	Secretary	Name
Rutger Wiltens
8.	Issued Share Capital:
	(a) Amount:	£1
	(b) Number and Class:	1 ordinary share of £1
9.	Shareholders	Name	Shares (and Class)
		Chellomedia Direct Programming B.V.	1 ordinary share
10.	Last Accounts Date:	31 December 2011 (Dormant)

PART C – CHELLO CENTRAL EUROPE BUSINESS UNIT
Atmedia POL:

1.	Company Name:	AtMedia Spółka z organiczoną odpowiedzialnością
2.	Registered Number:	KRS 0000029930
3.	Date of Incorporation:	July 9th 1998
4.	Place of Incorporation:	Warsaw, Poland (District Court for the Capital City of Warsaw - Division XII)
5.	Registered office:	00-203 Warsaw, Bonifrateska 17., Poland
6.	Directors (Management Board)	Name
Boroszko Marcin (President)
Wajda Maria Joanna (Member)
Skrodzki Jacek (Member)
7.	Issued Share Capital
	(a) Amount:	PLN 500,000
	(b) Number and Class:	100 shares with the nominal value of PLN 5,000 each
8.	Shareholders	Name	Shares (and Class)
		Chellomedia CEE Holdco B.V.	100 shares
9.	Last Accounts Date:	31 December 2012 (from US GAAP point of view: 31 Dec 2011)

CCE HU:

1.	Company Name:	Chello Central Europe Műsorszolgáltató Zártkörűen Működő Részvénytársaság
2.	Registered Number:	Cg. 01-10-045537
3.	Date of Incorporation:	December 4th 2006
4.	Place of Incorporation:	Budapest, Hungary (Metropolitan Court of Budapest acting as Court of Registry)
5.	Registered office:	1139 Budapest Lomb utca 23-27 Hungary
6.	Directors	Name
Levente Málnay Ferenc Vaczlavik Csaba Tóth dr.
7.	Secretary	Name

8.	Issued Share Capital:
	(a) Amount:	HUF 7,702,000,000
(b) Number and Class:
24 registered, "A" series ordinary shares with a nominal value of HUF 1,000,000 each, and
7,678,000,000 registered, "B" series ordinary shares with a nominal value of HUF 1 each
(shares were issued at nominal value, except 4 registered “A” series ordinary shares the issue value of which equals to HUF 31,460,000,000)

9.	Shareholders	Name	Shares (and Class)
		Chellomedia CEE Holdco B.V.	24 "A" series ordinary registered shares
7,678,000,000 "B" series ordinary registered shares
10.	Last Accounts Date:	31 December 2012

Chello Central Europe Subsidiaries:

1.	Company Name:	Atmedia Korlátolt Felelősségű Társaság
2.	Registered Number:	Cg. 01-09-929668
3.	Date of Incorporation:	December 1st 2009
4.	Place of Incorporation:	Budapest, Hungary (Metropolitan Court of Budapest acting as Court of Registry)
5.	Registered office:	1139 Budapest, Pap Károly u. 4-6. V. em.
6.	Issued Share Capital:
	(a) Amount:	HUF 60,000,000
	(b) Number and Class:	N/A
7.	Shareholders	Name	Shares (and Class)
		AtMedia Sp. z.o.o.	100%
8.	Last Accounts Date:

1.	Company Name:	Chello Central Europe S.r.o.
2.	Registered Number:	27112501
3.	Date of Incorporation:	22 December 2003
4.	Place of Incorporation:	Prague, Czech Republic (Commercial register kept by the Municipal Court of Prague, section C, insert 97155)
5.	Registered office:	Prague 8 Pobrezni 620/3 Post Code 18600 Czech Republic
6.	Issued Share Capital:
	(a) Amount:	CZK 18,000,000
	(b) Number and Class:	N/A
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	100%
8.	Last Accounts Date:	31 December 2012

1.	Company Name:	Chello Central Europe Srl
2.	Registered Number:	J40/10639/2003
3.	Date of Incorporation:	1 August 2003
4.	Place of Incorporation:	Bucharest, Romania (Bucharest Trade Registry)
5.	Registered office:	25-29 Decebal Blvd., 9th floor, sector 3 Bucharest Romania
6.	Issued Share Capital:
	(a) Amount:	RON 1,000
	(b) Number and Class:	100 shares
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	100 shares
8.	Last Accounts Date:	N/A

1.	Company Name:	Romantica Television Srl
2.	Registered Number:	J40/34048/2007
3.	Date of Incorporation:	19 February 2007
4.	Place of Incorporation:	Bucharest, Romania (Bucharest Trade Registry)
5.	Registered office:	25-29 Decebal Blvd., 9th floor, sector 3 Bucharest Romania
6.	Issued Share Capital:
	(a) Amount:	RON 3,500.00
	(b) Number and Class:	100 shares
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	99 shares
		Chello Central Europe Srl	1 share
8.	Last Accounts Date:	N/A

1.	Company Name:	Chello Networks Srl
2.	Registered Number:	J40/29343/1994
3.	Date of Incorporation:	30 December 1994
4.	Place of Incorporation:	Bucharest, Romania (Bucharest Trade Registry)
5.	Registered office:	25-29 Decebal Blvd., 9th floor, sector 3 Bucharest Romania
6.	Issued Share Capital:
	(a) Amount:	RON 4,000.00
	(b) Number and Class:	400 shares / N/A
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	396 shares (N/A)
		Chello Central Europe Srl	4 shares(N/A)
8.	Last Accounts Date:	N/A

1.	Company Name:	Chello Central Europe Spółka z organiczoą odpowiedzialnością
2.	Registered Number:	0000081600
3.	Date of Incorporation:	23 April 1993
4.	Place of Incorporation:	Poland
5.	Registered office:	6 Chocimska Street, 00-791 Warsaw
6.	Issued Share Capital:
	(a) Amount:	PLN 50,000
	(b) Number and Class:	50 shares with the nominal value of PLN 1,000 each.
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	50 shares
8.	Last Accounts Date:	N/A

1.	Company Name:	OBN JV B.V.
2.	Registered Number:	52231429
3.	Date of Incorporation:	8 March 2011
4.	Place of Incorporation:	Amsterdam / registered seat
5.	Registered office:	Boeing Avenue 53 1119 PE, Schiphol-Rijk The Netherlands
6.	Issued Share Capital:
	(a) Amount:	EUR 18,000,-
	(b) Number and Class:	18,000 Ordinary Shares of €1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Central Europe Zrt	7,200 Ordinary Shares
		Ivan Caleta	10,800 Ordinary Shares
8.	Last Accounts Date:	N/A

PART D - MULTICANAL BUSINESS UNIT
Plator:

1.	Company Name:	Plator Holding B.V.
2.	Registered Number:	33263491
3.	Date of Incorporation:	17 April 1975
4.	Place of Incorporation:	The Netherlands
5.	Registered office:	Boeing Avenue 53 1119 PE, Schiphol-Rijk The Netherlands
6.	Sole Director	Name
Chellomedia Programming B.V.
7.	Issued Share Capital:
	(a) Amount:	€18,151.20
	(b) Number and Class:	40 ordinary shares of €453.78 each
8.	Sole Shareholder	Name	Shares (and Class)
		Chellomedia Programming Financing HoldCo II B.V.	40 ordinary shares
9.	Last Accounts Date:

Multicanal Subsidiaries:

1.	Company Name:	Multicanal (Spain) Holding, S.L.U.
2.	Registered Number:	B84351188
3.	Date of Incorporation:	7 June 2005 – Acquired by LG 8 November 2005
4.	Place of Incorporation:	Madrid, Spain
5.	Registered office:	C/ Saturno 1, 28224 Pozuelo de Alarcón Madrid Spain
6.	Issued Share Capital:
	(a) Amount:	€10,617,713.07
	(b) Number and Class:	31,821 shares
7.	Shareholders	Name	Shares (and Class)
		Plator Holding, B.V.	31,821
8.	Last Accounts Date:

1.	Company Name:	Multicanal Iberia, S.L.U.
2.	Registered Number:	B81367773
3.	Date of Incorporation:	11 January 1996
4.	Place of Incorporation:	Madrid, Spain
5.	Registered office:	C/ Saturno 1, 28224 Pozuelo de Alarcón Madrid Spain
6.	Issued Share Capital:
	(a) Amount:	€2,957,785.27
	(b) Number and Class:	1,002 shares
7.	Shareholders	Name	Shares (and Class)
		Multicanal (Spain) Holding, S.L.U.	1,002
8.	Last Accounts Date:

1.	Company Name:	Multicanal Gestión Publicitaria, S.L.U.
2.	Registered Number:	B-86538386
3.	Date of Incorporation:	3 September 2012
4.	Place of Incorporation:	Madrid, Spain
5.	Registered office:	C/ Saturno 1, 28224 Pozuelo de Alarcón Madrid Spain
6.	Issued Share Capital:
	(a) Amount:	3,000 euros
	(b) Number and Class:	3,000 shares
7.	Shareholders	Name	Shares (and Class)
		Multicanal (Spain) Holding, S.L.U.	3,000
8.	Last Accounts Date:

1.	Company Name:	Dreamia Holding B.V.
2.	Registered Number:	34359000
3.	Date of Incorporation:
4.	Place of Incorporation:	The Netherlands
5.	Registered office:	Boeingavenue 53 1119PE Schiphol-Rijk The Netherlands
6.	Issued Share Capital:
(a) Amount:
(b) Number and Class:
7.	Shareholders	Name	Shares (and Class)
Plator Holding B.V.
Zon Audiovisuais, SGPS, S.A
8.	Last Accounts Date:	N/A

1.	Company Name:	The History Channel, Iberia B.V.
2.	Registered Number:	27163568
3.	Date of Incorporation:
4.	Place of Incorporation:	The Netherlands
5.	Registered office:	Naritaweg 165 Telestone 8 1043BW Amsterdam
6.	Issued Share Capital:
(a) Amount:
(b) Number and Class:
7.	Shareholders	Name	Shares (and Class)
Plator Holding B.V.
A&E Television Networks
8.	Last Accounts Date:	N/A

PART E – CHELLO LATAM BUSINESS UNIT
Chello Latam:

1.	Company Name:	Chello Latin America LLC
2.	Registered Number:	2896672
3.	Date of Incorporation:	15 May 1998
4.	Place of Incorporation:	Delaware, USA
5.	Registered office:	2711 Centerville Road, Suite 400, Wilmington, DE 19808
6.	Directors	n/a
7.	Secretary	n/a
8.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	n/a
9.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	50.1% of the ownership interests
		United Latin America Programming, LLC	49.9% of the ownership interests
10.	Last Accounts Date:

Chello Latam Subsidiaries

1.	Company Name:	Chellomedia Serviços de Televisão do Brasil Ltda
2.	Registered Number:	NIRE JUCESP 35226733997 (CNPJ: 15.777.180/0001-90)
3.	Date of Incorporation:	June 6, 2012
4.	Place of Incorporation:	Brazil
5.	Registered office:	Avenida das Nações Unidas No. 12.995, 10th floor, São Paulo / SP - Brazil
6.	Issued Share Capital:
	(a) Amount:	BRL 20,000 (Brazilian Reais)
	(b) Number and Class:	20,000 ordinary shares of BRL1 each
7.	Shareholders	Name	Shares (and Class)
		Chello Latin America LLC	19,999 ordinary shares
		Chello Movieco Holdings Ltd	1 ordinary shares
8.	Last Accounts Date:

1.	Company Name:	Liberty Programming South America LLC
2.	Registered Number:	20051433777
3.	Date of Incorporation:	22 November 2005
4.	Place of Incorporation:	Colorado, USA
5.	Registered office:	1560 Broadway, Suite 2090, Denver, CO 80202, USA
6.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	1,000 Units
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc	1,000 Units
8.	Last Accounts Date:

1.	Company Name:	Canal Cosmopolitan Latinamerica LLC
2.	Registered Number:	3536167
3.	Date of Incorporation:	12 June 2002
4.	Place of Incorporation:	Delaware, USA
5.	Registered office:	2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA
6.	Issued Share Capital:
	(a) Amount:	n/a
	(b) Number and Class:	n/a
7.	Shareholders	Name	Shares (and Class)
		Chello Movieco Inc.	75% of the ownership interests
		Liberty Uruguay, Inc.	25% of the ownership interests
8.	Last Accounts Date:

1.	Company Name:	Liberty Uruguay Inc
2.	Registered Number:	3591148
3.	Date of Incorporation:	14 November 2002
4.	Place of Incorporation:	Delaware, USA
5.	Registered office:	2711 Centerville Road, Suite 400, Wilmington, DE 19808, USA
6.	Issued Share Capital:
	(a) Amount:	US$100
	(b) Number and Class:	10,000 common stock, Par value of US$0.01 each
7.	Shareholders	Name	Shares (and Class)
		Liberty Programming South America LLC	10,000 common stock
8.	Last Accounts Date:

1.	Company Name:	Liberty South America SRL
2.	Registered Number:	Number 56; Book 106, Volume of SRL;
3.	Date of Incorporation:	January 3, 1997
4.	Place of Incorporation:	Argentina
5.	Registered office:	Suipacha 268, 12 floor, city of Buenos Aires.
6.	Issued Share Capital:
	(a) Amount:	AR$854,015 (Argentine pesos)
	(b) Number and Class:	854,015 Quotas of AR$1 (Argentine pesos) each
7.	Shareholders	Name	Shares (and Class)
		Liberty Programming South America LLC	811,775 Quotas
		Liberty Latin Programming Ltd	42,240 Quotas
8.	Last Accounts Date:	N/A

1.	Company Name:	Liberty Latin Programming Ltd
2.	Registered Number:	CR83715
3.	Date of Incorporation:	4 August 1998
4.	Place of Incorporation:	Cayman Islands
5.	Registered office:	PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands
6.	Issued Share Capital:
	(a) Amount:	US$50,000
	(b) Number and Class:	5,000,000 shares, par value of US$0.01 each
7.	Shareholders	Name	Shares (and Class)
		Liberty Programming South America LLC	5,000,000 shares
8.	Last Accounts Date:

1.	Company Name:	Pramer S.C.A.
2.	Registered Number:	Original: 3330 Book 98 (SRL) First transformation: 4374 Book 1 (SA) Last transformation: 9516 Book 2 (SCA)
3.	Date of Incorporation:	14 May 1993
4.	Place of Incorporation:	Argentina
5.	Registered office:	Costa Rica 5522 – (C1414BTD) Buenos Aires Argentina
6.	Issued Share Capital:
	(a) Amount:	AR$ 6,491,949 (Argentine pesos)
	(b) Number and Class:	6,491,949 Quotas of AR$1 (Argentine pesos) each
7.	Shareholders	Name	Shares (and Class)
		Liberty Programming South America LLC	1,166 Quotas
		Liberty Latin Programming Ltd	6,490,782 Quotas
		Liberty South America SRL	1 Quota
8.	Last Accounts Date:	31 December

1.	Company Name:	LMI Programming South America S.A.
2.	Registered Number:	5,302 Public registry of Commerce of Uruguay
3.	Date of Incorporation:	May 6, 2002
4.	Place of Incorporation:	Uruguay
5.	Registered office:	Paysadú 935, 3º floor Montevideo Uruguay
6.	Issued Share Capital:
	(a) Amount:	195,000 (Uruguayan Pesos)
	(b) Number and Class:	195,000 Ordinary barer shares of 1 Uruguayan Pesos each
7.	Shareholders	Name	Shares (and Class)
		Liberty Uruguay, Inc.	193,050 Ordinary shares
		Liberty FA Holdings, Inc.	1,950 Ordinary shares
8.	Last Accounts Date:	N/A

Part F – OTHER CHELLO COMPANIES
DXD POL:

1.	Company Name:	Disney XD Poland Limited
2.	Registered Number:	88517C
3.	Date of Incorporation:	25/11/1997
4.	Place of Incorporation:	Isle of Man
5.	Registered office:	International House Castle Hill Victoria Road Douglas Isle of Man IM2 4RB
6.	Issued Share Capital:
	(a) Amount:	US$1,100
	(b) Number and Class:	1,100 Ordinary Shares of US$1.00 each
7.	Shareholders	Name	Shares (and Class)
		LGI Ventures B.V.	220 ordinary shares
		Disney XD Poland N.V.	880 ordinary shares
8.	Last Accounts Date:	N/A

Shorts Int:

1.	Company Name:	Shorts International Limited
2.	Registered Number:	03962510
3.	Date of Incorporation:	3 March 2000
4.	Place of Incorporation:	England and Wales
5.	Registered office:	6 – 8 Luke Street London United Kingdom EC2A 4XY
6.	Issued Share Capital:
	(a) Amount:	£181.47
	(b) Number and Class:	4,620 preference shares of £0.01 each 13,527 ordinary shares of £0.01 each
7.	Shareholders	Name	Shares (and Class)
		Shorts Entertainment Holding Limited	13,527 ordinary shares
		LGI Ventures B.V.	4,620 preference shares
8.	Last Accounts Date:	N/A

SCHEDULE 3
PROPERTY

Address of Property	Lessor	Lessee	Lease Agreement
Berghaus Plaza at Koningin Wilhelminaplein 2-4, 1062 HK Amsterdam, the Netherlands	Gotthard Vastgoed B.V.	1. Liberty Global Europe Holding B.V. (the successor of United Pan-Europe Communications N.V.) 2. Chellomedia Programming B.V. (previously named UPC Programming B.V.)	Lease agreement dated 29 October 2001, as amended on 7 October 2002, 27 July 2005.
HU-1139 Budapest Pap Károly u. 4-6. III. emelet	Lentia Real Kft.	Chello Central Europe Műsorszolgáltató Zrt.	15 October 2008 to 15 January 2013
HU-1139 Budapest Lomb utca 23-27.	Lomb 23. Kft.	Chello Central Europe Műsorszolgáltató Zrt.	24 April 2000 to 30 June 2025
HU-1151 Budapest Felsőkert utca 9. D. épület	Origo Filmgroup Zrt.	Chello Central Europe Műsorszolgáltató Zrt.	23 November 2012 to 23 November 2014
Pobřežní 620/3, 186 00 Praha, Czech Republic	AtMedia Sp. z.o.o.	Chello Central Europe s.r.o	1 March 2009 to 31 May 2014
Ul. Bonifraterska 17 inn Warsaw	Westinvest Gesellschaft Sp. z o.o.	At Media POL	30 June 2009 to 29 February 2016
Pobřežní 3, Prague 8 Czech Republic (1 parking space)	IBC – Středisko mezinárodniho obchodu, akciová společnost	Chello Central Europe s.r.o	10 June 2013 – 3 months’ rollover
Chocimska 6, 00-791 Warszawa, Poland	BTI Studios Sp. z.o.o	Chello Central Europe Sp. z.o.o.	1 September 2010 to 31 August 2015
25-29 Decebal Bd, 10th Floor, sector 3, 030964 Bucharest (Bucharest office)	Olympia Dezvoltare SRL	Chello Networks s.r.l	15 November 2011 to 15 November 2014.
11 Piscul Rachietei, sector 3 Bucharest (Bucharest warehouse)	Florea Alexandru	Chello Networks s.r.l	9 April 2012 - 6 months’ rollover
Apartment B2 1 Chervena Stena Sofia Bulgaria	Ioanis Babatsikos	Chello Central Europe Trade Office	1 January 2013 to 31 October 2013
Saturno 1 Pozuelo de Alarcón, Madrid (Spain)	Consorcio de Compensación de Seguros	Multicanal Iberia, SLU	1 June 2011
Doctor Trueta 129-133 Barcelona (Spain)	Kanar Componentes, SL	Multicanal Iberia, SLU	1 October 2010
Costa Rica 5522 City of Buenos Aires (C1414BTD) Argentina	Pomacanthus S.A.	Pramer S.C.A.	1 January 2012 to 31 December 2014

Humboldt 1967, 3rd. Floor. City of Buenos Aires (C1414CTU) Argentina	Humboldt 1967 S.A.	Pramer S.C.A.	1 November 2009 to 31 October 2014
Avenue Homero Num 538, Colonia Chapultepec Morales, Mexico D.F.	Tania Nasta Haik de Charu	Pramer S.C.A.	1 March 2012 to 28 February 2013 (verbally extended to date on a month by month basis)
800 S. Douglas Road North Tower, 10th Floor. Coral Gables, FL 33134-6919 USA	Aslan III Douglas Entrance, L.L.C.	Chello Latin America, L.L.C.	1 October 2013 to 31 July 2019
No 22 Chaowai Street, Chaoyang District Beijing China	Beijing Prime Tower Real Estate Development Co Ltd	Encore International Inc	23 May 2012
Ground Floor, North and South Unit, 111 Salusbury Road, London, NW6 UK	Corbis Images UK Limited	Zonemedia Management Limited	21 June 2012
Part Ground floor 105 Salusbury Road London NW6 UK	Ottley Corp and ITE Group plc	Zonemedia Management Limited	3 January 2013
Part 1st Floor 105 Salusbury Road London NW6 UK	Ottley Corp and ITE Group plc	Zonemedia Management Limited	3 January 2013
Unit 2B Queens Studios 117/121 Salusbury Road London NW6 UK	Q.S. Land Limited	Zonemedia Management Limited	1 December 2011

Unit 4 Queens Studios 117/121 Salusbury Road London NW6 UK	Q.S. Land Limited	Zonemedia Management Limited	1 December 2011
Unit 5B Queens Studios 117/121 Salusbury Road London NW6 UK	Q.S. Land Limited	Zonemedia Management Limited	1 December 2011
Office 412 bld 1 40 Bolshaya Semenovskaja Street, Moscow Russia	ALFA-ProM LLC	Zonemedia Enterprises Limited	1 March 2013

SCHEDULE 4
PRE-COMPLETION MATTERS

1.	CONTINUATION OF BUSINESS IN THE NORMAL COURSE AND TAX MATTERS

1.1	The business of each Chello Group Company must be operated in all material respects in the ordinary course of business as carried on in the 12 months prior to the date of this Agreement.

1.2
The Sellers shall make or cause to be made prior to the Completion Date such US tax classification elections pursuant to Treasury Regulation Section 301.7701-3(c), which shall be effective beginning as of a date at least one day prior to the Completion Date and continuing through (and including) the Completion Date, as are necessary to treat the Chello Group Companies in the manner set forth in Column (C) of Schedule 13 for US federal income tax purposes.

1.3
The Sellers shall use reasonable endeavours to cause Liberty Uruguay Inc. to convert under Delaware law from a Delaware corporation to a Delaware limited liability company and to remain as a Delaware limited liability company immediately prior to Completion.

1.4
Upon written notice from the Buyer provided no more than 15 Business Days after the Signing Date (and such notice to contain the number of shares to be issued by CCE HU provided that the Buyer, acting promptly as reasonably practicable and in any event by 10 December 2013, may update such number by subsequent written notice upon receiving additional information under clause 3.17, with such update to be given effect to the extent legally possible), the Sellers shall use reasonable endeavours to cause CCEEH to contribute the Atmedia POL Shares to CCE HU not more than 5 Business Days prior to the Completion Date, in exchange for such number of shares of CCE HU set out in the applicable written notice, and such newly issued shares shall become a part of the CCE HU Shares. In the event such contribution takes place, the Polish SPA shall not be entered into. Notwithstanding the Buyer having provided written notice pursuant to this paragraph 1.4, the parties acknowledge that in the event that the contribution of Atmedia POL Shares to CCE HU in exchange for CCE HU Shares cannot or does not for whatever reason take place, on Completion, the Buyer and the Sellers will nevertheless complete the Polish SPA in accordance with its terms and the Buyer and Sellers agree that any Conveyance Taxes payable on the sale, purchase and transfer of Atmedia POL Shares to the Buyer (or any Additional Buyer) pursuant to that Polish SPA shall be borne 50% by the Buyer and 50% by the Sellers.

1.5	The Sellers shall use reasonable endeavours to cause Liberty FA Holdings Inc. to sell its 1% shareholding in LMI Programming SA to CMC Inc for $1.00 prior to the Completion Date.

1.6
The Sellers shall continue each of the Insurance Policies and not do or omit to do anything which would make any of the Insurance Policies void or voidable or do anything which would entitle any of the insurers thereunder to refuse indemnity in relation to any claims thereunder.

1.7
If any claim arises under the Insurance Policies the Sellers shall make any such claim promptly and shall, to the extent any such claim is not made in the name of a Chello Group Company hold the benefit of such claim on trust for the Buyer.

1.8
Upon written notice from the Buyer provided no more than 15 Business Days after the Signing Date, the Sellers shall make reasonable efforts to cause CCE HU to convert under the laws of Hungary from a Hungarian zdrtkoruen mukodo reszvenytdrsasdg (Zrt) to a Hungarian korldtolt felelossegu tdrsasdg (Kft) (a "Kft") and to remain as a Kft immediately prior to Completion, it being understood however that it is possible the process for such conversion will not have concluded prior to Completion, and it being understood further that the Sellers shall consult with and take reasonable directions from the Buyer as to the manner in which the process for such conversion shall be conducted including, without limitation, direction as to whether the conversion shall be accomplished in a manner that results in recognition of gain or loss by CCE HU for Hungarian Tax purposes or, instead, that does not result in recognition of gain or loss by CCE HU for Hungarian tax purposes.

1.9
For purposes of this Agreement, the "Latam Sale Price" means the Pre-Completion Restructuring Amount allocated to the Chello Latam Sale Shares pursuant to clause 3.17, the "Pref Share Redemption Price" means the Pre-Completion Restructuring Amount allocated to the CMC Inc Pref Shares pursuant to clause 3.17, and the "Cash Amount" means an amount equal to the sum of the Latam Sale Price and the Pref Share Redemption Price. Prior to Completion, the Sellers shall procure that the following transactions occur, either in a manner that is in accordance with the parties' agreement pursuant to clause 3.17(b)(x) on the Latam Sale Price and the Pref Share Redemption Price or, in the absence of such agreement, in a manner that is in accordance with clause 3.17(e):

(a)	CMPFH shall lend to Chello MovieCo Holdings Ltd on arm's length terms (the "CMPFH Loan") an amount equal to the Cash Amount;

(b)	Chello MovieCo Holdings Ltd shall contribute to the capital of CMC Inc, in exchange for common shares of CMC Inc, an amount equal to the Cash Amount;

(c)
CMC Inc shall buy from ULAP on arm's length terms the Chello Latam Sale Shares, for cash consideration equal to the Latam Sale Price, provided that Sellers and the Buyer agree that the Latam Sale Price shall be deemed adjusted after Completion by the amount of any payment pursuant to clauses 3.9, 3.10, 3.11, 3.12 or 3.13 to the extent attributable to the Chello Latam Sale Shares (it being understood that the amount of any such payment that is so attributable shall be determined pursuant to clauses 3.17(d) through (e)); and

(d)
CMC Inc shall redeem from LMINT the CMC Inc Pref Shares on arm's length terms, for cash consideration equal to the Pref Share Redemption Price, provided that Sellers and the Buyer agree that the Pref Share Redemption Price shall be deemed adjusted after Completion by the amount of any payment pursuant to clauses 3.9, 3.10, 3.11, 3.12 or 3.13 to the extent attributable to the CMC Inc Pref Shares (it being understood that the amount of any such payment that is so attributable shall be determined pursuant to clauses 3.17(d) through (e)).

The Sellers and the Buyer shall consult and cooperate with one another in advance of the transactions described in Paragraphs 1.9(a) through (d). Upon completion of such transactions, (i) the CMPFH Loan shall become a Loan Receivable for purposes of this Agreement, and such Loan Receivable shall be sold by CMPFH to the Chello Zone Buyer (or an applicable person nominated pursuant to clause 2.4) at Completion and (ii) ULAP and LMINT, respectively, will cease to have an obligation to transfer the Latam Sale Shares and the CMC Inc Pref Shares under clause 2 to the Buyer (or an applicable person nominated pursuant to clause 2.4) at Completion.

1.10
From the Signing Date through Completion, the Sellers at their option may procure that (i) any borrower under a CCE Loan Receivable or UK Loan Receivable will make payments of principal and interest on such Loan Receivable and/or (ii) any borrower under the Spanish Loans will make payments of interest on such Spanish Loans, in each case out of the borrower's operating cashflow for such period, to the extent in accordance with the Sellers' customary business practices in respect of that borrower. Except as provided in the preceding sentence or as permitted by paragraph 2.4(h) below, the Sellers must not and will procure that the relevant Chello Group Companies do not amend, vary, assign or otherwise transfer any of the Loan Receivables or the Spanish Loans and must not waive, repay, prepay, capitalise or otherwise discharge any amounts owing pursuant to the Loan Receivables or the Spanish Loans.

1.11
The Sellers shall continue to maintain and renew all Consolidated Chello Company Intellectual Property and all Retained Chello Intellectual Property Rights which are due for renewal in the period prior to Completion provided that such renewal is in the ordinary course of business. The Sellers shall use reasonable efforts to inform the Buyer if any of the Consolidated Chello Company Intellectual Property or Retained Chello Intellectual Property Rights lapse.

2.	MATTERS REQUIRING BUYER'S PERMISSION

2.1	No Consolidated Chello Company or Minority JV Company may do or agree to do any of the following unless, in each case, the Buyer gives its prior written permission to the Sellers:

(a)	modify any rights attached to any shares in a Consolidated Chello Company or 50/50 JV Company;

(b)
except as required by law or the terms of a JV Contract or Ancillary JV Contract create, allot or issue, or grant a right to acquire (either by transfer or subscription), shares or loan capital in the capital of a Consolidated Chello Company or a 50/50 JV Company, or issuing securities giving a right over any shares in the capital of a Consolidated Chello Company or a 50/50 JV Company;

(c)
subject to always to paragraph 1.10 above, capitalise or repaying an amount standing to the credit of a reserve of a Consolidated Chello Company or a 50/50 JV Company or redeem or purchase shares or loan capital in the capital of a Consolidated Chello Company or a 50/50 JV Company or otherwise reorganise the share capital of a Consolidated Chello Company or a 50/50 JV Company save for the capitalisation of any loan owed by a Consolidated Chello Company or a 50/50 JV Company to either another Consolidated Chello Company;

(d)
make capital expenditure exceeding in total €1,000,000 (or its equivalent at the time) or incur a commitment or commitments involving capital expenditure exceeding in total €1,000,000 (or its equivalent at the time) or in the ordinary course of business make capital expenditure of more than €2,500,000 when aggregated with any other capital expenditure performed in this paragraph;

(e)
admit a person as a member or partner of a Consolidated Chello Company or a 50/50 JV Company or transferring, or approving the transfer of, shares (or in the case of partnership, a partnership interest) in a Consolidated Chello Company or 50/50 JV Company, except where such transfer is contemplated by the terms of this Agreement or a Transaction Document;

(f)	create or amend an Encumbrance over any shares or uncalled capital of a Consolidated Chello Company or a 50/50 JV Company;

(g)
the members of a Consolidated Chello Company or a 50/50 JV Company pass a shareholders' or equivalent resolution save for the approval of statutory accounts or any other business conducted at an annual general meeting of such Consolidated Chello Company or a 50/50 JV Company;

(h)	a Consolidated Chello Company:

(i)
acquire shares securities, or partnership interests or any other interest in a body corporate or partnership or merge or consolidate with a body corporate or partnership or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction; or

(ii)
other than in the normal operation of business, acquire or dispose of, any revenues, assets, business or undertakings or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent); or

(iii)	other than in the normal operation of business, create, amend or redeem an Encumbrance over any asset of a Consolidated Chello Company;

(i)	enter into a long term, onerous, unusual or material agreement, arrangement or obligation in each case, involving consideration, expenditure or liabilities in excess of €500,000 per annum;

(j)
enter into an agreement, arrangement or obligation (whether legally enforceable or not) in which a Seller's Group Company or a director of a Seller's Group Company or a Consolidated Chello Company or a person connected with any of them is interested;

(k)
amend, terminate, serve any notice to terminate, cause termination of, do or omit to do anything which would entitle a counterparty to terminate or foreshorten any Material Agreement or any Carriage Agreement that has revenues associated with it in excess of €75,000 per annum, which is not capable of being terminated without compensation or which is not in the usual course of its business or which involves or may involve in each case total annual expenditure of €500,000;

(l)
amend the terms of its borrowing or indebtedness for borrowed money or create, or incur any of the foregoing (except pursuant to loan facilities fairly disclosed in the Disclosure Letter where the borrowing or indebtedness for borrowed money does not exceed the amount available to be drawn by a Consolidated Chello Company under those loan facilities);

(m)
give a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation, except for the giving of any guarantee in respect of (i) the UEFA Agreement and/or (ii) the property used by the Chello Group at Berghaus Plaza, The Netherlands;

(n)
start, compromise, settle or waive any right in relation to litigation or arbitration proceedings in relation to claims in excess of €250,000 or release, discharge or compound any liability or claim other than in each case for the purpose of any debt collection in the ordinary course of business;

(o)
change (or permit to be changed) any accounting or Tax procedure or practice, except as set forth in paragraph 1.2 of this Schedule 4, make (or permit to be made) any material Tax election (including an election to change the US tax classification of any Consolidated Chello Company other than in accordance with paragraph 1.2 of this Schedule 4), consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment (other than extensions of time to file Tax Returns obtained in the ordinary course);

(p)	take any action which could result in a significant increase in the capital of CZHL for the purposes of section 677 Corporation Tax Act 2010;

(q)
amend the terms and conditions of employment of any of the Employees and/or Key Employees (except in the usual course of the business) or provide, or agree to provide, a gratuitous payment or benefit to any of the Employees and/or Key Employees (or any of their dependants) or increase or agree to increase any Employee or Key Employee's remuneration by more than 5% per cent or employ, engage (except in the usual course of the business) or terminate the employment or engagement (other than in response to fraud, gross misconduct or material breach of contract) of any Employee or Key Employee;

(r)
save as agreed in writing between the Buyer and any Sellers' Retained Group Company, waive, modify or vary any right to the material detriment of any Seller's Group Company or Consolidated Chello Company in relation to any (i) Material Agreement or Carriage Agreement that has revenues associated with it in excess of €75,000 per annum to which any Consolidated Chello Company is a party or of which it has the benefit or (ii) JV Contract governing any Minority JV Company;

(s)	waive any right of recourse (whether legal or arbitral) against any third party or make any admission of liability to any third party to any material extent;

(t)	save as agreed in writing between the Buyer and any Sellers' Retained Group Company, vary any term or condition of any Carriage Agreement entered into with any Seller’s Group Company; or

(u)	agree to do any of the matters set out in sub-paragraphs (a) – (t) above.

2.2
Paragraph 2.1 of this Schedule 4 takes priority over paragraph 1 of this Schedule 4 if there is a conflict between the provisions, except that paragraph 1.9 shall take priority over paragraph 2.1 of this Schedule if there is a conflict between the provisions. Paragraph 2.4 of this Schedule 4 takes priority over paragraph 1 of this Schedule 4 if there is a conflict between the provisions.

2.3
The Sellers shall promptly provide the Buyers with such documents and/or information as the Buyers may reasonably request in connection with the implementation of the Restructuring Paper or the DMC Carve-Out Agreement.

2.4	Neither paragraph 1 (excluding, however, paragraphs 1.2 and 1.4) of this Schedule 4 nor paragraph 2 of this Schedule 4 prevents or restricts the Sellers or a Consolidated Chello Company from:

(a)	completing or performing an obligation or taking any action which is required under any Transaction Document;

(b)	the settlement or prepayment of Intra-Group Non-Trade Receivables and/or Intra-Group Non-Trade Payables settled in accordance with the terms of this Agreement;

(c)
completing or performing an obligation under a contract or arrangement binding on a Consolidated Chello Company before the Signing Date provided such contract or arrangement has been fairly disclosed in the Disclosure Letter or the Data Room and is not inconsistent with paragraph 1.10;

(d)	taking or omitting to take any action:

(i)	at the Buyer's express written request; or

(ii)	in order to comply with a legal or regulatory requirement or is required by any applicable Law or under any local GAAP or US GAAP;

(e)
taking any of the steps set out in the Restructuring Paper or the DMC Carve-Out Agreement or materially in accordance with the Restructuring Paper or DMC Carve-Out Agreement or such other steps to transfer the business of the DMC Business Unit to CMS but without prejudice to clause 16.1(a) of this Agreement;

(f)	taking or omitting to take any action in accordance with the requirements of the TSA, and on completion of the DMC Carve-Out Agreement (in accordance with its terms) the DMC TSA;

(g)
paying interest in the ordinary course of any Chello Group Company's business, including, without limitation, any payment of interest by CZHL in respect of the debt CZHL owes to CMPFH, and any payment of interest by Chellozone (UK) Limited in respect of the debt Chellozone (UK) Limited owes to CMPFH;

(h)
lawfully performing a cash sweep or similar arrangement in respect of any cash which is available from any Chello Group Company on a weekly basis in the ordinary course of business, so long as performance of such action is consistent with paragraph 1.11;

(i)	using or utilising any Trapped Cash for any lawful purpose whatsoever so long as such use does not breach paragraph 1.11; and

(j)
taking any reasonable steps, including the entry into and performance of any transactions (and including any omissions), solely for the purposes of ensuring that there is no significant increase in the capital of CZHL for the purposes of section 677 Corporation Tax Act 2010.

SCHEDULE 5
COMPLETION OBLIGATIONS

1.	SELLERS' OBLIGATIONS

1.1	No later than two Business Days prior to Completion, the Sellers must ensure that the following items are delivered to the Notary:

(a)	a copy of the Notary Letter signed by the authorised representatives of CMPFH and CMP;

(b)	the original shareholders' registers (aandeelhoudersregisters) of each of CMS and Plator;

(c)
original executed and duly legalised and apostilled (if required) powers of attorney in such form as required by the Notary, authorising the specified attorney(s) to appear before the Notary and on behalf of CMPFH, CMP, CMS and Plator, to sign the Notarial Deeds at Completion in order to effect Completion in accordance with clause 6 and the Notary Letter; and

(d)	photocopies of a valid passport of the signatories of the powers of attorney on behalf of CMPFH, CMP, CMS and Plator as referred to in paragraph 1.1(c) of this Schedule 5.

1.2	At or immediately prior to Completion, the Sellers must ensure that the following items are delivered to the Buyer:

(a)	evidence satisfactory to the Buyer of the capacity and authority of each person executing a Transaction Document and each document referred to in this Schedule 5 on the Sellers' behalf;

(b)
instruments of transfer of all the CZHL Shares and the CBML Shares properly executed by the registered holders of those shares in favour of, respectively, the Chello Zone Buyer and the DMC Buyer (or any other person that the Buyer nominates for the purpose pursuant to clause 2.4 of the Agreement) together with the share certificates relating to the CZHL Shares and the CBML Shares;

(c)
irrevocable powers of attorney in the agreed form duly executed by each of the registered holders of the CZHL Shares and the CBML Shares in favour of, respectively, the Chello Zone Buyer and the DMC Buyer (or any other person that the Buyer nominates for the purpose pursuant to clause 2.4 of the Agreement) to enable such person to exercise all voting and other rights attaching to the Sale Shares pending registration of the transfers to such person or its nominee;

(d)	the stock power in respect of the stock certificate for the Chello Latam Sale Shares duly executed by ULAP;

(e)
if, and only if the steps in paragraph 1.9 of Schedule 4 have not been completed prior to the Completion Date, the stock power in respect of the stock certificate for the CMC Inc Pref Shares duly executed by LMINT;

(f)	the endorsement on the back of the share certificate for the CCE HU Shares duly executed by CCEEH;

(g)	Novation Agreements duly signed by the relevant Seller or Sellers' Retained Group Company;

(h)
a certificate signed by a director of CMP addressed to the Buyer confirming that the transfer of the DMC Business has been implemented in accordance with (i) the DMC Carve-Out Agreement (as amended solely pursuant to clause 5.12); and (ii) in all material respects with the Restructuring

Paper (including the execution of the DMC TSA by all parties thereto) and attaching a duly executed copy of the executed DMC Carve-Out Agreement and the DMC TSA;

(i)
a duly executed instrument of transfer of the interest held by the Seller Group in LMI Programming South America S.A properly executed by the registered holders of those shares in favour of Liberty Uruguay Inc. (or the limited liability company into which it converts in accordance with clause 1.7 of Schedule 4) together with the share certificates relating to the interest so transferred;

(j)
a simple form sale and purchase agreement duly executed by all parties thereto in respect of the ZELLC Shares between CZHL and CMPFH or such other Sellers' Retained Group Company as CMPFH may nominate, together with the updated list of participants and an extract from the EGRUL reflecting the transfer of shares to CMPFH (or such other Sellers' Retained Group Company as CMPFH may nominate) executed before the Russian public notary;

(k)	a duly executed original of the DMC Carve-Out Agreement duly executed by all the parties thereto;

(l)
a duly executed, valid and enforceable original signature version of all Carriage Amendment Agreements, having effect on and from Completion in accordance with the terms of any Transaction Document expressly referring to Carriage Amendment Agreements;

(m)	a duly executed Completion Disclosure Letter;

(n)	a duly executed original counterpart of the UFB Waiver duly executed by all the parties thereto;

(o)	a duly executed original of the IP Trade Mark and Domain Name Assignment;

(p)	certified true copies or originals (if required by local law) of duly executed releases in respect of or evidence that the following security Encumbrances have been released:

(i)	Romantica (East) Limited: Security Agreement dated 23 July 2008 and Supplemental Security Deed dated 2 November 2007 registered in favour of Toronto Dominion (Texas) LLC (as security agent);

(ii)
Chello Zone Holdings Limited: Share Security Agreement dated 12 December 2006, Security Agreement dated 12 December 2006 and Supplemental Security Agreement dated 2 November 2007 registered in favour of Toronto Dominion (Texas) LLC (as security agent);

(iii)	Zonemedia Management Limited: Security Agreement dated 12 December 2006 registered in favour of Toronto Dominion (Texas) LLC (as security agent);

(iv)
Zonemedia Enterprises Limited: Share Security Agreement dated 12 December 2006 and Security Agreement dated 12 December 2006 registered in favour of Toronto Dominion (Texas) LLC (as security agent); and

(v)	Atmedia POL: Registered pledge on shares dated 6 February 2009 and registered pledge on shares dated 9 February 2009 registered in favour of Toronto Dominion (Texas) LLC and the Bank of Nova Scotia;

(q)
true copies of executed written resignation letters (expressed to take effect from the end of the board meeting or written shareholder resolution of the relevant Target Company referred to in paragraph 1.3 of this Schedule 5) of those current directors, authorised representatives (gevolmachtigden) and secretaries of such Target Company as nominated by the Buyer, resigning from their respective offices and employments, in each case executed as deeds in the agreed form.;

(r)
a certification meeting the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations to the effect that CMC Inc is not, nor has it been within 5 years of the date of the certification, a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and shall cause CMC Inc to provide a copy of such certification to the US Internal Revenue Service prior to Completion in accordance with Section 1.897-2(h)(2) of the Treasury Regulations; and

(s)
a properly completed and executed (taking into account the rules for execution of an election with retroactive effect) election pursuant to Treasury Regulation Section 301.7701-3(c), effective beginning at least one day prior to the Completion Date and continuing through (and including) the Completion Date, to treat Chello Movieco Holdings Limited as a disregarded entity for US federal income tax purposes, together with written authorization in a form reasonably acceptable to the Buyer to file such election with the US Internal Revenue Service, which filing shall be made upon or immediately following Completion.

1.3
The Sellers must ensure that, where necessary, (i) a board meeting of each Target Company is properly convened and held at or prior to Completion, or (ii) a written shareholder's resolution or management board resolution of the Target Company is executed at or prior to Completion, as the case may be, at which:

(a)	the board approves for registration the transfers of the Sale Shares (subject only to the transfers being duly stamped by and at the cost of the Buyer) and/or Loan Receivables (as the case may be);

(b)	the board accepts the resignations of all the directors and the secretary of the Target Company, so that the resignations take effect from the end of the meeting;

(c)
the board appoints the persons nominated by the Buyer as directors and secretary of the Target Company with effect from the end of the meeting (within the maximum number, if any, permitted under the Company's articles of association);

(d)
the shareholder of the Target Company (i) accepts the resignations of the current directors of the Target Company with effect immediately after the execution of the Notarial Deeds and (ii) appoints those persons nominated by the Buyer as new directors of the Target Company with effect immediately after the execution of the Notarial Deeds; and

(e)
the management board (i) dismisses the persons nominated by the Buyer as authorised representatives (gevolmachtigden) of the Target Company with effect immediately after the execution of the Notarial Deeds and (ii) appoints those persons nominated by the Buyer as new authorised representatives (gevolmachtigden) of the Target Company with effect immediately after the execution of the Notarial Deeds.

2.	BUYER'S OBLIGATIONS

2.1	No later than two Business Days prior to Completion, the Buyer must ensure that the following items are delivered to the Notary:

(a)	a copy of the Notary Letter signed by the authorised representatives of, as applicable, the Buyer and/or the applicable Additional Buyer(s);

(b)	a copy of the Completion Disclosure Letter duly signed by the Buyer;

(c)
original executed and duly legalised and apostilled (if required) power(s) of attorney in such form as required by the Notary, authorising the specified attorney(s) to appear before the Notary and on behalf of, as applicable, the Buyer and/or the applicable Additional Buyer(s), to sign the Notarial Deeds at Completion in order to effect Completion in accordance with clause 6 and the Notary Letter; and

(d)	photocopies of a valid passport of the signatories of the power of attorney on behalf of the Buyer and/or other person(s) referred to in paragraph 2.1(c) of this Schedule 5.

2.2
By no later than 16:00 CET on the Business Day prior to the Completion Date the Buyer and/or the applicable Additional Buyer(s), as the case may be, shall pay the Notary Amount in full without any deduction, withholding or set-offs in available funds by wire transfer into the Notary Account in accordance with the Notary Letter. Until the execution of the Notarial Deeds, the Notary will hold the Notary Amount in the Notary Account for the benefit and account of the Buyer and/or the applicable Additional Buyer(s), as the case may be, in accordance with the Notary Letter.

2.3	At or immediately prior to Completion, the Buyer must ensure that there is delivered to the Sellers:

(a)	the TSA and Novation Agreements are duly signed by the Buyer or (in the case of the Novation Agreements) the applicable Additional Buyers; and

(b)
evidence satisfactory to the Sellers of the capacity and authority of each person executing a Transaction Document and each document referred to in this Schedule 5 on the Buyer's or an Additional Buyer's behalf.

2.4
On Completion the Buyer must pay or cause to be paid (by or on behalf of itself and the Additional Buyers) a sum equal to the Remaining Provisional Purchase Price into the Nominated Account by electronic transfer of funds for same day value in full satisfaction of the Remaining Provisional Purchase Price.

SCHEDULE 6
SELLERS' WARRANTIES

1.	ENFORCEABILITY OF TRANSACTION DOCUMENTS

1.1	Each Seller and the Seller's Guarantor:

(a)	is properly incorporated and validly existing under laws of the jurisdiction of its incorporation;

(b)	has the right, power and authority to enter into and perform its obligations under each Transaction Document to be entered into by it on or after the Signing Date; and

(c)	has taken all necessary corporate or other action to authorise the execution and delivery of, and performance by it of its obligations under each Transaction Document.

1.2	Each Transaction Document:

(a)	entered into by each Seller and the Seller's Guarantor on the Signing Date constitutes obligations binding on such Seller and the Seller's Guarantor; and

(b)
to be entered into by each Seller and the Seller's Guarantor after the Signing Date will, after its execution (and in the case of a deed, its delivery) constitute obligations binding on such Seller and the Seller's Guarantor.

1.3
No approval, waiver, consent, registration, consultation or notification is required to be obtained or made by any Seller or the Seller's Guarantor in connection with the execution, delivery, performance or enforceability of a Transaction Document entered into or to be entered into by any Seller or the Seller's Guarantor except for:

(a)	one which has been obtained or completed (and is effective and free from any condition or restriction on the Signing Date); or

(b)	the Sale Conditions.

1.4
Subject to satisfaction of the Sale Conditions, neither the execution (and in the case of a deed, delivery) by any Seller or the Seller's Guarantor of a Transaction Document nor the performance by any Seller of any of its obligations under a Transaction Document will violate or conflict with or require a consent under:

(a)	a provision in the constitutional documents of such Seller or the Seller's Guarantor;

(b)
a provision in any agreement or instrument (including any memorandum, articles of association, articles of incorporation or constitutional documents of any body corporate or partnership), which is binding on such Seller or the Seller's Guarantor; or

(c)	an order or judgement of a court, tribunal or Governmental Entity which is binding on such Seller or the Seller's Guarantor.

2.	INSOLVENCY
No resolution has been passed in relation to any Seller, and no:

(a)	other step has been taken in relation to any Seller; or

(b)	legal proceedings have been started, or, so far as the Sellers are aware, threatened, against any Seller, for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets.

3.	SHARE CAPITAL AND CONSTITUTION OF EACH TARGET COMPANY

3.1	Each Target Company is properly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

3.2	Save for the Chello Latam Sale Shares, the ZELLC Shares and the JV Company Shares, the Sale Shares comprise the whole of the allotted and issued share capital of each Target Company.

3.3	The Sale Shares have been properly allotted and issued and are fully paid up or are credited as fully paid up.

3.4	Each Seller is the sole legal and beneficial owner of the Sale Shares set opposite its name in column (2) of Schedule 1.

3.5
No person has an Encumbrance over any of the Sale Shares or any of the unissued share capital of a Target Company and there is no agreement to create an Encumbrance over any of the Sale Shares or any of the unissued share capital of a Target Company.

3.6	No person has the right (conditional or not) to require the allotment, issue, transfer, conversion or redemption of any share or loan capital of a Target Company.

3.7	Other than this Agreement there is no agreement to create any right of the kind mentioned in paragraph 3.6. of this Schedule 6.

3.8	A copy of the constitutional documents of each Target Company is included in the Data Room Information and is up to date, true and complete in all material respects.

3.9	The information set out in Schedule 2 in relation to each Target Company is true and accurate.

4.	CONSOLIDATED CHELLO COMPANIES

4.1
Each Consolidated Chello Company, 50/50 JV Company and so far as the Sellers are aware Minority JV Company (excluding each 50/50 JV Company) is properly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

4.2
Each of the allotted and issued shares and/or securities in the capital of each Consolidated Chello Company (other than a JV Company) is solely legally and beneficially owned either by a Seller (and will be transferred to the Buyer on completion as part of the Sale Shares), a Target Company, by another Consolidated Chello Group Company, or by a Sellers' Group Company (and will be transferred into the Chello Group pursuant to the Restructuring Paper).

4.3
Each Consolidated Chello Company is the sole legal and beneficial owner of the JV Company Shares set opposite the name of such Consolidated Chello Company in Schedule 2 in respect of the relevant JV Company.

4.4
Each of the allotted and issued shares and/or securities in the capital of a Consolidated Chello Company and JV Company, which is held by a Chello Group Company has been properly allotted and issued and is fully paid or is credited as fully paid.

4.5
No person has an Encumbrance over any of the allotted and issued shares and/or securities or any of the unissued capital in a Consolidated Chello Company (other than a JV Company) and, so far as the Sellers are aware, there is no agreement to create an Encumbrance over any of the allotted and issued shares and/or securities or any of the unissued capital in a Consolidated Chello Company (other than a JV Company) or any future shares and/or securities in the capital of a Consolidated Chello Company (other than a JV Company).

4.6
No person has an Encumbrance over any of the allotted and issued shares and/or securities which are held by a Seller or Consolidated Chello Company in a JV Company and there is no agreement to create an Encumbrance over such allotted and issued shares and/or securities.

4.7
No person has the right (conditional or not) to require the allotment, issue, transfer, conversion or redemption of any securities or share or loan capital of a Consolidated Chello Company or a 50/50 JV Company (except as contained in any JV Contract in respect of such a 50/50 JV Company).

4.8
Except as contained in any JV Contract in respect of a Minority JV Company (other than a 50/50 JV Company), so far as the Sellers are aware no person has the right (conditional or not) to require the allotment, issue, transfer, conversion or redemption of any securities or share or loan capital of a Minority JV Company (other than a 50/50 JV Company).

4.9	Other than this Agreement there is no agreement to create any right of the kind mentioned in paragraph 4.5, 4.6 or 4.7 of this Schedule 6.

4.10
A copy of the up-to-date constitutional documents of each Consolidated Chello Company and each Minority JV Company is included in the Data Room Information and is up to date, true and complete in all material respects.

4.11
The information set out in Schedule 2 in relation to each Consolidated Chello Company and each 50/50 JV Company and, so far as the Sellers are aware, each Minority JV Company (other than a 50/50 JV Company) is true and accurate.

4.12	No Target Company has any subsidiary undertakings other than the Chello Group Companies.

5.	JV COMPANIES

5.1
Saved as required by any applicable Law, there is no liability to make any capital contribution, subscription for shares or loan capital, loan or partnership contribution in respect of any JV Company or any company in which the Target Company or any subsidiary undertaking of a Target Company holds less than 100% of the shares or member's interests.

5.2
In relation to each JV Company (other than a Minority JV Company) and each 50/50 JV Company, there are no and, in relation to each Minority JV Company (other than 50/50 JV Company), so far as the Sellers are aware, there are no:

(a)
facts, matters or circumstances which would enable any party to a JV Contract or JV Ancillary Contract to terminate such JV Contract or JV Ancillary Contract pursuant to its terms or to require any Chello Group Company which is a party to any such JV Contract or JV Ancillary Contract to transfer or dispose of its interest in any JV Company or to purchase the other party's interest in a JV Company; or

(b)	disputes under or in connection with any of the JV Contracts (whether proceedings have been served or not).

5.3
No PLA Break Termination has occurred and so far as the Sellers are aware no fact matter or circumstance exists (other than the written terms of the partnership agreement governing the CBS UK Partnership) that is likely to give rise to the occurrence of a PLA Break Termination.

5.4
The MGM TLA and the MGM PLA have been properly and validly assigned to Plator on agreed terms and all approvals and consents to such assignment have been obtained and such assignment has not given rise and will not give rise to the exercise of any rights under or breach of any terms of a JV Contract or JV Ancillary Contract.

5.5
No JV Company or Consolidated Chello Company has committed any material breach of or received written notice of termination or amendment to any contract between any JV Company and any shareholder in or partner of a JV Company or any group undertaking of such shareholder. So far as the Sellers are aware, no fact matter or circumstance exists which would or may with or without the giving of notice, the passage of time, or both lead to termination of or amendment to any contract between any JV Company and any shareholder in or partner of a JV Company or any group undertaking of such shareholder.

5.6
No written notice of any dispute in relation to a JV Company has been received by a Consolidated Group Company (excluding any JV Company) as between any shareholder or partner, nor has, so far as the Sellers are aware, any partner or any party to any JV Ancillary Contract or shareholder invoked any right in any JV Ancillary Contract or document governing the JV Company (including any shareholders' agreement or partnership agreement and any articles of association or incorporation or constitutional documents) to:

(a)
prevent or require any JV Company to take or refrain from taking any action; or acquire, transfer or require the purchase or sale of any shares, securities loan capital or member's interests (in the case of a partnership) from (i) any Seller Group Company or (ii) any Target Company or any of their subsidiary undertakings; or

(b)
cause any Seller Group Company, Target Company or any of their subsidiary undertakings to lose any right to appoint or maintain the appointment of any director officer, general partner, managing partner, executive officer, manager or similar office-holder of a JV Company.

5.7
All of the assets, business and undertaking of Chello Movieco CE LP owned prior to 28 March 2013 have been validly transferred to CCE CZ in accordance with law and such transfer was not in breach of any terms or requirements of any document or agreement and all consents and/or waivers required in connection with such transfer have been obtained. CCE CZ had no liability for claims prior to 1 April 2013 and following the transfer described in this warranty no transferor will have any claim or right against CCE CZ under or pursuant to the Re-organisation Steps (including any claim as to subrogation or right of contribution).

5.8	Since the incorporation of Dreamia Holdings B.V. there have been no Unresolved Disputed Matters.

6.	WINDING-UP, INSOLVENCY, ETC
No resolution has been passed in relation to a Consolidated Chello Company or a Minority JV Company and, so far as the Sellers are aware, no:

(a)	step has been taken in relation to a Consolidated Chello Company or a Minority JV Company; or

(b)	legal proceedings have been started, or, threatened, against a Consolidated Chello Company or a Minority JV Company,
for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets.

7.	ACCOUNTS

7.1
As at the Accounts Date, the Accounts show a true and fair view of the assets, liabilities and state of affairs of each Consolidated Chello Company and of its profit (or loss) for the period to which they relate.

7.2
The Accounts have been prepared and audited on a proper and consistent basis in accordance with the generally accepted accounting practices of the country in which such Accounts are filed as at the Accounts Date and in compliance with law and regulations applicable as at the Accounts Date.

7.3	Except:

(a)	where the relevant Accounts expressly state otherwise; or

(b)
where changes were required in order to conform to changes in the generally accepted accounting practices that are applicable for such Accounts in the jurisdiction for which they are prepared that came into effect during the relevant period, the accounting policies of the Accounts were the same as those adopted in preparing the corresponding audited financial statements for the preceding two financial years.

8.	MANAGEMENT ACCOUNTS, BUSINESS SINCE THE MANAGEMENT ACCOUNTS DATE AND DMC BUSINESS UNIT

8.1
The Management Accounts were prepared in accordance with Seller's Group's accounting bases and practices and on a basis consistent with the management accounts for all periods starting and ending during the 12 months prior to the Management Accounts Date and having regard to the purpose for which they were prepared (and that they have not been prepared to an audit standard) the Management Accounts have been prepared materially in conformity with US GAAP as applied by the Sellers Group (subject to normal year-end adjustments and the absence of footnotes).

8.2	The Management Accounts:

(a)
having regard to the purpose for which they were prepared constitute in all material respects an accurate presentation of the income statement, statement of cash flows, financial position, assets and liabilities of the Chello Group at the Management Accounts Date and are not materially misleading; and

(b)
in respect of the DMC Business Unit do not include any material liabilities which do not primarily relate to the business of the DMC Business Unit and do not materially misstate the costs and liabilities which should properly be allocated to the DMC Business Unit following completion of the DMC Restructuring.

8.3
The pro forma adjustments for the Historical M&A Transactions represent the Seller’s good faith estimate of those adjustments and were prepared on a consistent basis with the Management Accounts and so far as the Sellers are aware are not misleading in any material respect..

8.4	Since the Management Accounts Date:

(a)	the Chello Group taken as a whole has operated its business in all material respects in the ordinary course and so as to maintain it as a going concern;

(b)	except in the ordinary course of business, no Consolidated Chello Company has made any capital expenditure or entered into any commitments involving capital expenditure exceeding €1,000,000;

(c)
except in the ordinary course of business, no Consolidated Chello Company has assumed or incurred, or agreed to assume or incur, a liability or obligation (including a contingent liability) which involves or is likely to involve expenditure in excess of €1,000,000;

(d)	no customer or supplier that is a party to a Material Agreement has:

(i)	stopped or materially reduced its trade with a Consolidated Chello Company or changed) the terms on which it trades with a Consolidated Chello Company; or

(ii)	given written notice that it intends, or so far as the Sellers are aware threatened, to do any of the things described in paragraph (d)(i), except for the giving of notice in accordance with the terms of the Material Agreement to terminate such Material Agreement at the end of the term detailed in such Material Agreement (a "Procedural Termination");

(e)
no dividend or distribution has been declared, paid or made by a Consolidated Chello Company except (i) as specifically disclosed in the Accounts or the Management Accounts or (ii) any dividend or distribution made as part of the DMC Restructuring or (iii) to another Consolidated Chello Company or (iv) as set out in paragraph 1 of this Schedule 4; or (iv) as required to implement the Buyer's Pre-Completion Restructuring Steps;

(f)	no Consolidated Chello Company, 50/50 JV Company or, so far as the Sellers are aware, Minority JV Company (other than a 50/50 JV Company) has:

(i)	issued, or agreed to issue, any share or loan capital; or

(ii)	repaid, or become liable to repay (wholly or partly) any loan capital or preference capital;
except for the repayment of any intra-group loan between a Chello Group Company and another Chello Group Company; and

(g)
no resolution of a Consolidated Chello Company's , 50/50 JV Company’s or, so far as the Sellers are aware, Minority JV Company’s (other than a 50/50 JV Company’s) members has been passed, except for a resolution representing the ordinary business of an annual general meeting or in relation to the DMC Restructuring.

9.	FINANCING AND INDEBTEDNESS

9.1
No Consolidated Chello Company and, so far as the Sellers are aware, no Minority JV Company has any outstanding borrowing or indebtedness in the nature of borrowing, and has not agreed to create or incur any borrowing or indebtedness of that nature in the future, in each case other than:

(a)	trade debts incurred in the ordinary course of a Consolidated Chello Company's or the Minority JV Company's business;

(b)	loans created between Chello Group Companies;

(c)	indebtedness in the nature of finance leases or capital leases; or

(d)	the Loan Receivables.

9.2
No Consolidated Chello Company has provided a loan or other financial facility to a third party (other than to another Consolidated Chello Company) which remains outstanding as at the Signing Date or has agreed to provide a loan or financial facility of that kind in the future, in each case other than trade credit arising in the normal course of business.

9.3
No Consolidated Chello Company is liable under a guarantee, indemnity or under another agreement or arrangement to incur a financial or other obligation arising by reference to another person's obligation or liability (other than an obligation or liability of another Consolidated Chello Company).

9.4
No Consolidated Chello Company, or so far as the Sellers are aware, no Minority JV Company has any liability under any warranty or indemnity under any agreement or arrangement relating to any disposal of any asset or security by a Consolidated Chello Company or a Seller Group Company, which disposal completed at any time during a period of 2 years up to and including the Signing Date.

9.5	No Consolidated Chello Company has discounted or factored any of its material debts.

9.6
No Consolidated Chello Company and, so far as the Sellers are aware no Minority JV Company has received any call or demand made under any guarantee surety or indemnity given by (i) a Seller Group Company in respect of any Target Company, subsidiary undertaking of a Target Company, or JV Company or (ii) any Target Company, subsidiary undertaking of a Target Company, or JV Company in respect of the obligations of (a) a third party, (b) a Seller Group Company or (c) any other Target Company, subsidiary undertaking of a Target Company, or JV Company.

10.	OWNERSHIP OF ASSETS OF CONSOLIDATED CHELLO GROUP

10.1	The warranty contained in paragraph 10.2 of this Schedule 6 does not apply to Intellectual Property or to extent that an asset is subject to a lease, hire, rent or hire purchase agreement.

10.2	All assets which are material to the conduct of a Consolidated Chello Company's usual business are:

(a)	legally and beneficially owned by a Consolidated Chello Company;

(b)	where capable of possession, in the possession or under the control of a Consolidated Chello Company; and

(c)	free from all Encumbrances (other than any Permitted Encumbrance).

10.3	No Consolidated Chello Company is obliged to dispose of a right or an interest in an asset which is material to the operation of its business.

10.4
There are no earn-outs or deferred consideration to any person payable or contemplated under or in connection with any Historical M&A Transactions whether as a result of the Transactions or otherwise and so far as the Sellers are aware there is no fact, matter or circumstance which would lead to any such earn-out or deferred consideration becoming payable.

10.5
There is no outstanding or pending claim by any Consolidated Chello Company under any warranty, indemnity given by or under any agreement or arrangement with any third party in connection any Historical M&A Transaction and, so far as the Sellers are aware, there is no fact, matter or circumstance which in either case is likely to result in a Consolidated Chello Company being entitled to pursue such a claim.

11.	CONTRACTS

11.1
The Data Room Information or the Disclosure Letter contains in all material respects complete and accurate up to date terms of all (a) Material Agreements to which a Consolidated Chello Company and (b) all agreements between a Seller's Retained Group Company and a Chello Group Company. There have been no amendments to any terms of such agreements and such agreements are valid and enforceable in accordance with their terms. Other than Procedural Terminations, no written notice of termination or, so far as the Sellers are aware, of intention to terminate has been given or received by a Consolidated Chello Company in respect of any of those agreements.

11.2
No Consolidated Chello Company and, so far as the Sellers are aware, no party with whom a Consolidated Group Company has entered into a Material Agreement or is in material breach of a Material Agreement. So far as the Sellers are aware no fact, matter or circumstance exists which might with or without the giving of notice, the passage of time, or both give rise to a material breach of a Material Agreement.

11.3
Except for those agreements and arrangements which have been disclosed in the manner described in paragraph 11.1 of this Schedule 6, no Consolidated Chello Company is a party to any material agreement (other than one where the only other party is another Consolidated Chello Company):

(a)	entered into other than in the ordinary course of its business;

(b)
which has a duration of five years or more, other than automatically renewable agreements which can be terminated unilaterally by the respective Consolidated Chello Company on no more than six months' notice;

(c)	which is for the acquisition or disposal or proposed acquisition or disposal of any significant business or material amount of assets;

(d)	which is a joint venture, partnership or similar agreement;

(e)	which is an agreement with any Sellers' Retained Group Company; or

(f)
which prohibits or materially restricts a Consolidated Chello Company from conducting business in any geographic region (other than by way of any territory restriction contained in any programme licence agreement or Carriage Agreement).

11.4
Except for outstanding tenders, bids or offers made in the ordinary course of business to renew agreements pursuant to which the third party has given written notice of a Procedural Termination, so far as the Sellers are aware, there is no outstanding tender, bid, offer or other arrangement which, if accepted by another person, or if an order is made pursuant to it by another person, would result in a Consolidated Chello Company becoming bound by any Material Agreement or other arrangement of the sort described in any of paragraphs 11.3 to of this Schedule 6.

11.5	A complete, accurate and up to date copy of each JV Contract and each JV Ancillary Contract is contained in the Data Room Information or in the Disclosure Letter.

11.6	So far as the Sellers are aware, none of the Chello Group Companies will lose the benefit of any contract or asset as a result of this Agreement or any matters contemplated under this Agreement.

12.	INTELLECTUAL PROPERTY

12.1
There is no, and has been no material infringement or other material unauthorised use of any of the Consolidated Chello Company Intellectual Property in the 24 months ending on the date of this Agreement.

12.2
So far as the Sellers are aware, there has been no material infringement or other material unauthorised use of any of the Retained Chello Intellectual Property Rights in the 24 months ending of the date of this Agreement and there are and have been no material claims or proceedings, in relation to the ownership or validity of any of the Retained Chello Intellectual Property Rights.

12.3
No Seller’s Group Company or Chello Group Company has received notice of any claim or threatened claim in respect of the Consolidated Chello Company Intellectual Property (or the Retained Chello Intellectual Property Rights) including any such claim concerning the subsistence or enforceability of any Consolidated Chello Company Intellectual Property (or the Retained Chello Intellectual Property Rights, as applicable), nor are the Consolidated Chello Company Intellectual Property or the Retained Chello Intellectual Property Rights the subject of any opposition, invalidation, revocation or cancellation proceeding or counterclaim or any other proceeding or counterclaim concerning its validity, enforceability, or the respective Consolidated Chello Company's (or Sellers' Retained Group Company's) title to such right.

12.4
No Consolidated Chello Company has issued any opposition, invalidation, revocation or cancellation proceeding or any other proceeding or counterclaim concerning the validity, enforceability or title to any Intellectual Property of any third party.

12.5
Accurate and complete particulars of all registered Consolidated Chello Company Intellectual Property and applications for the same ("Registered Owned IP") are listed in the Disclosure Bundle (as defined in the Disclosure Letter) and the Registered Owned IP is:

(a)	registered (or, in the case of applications, applied for) in the name of a Consolidated Chello Company;

(b)	included in the Consolidated Chello Company Intellectual Property; and

(c)	all renewal and maintenance fees and taxes payable due up to and including the date of this Agreement in respect of the Registered Owned IP have been paid in full and on time.

12.6
So far as the Sellers are aware, the carrying on of the business of the Chello Group does not constitute a material infringement of any Intellectual Property (excluding software copyright) of another person and no Consolidated Chello Company or member of the Sellers' Group has received, in the two years prior to the date of this Agreement, any notice from any person alleging that the activities of a Consolidated Chello Company infringe or have infringed the Intellectual Property (excluding software copyright) of a third party or otherwise disputing the right of a Consolidated Chello Company to use any such Intellectual Property (excluding software copyright).

12.7
Each Consolidated Chello Company owns free from any Encumbrance, or has a licence to use, all material Intellectual Property (excluding software copyright) necessary for that Consolidated Chello Company to operate its business as it has been operated in the two years prior to the date of this Agreement.

12.8
Except for those which have been disclosed in the Data Room Information or Disclosure Letter, no Consolidated Chello Company has granted, nor is it obliged to grant, any material licence, assignment, Encumbrance, consent, undertaking or other right in respect of the Consolidated Chello Company Intellectual Property or agreed to any material restriction on use or entered into any material co-existence agreement in respect of the Consolidated Chello Company Intellectual Property.

12.9
Except for those which have been disclosed in the Data Room Information or Disclosure Letter, no Sellers' Retained Group Company has granted, nor is it obliged to grant, any material licence, assignment, Encumbrance, consent, undertaking or other right in respect of the Retained Chello Intellectual Property Rights or agreed to any material restriction on use or entered into any material co-existence agreement in respect of the Retained Chello Intellectual Property Rights.

12.10
So far as the Sellers are aware, no Sellers' Retained Group Company's ownership or rights in any of the material Retained Chello Intellectual Property Rights will be adversely affected by the transactions contemplated by this Agreement (including the transfers of the Retained Chello Intellectual Property Rights pursuant to the IP Trade Mark and Domain Name Assignment).

12.11
So far as the Sellers are aware, no Consolidated Chello Company's ownership or rights in any of the material Consolidated Chello Company Intellectual Property will be adversely affected by the transactions contemplated by this Agreement.

12.12
The Data Room contains true, accurate and up to date terms of all material licences of Intellectual Property excluding computer software granted to each Consolidated Chello Company ("IP Licences In"). Copies of all IP Licences In (including any variations, amendments, novations, extensions and other documents affecting the terms of any IP Licences In) have been provided to the Buyer and the parties to such licences have not agreed to vary any of the terms of any such licences.

12.13
No written notice of termination or of intention to terminate has been given or received by a Consolidated Chello Company in respect of any IP Licences In or any material licences of Consolidated Chello Company Intellectual Property granted by a Consolidated Chello Company to a Chello Group Company or a third party. No Consolidated Chello Company is in material breach of an IP Licence In and, so far as the Sellers are aware, no matter, fact or circumstance exists which would give rise to a material breach of an IP Licence In or to any such licence being terminated or suspended by a contract counterparty without the relevant Consolidated Chello Company's consent (other than termination without cause upon notice in accordance with the terms of the agreement).

12.14
All fees, royalties or other amounts due to be paid by or to a Chello Group Company in respect of any IP Licence In have been paid in a timely manner and no such payments have been outstanding for more than 60 days.

12.15	Warranty 12.1-12.14 shall not apply to Programming Rights.

12.16	In relation to Programming Rights:

(a)	the Sellers are not aware of any dispute regarding the use of Programming Rights pursuant to a Programming Agreement which would adversely affect any Consolidated Chello Company;

(b)	no Consolidated Chello Company has received written notice that its use or exploitation of any Programming Rights pursuant to a Programming Agreement infringes the rights of any third party;

(c)
so far as the Seller are aware, no third party has asserted that any Consolidated Chello Company is in breach of any Programming Agreement or has misused any Programming Rights under any Programming Agreement;

(d)	each Programming Agreement to which a Consolidated Chello Company is a party is legal, valid, binding and enforceable in accordance with its terms; and

(e)	so far as the Sellers are aware, each Programming Agreement is not terminable by the counterparty, nor are there any facts matters or circumstances which might with or without the giving of notice or the passage of time or both give rise to a termination of a Programming Agreement.

12.17	CMP owns (or otherwise has the right to grant a licence in respect of) certain trade marks relating to the EXTREME television channel (the "Extreme Marks").

12.18
There is and has been no challenge by a third party to the grant of the licence agreement between Zonemedia Broadcasting Limited and CMP dated 12 September 2007 (the "Extreme Licence") and, so far as the Sellers are aware, there are no facts or circumstances which would entitle a third party to require termination of the Extreme Licence or prevent the continued use of the Extreme Marks by the Consolidated Chello Companies.

13.	INFORMATION TECHNOLOGY

13.1
In the 12 months ending on the date of this Agreement there has been no failure or breakdown of the computer systems used in the any Consolidated Chello Company's business which has caused any material disruption to the Chello Group's business.

13.2
So far as the Sellers are aware, the computer systems used in any Consolidated Chello Company's business contain no virus or potentially harmful program codes which would materially disrupt the operation of the Chello Group's business.

13.3	All material standard computer programs used in any Consolidated Chello Company's business in the 12 months ending on the date of this Agreement have been used pursuant to valid licence agreements.

14.	INSURANCE

14.1	The Disclosure Letter contains details of all each Insurance Policy.

14.2	So far as the Sellers' are aware each Insurance Policy is in full force and effect.

14.3	All premiums in connection with an Insurance Policy have been paid when due.

14.4	No insurer has notified a Consolidated Chello Company in writing that it intends or is contemplating increasing a premium for an Insurance Policy.

14.5	No claim made under an Insurance Policy exceeding €1,000,000 is outstanding.

15.	PROPERTY

15.1
Schedule 3 contains true and accurate details of each lease to which any Consolidated Chello Company is a party. (a "Lease" and collectively, "Leases"). Other than the Leases, no Consolidated Chello Company owns or holds any interest in any tangible property or premises.

15.2	So far as the Sellers are aware, there is no fact or circumstance which with or without the giving of notice or the passage of time:

(a)
could entitle or require a person (including a landlord or licensor) to forfeit or enter on, or take possession of, or occupy, any property which is the subject matter of a Lease (a "Leased Property"); or

(b)	could restrict or terminate a Consolidated Chello Company's continued and uninterrupted possession or occupation of a Leased Property.

16.	COMPLIANCE WITH LAW

16.1
Each Consolidated Chello Company and so far as the Sellers are aware, each Minority JV Company, has dealt with its assets, and conducted its business and corporate affairs and employed its Employees and dealt with any of its employee representative bodies (howsoever constituted), in all material respects, in compliance with all applicable laws and regulations (in the United Kingdom and elsewhere) and its constitutional documents.

16.2
Each Consolidated Chello Company and, so far as the Sellers are aware, each Minority JV Company, has all material Permits required to conduct the business of such Consolidated Chello Company or Minority JV Company (as the case may be) and each material Permit (including for the avoidance of doubt each broadcast telecommunications and radio communications licence held by any Chello Group Company or, so far as the Sellers are aware, any Minority JV Company) is in full force and effect and each Consolidated Chello Company and, so far as the Sellers are aware, each Minority JV Company is operating in all material respects in compliance with such Permit. No suspension, cancellation, modification, revocation or non-renewal of any material Permit is pending or, so far as the Sellers are aware, threatened. So far as the Sellers are aware there is no fact, matter or circumstance which might with or without the giving of notice, the passage of time, or both give rise to the suspension, cancellation, modification, revocation or non-renewal of any Permit.

16.3
No Consolidated Chello Company is, nor has been, nor, so far as the Sellers are aware, is any Minority JV Company engaged in any activity, practice or conduct which would constitute an offence under any Anti-Corruption Law. or a breach of any Competition Law.

16.4
No Associated Person of a Consolidated Chello Company or ,so far as the Sellers are aware, a Minority JV Company has bribed another person (within the meaning of section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for a Consolidated Chello Company or a Minority JV Company, and each Consolidated Chello Company and, so far as the Sellers are aware, Minority JV Company has in place and maintains, where applicable, adequate procedures in line with the guidance published by the Secretary of State under section 9 of the Bribery Act 2010 designed to prevent its Associated Persons from undertaking any such conduct.

16.5
No Consolidated Chello Company, nor, so far as the Sellers are aware, Minority JV Company nor any Associated Person of a Consolidated Chello Company or a Minority JV Company is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under any Anti-Corruption Law or any Competition Law, and no such investigation, inquiry or proceedings have been threatened or are pending and so far as the Sellers are aware, there is no fact, matter or circumstance likely with or without the giving of notice, the passage of time, or both to give rise to any such investigation, inquiry or proceedings and each Consolidated Chello Company and, so far as the Sellers are aware, Minority JV Company has in place and maintains adequate procedures to ensure compliance, on its own account and on account of any associated persons, with applicable Anti-Corruption and Competition Laws.

16.6
Each Consolidated Chello Company and, so far as the Sellers are aware, each Minority JV Company has complied with all laws and regulations applicable to it in the conduct of its business concerning money laundering and has in place and maintains adequate policies and procedures for the purpose of ensuring compliance with such laws.

17.	LITIGATION AND INVESTIGATIONS

17.1
No Consolidated Chello Company is nor, so far as the Sellers are aware, is any Minority JV Company currently involved in any court, tribunal or arbitration proceedings (including any such claims arising out of or in connection with any Employee or Key Employees' employment and/or multiple claims based on similar facts) which, if adversely determined might reasonably be expected to result in a liability for the Consolidated Chello Company or Minority JV Company of more than €500,000.

17.2
So far as the Sellers are aware, there is no claim, action, suit, proceeding or governmental investigation pending or, so far as the Sellers are aware, threatened against any Seller or any member of the Seller's Group or any Consolidated Chello Company by or before any court or Governmental Entity that, individually or in the aggregate, would have or would reasonably be expected to impede the ability of the Sellers to complete the Completion in any respect.

17.3	No proceedings of the kind and scale described in paragraph 17.1 are pending or, so far as the Sellers are aware, threatened by or against a Consolidated Chello Company or Minority JV Company.

17.4
No administrative proceedings, investigation or enquiry by a Governmental Entity concerning a Consolidated Chello Company or, so far as the Sellers are aware, Minority JV Company or an agreement or arrangement to which a Consolidated Chello Company or, so far as the Sellers are aware, Minority JV Company is party, is on-going or, so far as the Sellers are aware, pending or threatened.

17.5
There is no order or judgement of a court, tribunal or a Governmental Entity relating to a Consolidated Chello Company, or so far as the Sellers are aware, Minority JV Company or any of its assets which may have a material adverse effect upon the ability of that Consolidated Chello Company or Minority JV Company to deal freely with its assets or freely conduct its business anywhere in the world.

18.	EMPLOYEES AND DIRECTORS

18.1	The Employee Information Schedule identifies the total number of Employees and is true and accurate in all material respects.

18.2	The Disclosure Letter contains:

(a)	a complete and accurate list of the names, jobs, remuneration and benefits of each Key Employee;

(b)	a complete and accurate list of the terms of all consultancy agreements under which senior management services are provided to each Chello Group Company; and

(c)	copies of the Senior Employee Special Compensation Letters signed by both the relevant Chello Group Company or Sellers' Group Company and the Senior Employee.

18.3	The Data Room Information or the Disclosure Letter contains true and accurate (in all material respects) copies of:

(a)	example standard terms and conditions, staff handbooks and policies which apply to the Employees, and in the absence of a written policy a written summary of the approach taken to redundancy;

(b)
all Key Employee terms and conditions, including any severance or termination payments, change of control provisions and/or retention arrangements which apply to the Key Employees or to which they may become entitled; and

(c)
each bonus, commission, profit sharing, share option, share incentive or other incentive schemes or proposed schemes for any Key Employee, including details of numbers of employees eligible to participate, maximum and target bonus opportunities and details of amounts accrued to date as at the date of this Agreement but not yet due to be paid.

18.4
In the three months' ending on the Signing Date, no Consolidated Chello Company has received a notice of resignation from, or given notice of termination of employment, to any of the Key Employees; each Key Employee is employed by a Consolidated Chello Company; and, no Senior Employee is appointed as a Director on the Board of a Target Company.

18.5
The basis of the remuneration payable to and benefits receivable by the Key Employees is the same as the basis disclosed under warranty 18.2(a) of this Schedule 6, and no Consolidated Chello Company is obliged to and has made no provision to increase or vary from the current basis as disclosed.

18.6
Other than as disclosed in the Data Room, no Consolidated Chello Company is proposing to and is not under an obligation to introduce or vary any such scheme or arrangement as is referred to in warranty 18.3(c).

18.7
No Consolidated Chello Company owes any sum to a current or former director, officer or employee except for base salary, bonus, commission and other benefits accrued since the last normal pay date, accrued holiday pay for the current holiday year or for the reimbursement of properly incurred and approved expenses.

18.8
No Key Employee is entitled to a payment in connection with the Transaction, including any payment made in connection with a retention arrangement or retention bonus; none of the retention arrangements or bonuses set out in the Senior Employee Special Compensation Letters are classified as "excess parachute payments" pursuant to section 280G of the US Inland Revenue Code; and, no Key Employee is entitled to terminate his or her employment because of, or in connection with, the Transaction under a change of control provision, wheresoever recorded.

18.9	No Consolidated Chello Company is contractually obliged, whether expressly or by implication, to pay any Employee or Key Employee a redundancy payment of more than the legal minimum payment required.

18.10	Since 1 April 2013 no Consolidated Chello Company has:

(a)
given notice of a redundancy to the relevant authority or body or started consulting about making any employees redundant with an independent trade union, works council or employee representative body under any applicable statutory provisions; or

(b)
failed to comply with a duty to inform and consult an independent trade union, works council or employee representative body in any respect which is required under any law or regulation and which applies to any such Consolidated Chello Company.

18.11	No Consolidated Chello Company has:

(a)	an agreement or arrangement to recognise a trade union; or

(b)	agreed or arranged to negotiate or consult with a works council, staff association or other employee representative body; or

(c)	received a request to establish a works council, staff association or other employee representative body within the period of twelve months ending on the Signing Date; or

(d)	agreed a collective bargaining agreement with a trade union.

18.12	No Consolidated Chello Company is involved in a dispute with a trade union, works council or employee representative body.

18.13
Each Consolidated Chello Company has adequate accruals to discharge its liability for the proportion of any bonus payment payable to an Employee or Key Employee which is attributable a period of employment prior to Completion.

18.14
There are no Employees who, at the date of this Agreement, are providing services to any Sellers' Retained Group Company and who would be subject to a transfer by the Transfer Legislation in the event that those services terminated on Completion.

18.15
So far as the Sellers are aware, each Chello Group Company has properly operated (i) in relation to the United Kingdom, the Pay-As-You-Earn system (including in relation to National Insurance Contributions) and (ii) in relation to any other jurisdiction, any equivalent scheme, and, in each case, has complied in all material respects with all relevant reporting obligations in connection with payments made and benefits provided (whether by a Chello Group Company or by any other person) to Employees and to former directors, other officers and employees of each Chello Group Company.

19.	RETIREMENT BENEFIT PLANS

19.1	In this Agreement:

(a)
"Money Purchase Benefits" has the meaning given to it by section 181 of the Pension Schemes Act 1993, as it is proposed to be amended and the proposed 181B of the Pension Schemes Act 1993 in each case such proposals being as set out in section 29 of the Pensions Act 2011 as at the date of this Agreement;

(b)
"Relevant Benefit" means a pension, allowance, lump sum or other benefit payable on retirement, cessation of employment, ill-health, injury or death or similar benefit and "Relevant Benefits" means all those kinds of benefit;

(c)	"Relevant Person" means:

(i)	an Employee; or

(ii)	a former employee of a Consolidated Chello Company; and

(d)	"Sellers' Scheme" means:

(i)	the Liberty Global Group Personal Pension Plan;

(ii)	the Chello Latin America LLC 401(K) Plan; and

(iii)	the Nationale-Nederlanden Prestatie Pensioen,
and "Sellers' Schemes" means all those arrangements and schemes.

(e)	"State Scheme" means any state-run pension schemes to which any Consolidated Chello Company contributes and "State Schemes" shall mean all those arrangements and schemes;

19.2
With the exception of any insured lump sum death benefits (i) the Sellers' Schemes only provide Money Purchase Benefits and (ii) no Relevant Person has been promised, assured or guaranteed (whether or not in writing) a particular level of benefits.

19.3	Apart from under a Sellers' Scheme or a State Scheme, no Consolidated Chello Company has:

(a)	an obligation (actual or contingent and whether legally enforceable or not) to provide or contribute to;

(b)	has or has had a practice of providing or contributing to; or

(c)	announced a proposal to provide or contribute to,
an arrangement providing a Relevant Benefit.

19.4
No Consolidated Chello Company has at any time since 26 April 2004: (i) participated as an employer in a defined benefit occupational pension scheme; or (ii) been connected or associated with an employer in any defined benefit occupational pension scheme.

19.5

(a)	No Employee's employment has transferred to a Consolidated Chello Company under the relevant Transfer Legislation.

(b)
No Consolidated Chello Company has any liability to provide an occupational pension scheme benefit which is not a Money Purchase Benefit in respect of any Employee by virtue of the liability for such benefit having transferred pursuant to the Transfer Legislation.

19.6
The Data Room Information contains material details of each Sellers' Scheme and the annual employer contributions which were due to be paid and were paid over the annual period to June 2013 in respect of both the Sellers' Schemes and State Schemes. There has been no change to or proposal or announcement to increase the rates of employer contributions payable in respect of an Employee to the Sellers' Schemes (and, in relation to the State Schemes, there has been no such change to proposal or announcement by a Consolidated Chello Company) from the underlying rates which were payable over the annual period to June 2013.

19.7
Each amount due to the administrators of a Sellers' Scheme or due to a State Scheme from a Consolidated Chello Company in respect of a Relevant Person has been paid by the due date for such payments as required by the terms of such scheme and/or applicable law. Each Consolidated Chello Company has paid each cost relating to a Sellers' Scheme and State Scheme that it is required to pay by the due date for such payments as required by the terms of such scheme and/or applicable law.

19.8
So far as the Sellers are aware, (i) the Sellers' Schemes have been administered in all material respects in compliance with their terms and all applicable laws, regulations and other relevant requirements of a competent governmental body or regulatory authority; and (ii) there are no pending or threatened claims, investigations, audits, lawsuits or arbitrations which have been or may be asserted or instituted against any Consolidated Chello Company in connection with the Sellers' Schemes, any State Schemes or in connection with the provision of a Relevant Benefit.

20.	BROKERS OR FINDERS
No Seller nor any of member of the Sellers' Group has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transaction, except Morgan Stanley, whose fees and expenses will be paid by the Sellers in accordance with the Seller's agreement with such firm.

21.	NON-TRADING ENTITIES

As at the date of this Agreement, Reality TV USA, Zone Broadcasting E! Turkey and Zone Vision (China) Limited do not trade with any third party and no such company has entered into any agreement to trade with a third party.

SCHEDULE 7
BUYER'S WARRANTIES

1.	ENFORCEABILITY OF TRANSACTION DOCUMENTS

1.1	The Buyer, each Additional Buyer and the Buyer's Guarantor:

(a)	is properly incorporated and validly existing under laws of the jurisdiction of its incorporation;

(b)	has the right, power and authority to enter into and perform its obligations under each Transaction Document to be entered into by it on or after the Signing Date; and

(c)	has taken all necessary corporate or other action to authorise the execution of, and performance by it of its obligations under each Transaction Document.

1.2	Each Transaction Document:

(a)	entered into by the Buyer, each Additional Buyer and/or the Buyer's Guarantor on the Signing Date constitutes obligations binding on the Buyer and the Buyer's Guarantor; and

(b)
to be entered into by the Buyer, each Additional Buyer and/or the Buyer's Guarantor after the Signing Date will, after its execution (and in the case of a deed, its delivery) constitute obligations binding on the Buyer, the Additional Buyer and the Buyer's Guarantor.

1.3
No approval, waiver, registration, consultation or notification is required to be obtained or made by the Buyer, the Additional Buyers and the Buyer's Guarantor in connection with the execution, performance or enforceability of a Transaction Document entered into or to be entered into by the Buyer, the Additional Buyers and the Buyer's Guarantor except for:

(a)	one which has been obtained or completed (and is effective and free from any condition or restriction on the Signing Date); or

(b)	the Sale Condition.

1.4
Subject to satisfaction of the Sale Condition, neither the execution (and in the case of a deed, delivery) by the Buyer, the Additional Buyers or the Buyer's Guarantor of a Transaction Document nor the performance by the Buyer, the Additional Buyers or the Buyer's Guarantor of any of its obligations under a Transaction Document will violate or conflict with:

(a)	a provision in the constitutional documents of the Buyer, the Additional Buyers or the Buyer's Guarantor;

(b)	a provision in an agreement or instrument which is binding on the Buyer, the Additional Buyers or the Buyer's Guarantor; or

(c)	an order or judgement of a court, tribunal or Governmental Entity which is binding on the Buyer, the Additional Buyers or the Buyer's Guarantor.

1.5	No Buyer's Group Company is, nor has been, engaged in any activity, practice or conduct which would constitute an offence under any Anti-Corruption Law.

1.6
No Associated Person of a Buyer's Group Company has bribed another person (within the meaning of section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for a Buyer's Group Company, and each Buyer's Group Company has in place adequate procedures in line with the guidance published by the Secretary of State under section 9 of the Bribery Act 2010 designed to prevent its Associated Persons from undertaking any such conduct.

1.7
No Buyer's Group Company nor any Associated Person of a Buyer's Group Company is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under any Anti-Corruption Law, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

1.8
Each Buyer's Group Company has complied with all laws and regulations applicable to it in the conduct of its business concerning money laundering and has in place adequate policies and procedures for the purpose of ensuring compliance with such laws.

2.	NO INSOLVENCY

2.1	No resolution has been passed in relation to the Buyer, the Additional Buyers or the Buyer's Guarantor, and no:

(a)	other step has been taken in relation to the Buyer, any Additional Buyer or the Buyer's Guarantor; or

(b)	legal proceedings have been started, or threatened, against the Buyer, any Additional Buyer or the Buyer's Guarantor,
for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets

3.	ACQUISITION OF SHARES FOR INVESTMENT; ABILITY TO EVALUATE AND BEAR RISK

3.1
The Buyer and each Additional Buyer is acquiring the Sale Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Sale Shares.

3.2
The Buyer and each Additional Buyer is able to bear the economic risk of holding the Sale Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Sale Shares.

4.	ADDITIONAL BUYERS
Each Additional Buyer is a wholly owned subsidiary undertaking of the Buyer or the Buyer's Group.

5.	AVAILABILITY OF FUNDS
The Buyer:

(a)	has delivered to the Sellers a true and accurate copy of the commitment letter given by the Buyer's third party lenders to the Buyer on or about the date of this Agreement; and

(b)
will at Completion together with the Additional Buyers have sufficient immediately available funds in cash or cash equivalents and will at Completion have sufficient immediately available funds, in cash, to pay the Headline Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the Transaction.

6.	LITIGATION
There is no claim, action, suit, proceeding or, within the Buyer's Awareness, governmental investigation pending or, within the Buyer's Awareness, threatened against the Buyer or any member of the Buyer's Group by or before any court or Governmental Entity that, individually or in the aggregate, would have or would reasonably be expected to impede the ability of the Buyer to complete the Completion in any respect.

7.	BROKERS OR FINDERS
Neither the Buyer nor any of member of the Buyer's Group has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the Transaction, except Guggenheim Partners, whose fees and expenses will be paid by the Buyer in accordance with the Buyer’s agreement with such firm.

SCHEDULE 8
LIMITATIONS ON SELLERS' LIABILITY

1.	MAXIMUM TOTAL LIABILITY OF SELLERS
Subject to paragraph 2 below:

(a)	the Sellers' total liability in respect of all Claims other than (i) Fundamental Warranty Claims and (ii) Tax Claims is limited to €125,000,000;

(b)
the Sellers' total liability in respect of all Tax Claims (other than a claim under the Tax Covenant arising in consequence of any of the matters referred to in clause 16.1(a)) is limited to €75,000,000;

(c)	the Sellers' total liability in respect of all NOL Tax Claims is limited to €7,800,000; and

(d)
the Sellers' total liability in respect of all claims under this Agreement and any Transaction Document, (including, without limitation, (i) all Fundamental Warranty Claims (ii) any liability under clause 10 (but excluding clause 10.11); (iii) any liability under clause 16; (iii) all Claims; and (iv) all Tax Claims) is limited to the Final Purchase Price.

2.	THRESHOLDS FOR SELLERS' LIABILITY

2.1	The Sellers will not be liable in respect of a Non-Tax Claim unless:

(a)	subject to the remainder of this paragraph 2.1 below, the amount of a Non-Tax Claim exceeds €625,000 (excluding interest, costs, fines, penalties and surcharges); or

(b)
if a Non-Tax Claim relates to a breach of a Sellers' Warranty under paragraph 18 of Schedule 6, the amount of such Claim exceeds €50,000 (excluding interest, costs, fines, penalties and surcharges); and

(c)
the aggregate amount that would otherwise be recoverable from the Sellers but for this paragraph 2.1(c) in respect of all Non-Tax Claims (not being a Non-Tax Claim for which liability is excluded under paragraph 2.1(a) or 2.1(b)) exceeds €7,500,000 (excluding interest, costs, fines, penalties and surcharges), in which case the Sellers are liable for whole amount and not just the excess.

2.2	The Sellers will not be liable in respect of a Tax Claim unless:

(a)	the amount of a Tax Claim exceeds €50,000 (excluding costs); and

(b)
the aggregate amount that would otherwise be recoverable from the Sellers but for this paragraph 2.2(b) in respect of all Tax Claims (not being a Tax Claim for which liability is excluded under paragraph 2.2(a)) exceeds €1,500,000 (excluding costs), in which case the Sellers are liable for the whole amount and not just the excess.

3.	TIME LIMITS FOR CLAIMS

3.1	The Sellers' will not be liable in respect of a Non-Tax Claim unless the Buyer has:

(a)	served a written notice on the Sellers on or before the date falling 18 months after the Completion Date, which sets out those details of the Non-Tax Claim that the Buyer has; and

(b)	properly issued and validly served proceedings in respect of the Non-Tax Claim within six months of serving the written notice described in paragraph 3.1(a) on the Sellers.

4.	NO DOUBLE RECOVERY

4.1
The Sellers will not be liable in respect of a Claim or a claim under the Tax Covenant or a claim under this Agreement (including, without limitation, a claim under clause 16 of this Agreement) to the extent that the loss that is the subject of the Claim or claim has already been recovered in respect of another Claim or a claim under the Tax Covenant or a claim under this Agreement.

4.2
The Sellers will not be liable in respect of a claim under this Agreement (including, without limitation, a Non-Tax Claim, a claim under clause 16 of this Agreement and/or a Tax Claim) or any Transaction Document to the extent that the loss that is the subject of such claim has already been recovered (other than from a Consolidated Chello Company) in respect of a claim under any document entered into pursuant to the DMC Restructuring Paper or the DMC Carve-Out Agreement (and any documents to be entered into in connection therewith).

5.	SPECIFIC LIMITATIONS
The Sellers are not liable in respect of a Non-Tax Claim:

(a)	to the extent that the matter giving rise to the Non-Tax Claim would not have arisen but for, or is increased as a result of:

(i)
an act, omission or transaction by the Buyer's Group, or at the request or direction of a member of the Buyer's Group or director, employee or member of the Buyer's Group other than as required under the Transaction Documents;

(ii)
the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this deed or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the date of this Agreement;

(iii)	any change in the accounting reference date of a member of the Buyer's Group after Completion;

(iv)
any change in any accounting practice, policy or approach of any Consolidated Chello Company or any change in the way an accounting practice, policy or approach is adopted for tax purposes, in each case made on and/or after Completion;

(v)	any cessation of, or any change in, the nature or conduct of any business carried on by the Buyer or any Consolidated Chello Company occurring on and/or after Completion;

(vi)	any fact, matter or circumstance which arises on and/or after Completion other than as required under or contemplated by the Transaction Documents; or

(vii)	any actions or steps taken by the Sellers' Retained Group or Chello Group Company pursuant to the Buyer's Pre-Completion Restructuring Steps;

(b)
to the extent that the matter giving rise to the Non-Tax Claim is an amount for which any member of the Buyer's Group has recovered against a person other than a Seller, whether under a provision of applicable law, insurance policy, indemnity or otherwise howsoever;

(c)
to the extent a member of the Buyer's Group fails to act in accordance with paragraph 7 of this Schedule 8 in connection with the matter giving rise to the Non-Tax Claim and such failure to act gives rise to a liability under a Non-Tax Claim that otherwise would not have occurred;

(d)
to the extent that (i) the matter giving rise to the Non-Tax Claim relates to any Chello MovieCo Company (ii) such matter arises as a consequence of or by reference to any transaction, act, event, circumstance, state of affairs or omission which occurs on or before the Acquisition Date (a "Historical CMC Claim"), (iii) the Buyers or a Consolidated Chello Company have a right of recovery against, or an indemnity from, Metro-Goldwyn-Mayer Studios Inc under the CMC SPA and (iv) the amount is recovered or received by the Buyers or a Consolidated Chello Company. The Buyer shall give notice to the Sellers of a matter giving rise to a Historical CMC Claim which is or might be covered this paragraph 5(d) of this schedule. If so required by the Seller in writing, the Buyer will or will ensure (at the Seller's cost) that the relevant Consolidated Chello Company will use all reasonable endeavours to enforce its rights to recover or receive any amounts referred to this paragraph 5(d) of this schedule;

(e)
to the extent that the matter giving rise to the Non-Tax Claim was specifically taken into account in computing the amount of an allowance, provision or reserve in the Management Accounts or was specifically referred to in the Management Accounts or in the notes to the Management Accounts or in accordance with generally accepted accounting principles has not been so taken account of or referred to.

6.	RECOVERY FROM INSURERS AND OTHER THIRD PARTIES

6.1
If the Sellers pay to a member of the Buyer's Group an amount in respect of a Non-Tax Claim and a member of the Buyer's Group subsequently recovers from another person an amount which is referable to the matter giving rise to the Non-Tax Claim:

(a)	if the amount paid by the Sellers in respect of the Non-Tax Claim is more than the Sum Recovered, the Buyer shall immediately pay to the Sellers the Sum Recovered; and

(b)
if the amount paid by the Sellers in respect of the Non-Tax Claim is less than or equal to the Sum Recovered, the Buyer shall immediately pay to the Sellers an amount equal to the amount paid by the Sellers.

6.2
For the purposes of paragraph 6.1 of this Schedule 8, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less all reasonable costs incurred by a member of the Buyer's Group in recovering the amount from the person and less any Tax chargeable on the amount recovered.

7.	CONDUCT OF CLAIMS

7.1
If the Buyer becomes aware of a claim against a Consolidated Chello Company by a third party or of any other fact, matter or circumstance, which in either case is likely to result in the Buyer being entitled to pursue a Non-Tax Claim against the Sellers (each a "Relevant Matter"):

(a)
the Buyer must notify the Sellers of any Relevant Matter as soon as practicable (and in any event within five Business Days) following it coming to the notice of the Buyer or to the notice of any member of the Buyer's Group;

(b)
the Buyer must give the Sellers or any duly authorised representatives such assistance as the Sellers may reasonably require and the Buyer must ensure that the relevant Consolidated Chello Company gives the Sellers and its advisers access to relevant employees and premises of the relevant Consolidated Chello Company and access to (and permission to take copies of) all relevant documents and correspondence in order to allow the Sellers to investigate the Relevant Matter and take the actions referred to in this paragraph 7.1;

(c)
the Buyer must ensure that the relevant Consolidated Chello Company takes whatever reasonable action the Sellers requests in order to avoid, dispute, resist, defend, appeal, compromise, mitigate or remedy any Relevant Matter;

(d)	the Buyer must keep the Sellers reasonably informed as to the progress of the Relevant Matter including the receipt of any material communications;

(e)	if requested to do so by the Sellers, the Buyer must:

(i)
allow, and ensure that the relevant Consolidated Chello Company allows, the Sellers to take sole conduct in the name of the Buyer or the relevant Consolidated Chello Company of any actions that the Sellers reasonably consider necessary in connection with the Relevant Matter; and/or

(ii)	use, and ensure that the relevant Consolidated Chello Company uses, professional advisers chosen by the Sellers in connection with the conduct of any actions relating to the Relevant Matter; and

(f)
the Buyer and the relevant Consolidated Chello Company must not admit any liability or make or agree to make any payment or compromise in respect of any Relevant Matter without first obtaining the written consent of the Sellers.

7.2	The Buyer is entitled to refuse to comply with the actions described in paragraphs 7.1(c) to (e) of this Schedule 8:

(a)
unless it obtains an undertaking (not to be unreasonably withheld) from the Sellers, agreeing to indemnify the Buyer and the relevant Consolidated Chello Company against any costs, liability or losses that may result from the Buyer or the relevant Consolidated Chello Company complying with the terms of paragraphs 7.1(c) to (e) of this Schedule 8; or

(b)
if, in the Buyer's sole discretion, to do so would have or may be reasonably likely to have a material adverse effect on or would or may be reasonably likely to materially and adversely prejudice the Buyer, any member of the Buyer's Group or the Chello Group or any of their respective businesses or assets.

8.	MATTERS CAPABLE OF REMEDY
If a fact or circumstance that gives rise to a Non-Tax Claim is capable of remedy by the Sellers, the Sellers will not be liable in respect of that Non-Tax Claim to the extent that it remedies the relevant breach within 60 days following notification of the fact or circumstance by the Buyer to the Sellers under paragraph 7.1(a) of this Schedule 8.

9.	BUYER'S OBLIGATION TO MITIGATE
Nothing in this Schedule 8 limits the Buyer's or a Consolidated Chello Company's general obligation at law to mitigate loss or damage resulting from a fact, matter or circumstance that gives rise to a Claim.

10.	SUBSEQUENT EVENTS

The Sellers will not be liable in respect of a Non-Tax Claim, to the extent that the Non-Tax Claim would not have arisen but for or is increased by:

(a)	an act or thing done or omitted to be done outside the ordinary course of business at any time before Completion with the prior written consent of the Buyer; or

(b)	an admission of liability made after the Signing Date by the Buyer or another member of the Buyer's Group.

11.	PROVISIONS, AND OTHER BENEFITS, ETC

11.1
The Sellers will not be liable in respect of a Non-Tax Claim if an amount specifically referable to and in respect of that Non-Tax Claim is included in the Completion Statement as a deduction from the Headline Purchase Price in respect of any of the matters giving rise to that Non-Tax Claim.

12.	GENERAL

12.1
Nothing in this Agreement has the effect of limiting or restricting any liability of the Sellers in respect of a Claim arising as a result of any fraud, fraudulent concealment or fraudently misrepresentation.

12.2
The Sellers' will not be liable for any loss of profit, loss of business, loss of contract, or indirect or consequential loss or damages incurred by the Buyer in respect of a Claim but nothing in this paragraph 12.2 will in any way limit or prohibit or restrict the Buyer from recovering damages under this Agreement in respect of a Claim where the effect of the subject matter of the Claim is to cause (i) a loss, cost or expense to a Target Company (ii) a liability of or claim against a Chello Group Company or (iii) a diminution in the value of any shares or loans or interests in any Chello Group Company.

SCHEDULE 9
TAX PROVISIONS AND TAX WARRANTIES
PART A
TAX PROVISIONS

1.	DEFINITIONS

1.1	In this Schedule 9:
"Actual Tax Liability" means any liability of a Consolidated Chello Company to make an actual payment of Tax or a payment on account of Tax to a Tax Authority;
"Buyer's Relief" means:

(a)	any Post-Completion Relief;

(b)	any Relief arising to any member of the Buyer's Group (other than a Consolidated Chello Company);

(c)	any Ring-fenced Tax Asset; and

(d)	any Completion Reference Balance Relief;
"Buyer's Tax Group" means the Buyer, each Additional Buyer and each other company which:

(a)	at Completion;

(b)	after Completion; or

(c)	within the six year period ending on the Completion Date,
are members of the same group as, or otherwise connected or associated in any way with, the Buyer or any Additional Buyer for any Tax purpose;
"Completion Reference Balance" means those items in the Final Completion Statement which are included in the computation of any of:

(a)	Final Working Capital Amount;

(b)	Final Cash Amount;

(c)	Final External Indebtedness Amount; or

(d)	Intra-Group Non-Trade Balance
"Completion Reference Balance Relief" means a Relief, the availability of which has been shown as an asset in the Completion Reference Balance;
"Deemed Tax Liability" means:

(a)	the use or set off of a Buyer's Relief in circumstances where, but for such use or set off, a Consolidated Chello Company would have had an Actual Tax Liability in respect of which the

Sellers would have had a liability under this Schedule 9 (other than, in the case of a Ring-fenced Tax Asset, its use or set-off to reduce Tax otherwise arising in respect of any Event, or Income, Profits, or Gains, earned, accrued or received, in each case between 31 December 2012 and Completion, to the extent only that such use or set-off does not diminish in aggregate the amounts stated in the definition of Ring-fenced Tax Asset by more than €4,000,000 (including any equivalent part thereof in HUF and/or pounds sterling) (a "Permitted Utilisation"); and

(b)
the non-availability, non-existence, disallowance, clawback or other loss (each, a "Loss") of any Completion Reference Balance Relief or Ring-fenced Tax Asset in consequence of an Event occurring on or before Completion (other than, in the case of a Ring-fenced Tax Asset, as a result of its use or set-off to reduce Tax otherwise arising in respect of any Event, or Income, Profits, or Gains, earned, accrued or received, in each case between 31 December 2012 and Completion, to the extent only that such use or set-off does not diminish in aggregate the amounts stated in the definition of Ring-fenced Tax Asset by more than €4,000,000 (including any equivalent part thereof in HUF and/or pounds sterling) (a "Permitted Loss")) or a voluntary act or omission by a member of the Sellers' Group after Completion (where that member of the Sellers' Group knew or ought reasonably to have known that such act or omission would result in a Loss);

calculated (in each case) in accordance with paragraph 2.2 below;
"Event" means any transaction, act, event, circumstance, state of affairs or omission, (including any change in the residence of any person for the purposes of any Tax, the death of any person, a failure to take any action which would avoid an apportionment or deemed distribution of income regardless of whether the taking of any such action after Completion could have avoided such apportionment or deemed distribution, or a filing or election made under any Tax Law);
"Fiscal Unity CIT" means the fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes, in which, inter alia, the Fiscal Unity CIT Members are included and of which the Fiscal Unity CIT Parent Company is the parent company;
"Fiscal Unity CIT Dissolution Date" means the date from which the Fiscal Unity CIT Members will cease to be a member of the Fiscal Unity CIT;
"Fiscal Unity CIT Member" means each of Plator Holding BV and Chellomedia Services BV;
"Fiscal Unity CIT Tax Return" means any return, declaration, report or information return relating to corporate income tax, including any schedule or attachments thereto, and including any amendment thereof, in respect of the Fiscal Unity CIT;
"Fiscal Unity CIT Parent Company" means Chellomedia Programming BV;
"Income, Profits or Gains" means income, profits, gains or any other standard or measure for the purposes of any Tax and references to Income, Profits or Gains earned, accrued or received on or before a particular date (including, without limitation, Completion) shall include Income, Profits or Gains deemed or treated for Tax purposes as earned, accrued or received on or before that date;
"Post-Completion Relief" means any Relief which arises to a Consolidated Chello Company:

(a)	as a consequence of any Event occurring (or being treated for Tax purposes as occurring), or

(b)	from Income, Profits or Gains earned, accrued or received,
after Completion;

"Potential Claim" means:

(a)	the issue of a notice, demand, assessment, letter or other document by or on behalf of any Tax Authority, or

(b)
the taking of any other action by or on behalf of any Tax Authority (including the imposition, or any document referring to the possible imposition, of any withholding of or on account of Tax, and the initiation, or any document referring to the possible initiation, of a Tax audit or similar examination); or

(c)	the preparation or submission to a Tax Authority of any notice, return, assessment, letter or other document by the Buyer, an Additional Buyer a Consolidated Chello Company or any other person, from which it appears that a Tax Liability may be incurred by or may be imposed on a Consolidated Chello Company;
"Relevant Percentage" in respect of a Tax Liability or costs of a Consolidated Chello Company means the amount of the aggregate percentage interest in such Consolidated Chello Company which has been directly or indirectly transferred by the Sellers to the Buyer or an Additional Buyer pursuant to this Agreement (such percentage being the "Percentage Interest");
"Relief" means:

(a)	any relief, allowance, credit, deduction, exemption or set off in respect of any Tax or relevant to the computation of any Income, Profits or Gains; or

(b)	any right to repayment of or saving of Tax,
and any reference to the use or set off of a Relief shall be construed accordingly;
"Ring-fenced Tax Asset" means each of the following Reliefs attributable to the Consolidated Chello Companies specified below, in each case as at 31 December 2012:

(a)	Multicanal (Spain) Holding SLU: trading losses of €18,099,855;

(b)	Chello Central Europe zrt: trading losses of HUF26,670,186;

(c)	Chellozone (UK) Limited: trading losses of £5,962,890;
unpaid interest cost of £499,810;

(d)	Outdoor TV Limited: trading losses of £927,363;

(e)	Chello Zone Holdings Limited: unpaid interest cost of £10,898,591;
"Sellers' Tax Group" means the Sellers and any other company or companies (other than the Chello Group Companies) which:

(a)	at Completion;

(b)	after Completion; or

(c)	within the six year period ending on the Completion Date;

are members of the same group as, or otherwise connected or associated in any way with, any of the Sellers for any Tax purpose;
"Surrender" means:

(a)	the surrender of losses or other amounts eligible for group relief in accordance with Part 5 of the Corporation Tax Act 2010; and/or

(b)
the surrender of the benefit of any advance corporation tax capable pursuant to regulation 15 of the Corporation Tax (Treatment of Unrelieved Surplus Advance Corporation Tax) Regulations 1999 (SI 1999/358); and/or

(c)	the notional transfer of any asset or reallocation of a gain or loss in accordance with section 171A or section 179A of the Taxation of Chargeable Gains Act 1992 ("TCGA"); and/or

(d)	the surrender of eligible unrelieved foreign tax in accordance with The Double Taxation Relief (Surrender of Relievable Tax Within a Group) Regulations 2001 (S.I. 2001 No. 1163);

(e)	any reallocation of a chargeable realisation gain in accordance with section 792 of the Corporation Tax Act 2009; and/or

(f)	any arrangement under the laws of a jurisdiction other than the UK for the surrender, sharing, reallocation or reattribution of losses or other Reliefs between companies for Tax purposes;
"Tax Liability" means an Actual Tax Liability or a Deemed Tax Liability or a liability within paragraph 2.1(c) or 2.1(d) of this Schedule 9; and
"VAT" means value added tax or equivalent tax in any jurisdiction.

1.2	References in this schedule to paragraphs are to paragraphs in Part A of this Schedule 9 unless otherwise stated.

1.3
References in this schedule to Tax (other than in this paragraph 1.3) include any amount paid by a person in respect of Tax in order to reimburse another person who has discharged, or is required to discharge, Tax to a Tax Authority on behalf of the first person pursuant to a group payment arrangement, Tax consolidation, fiscal unity or any similar or equivalent arrangement in any jurisdiction and any such payment made to another person shall be treated for the purposes of the definition of Actual Tax Liability as if it were a payment to a Tax Authority, and references in paragraph 10 to a repayment of Tax received by a Consolidated Chello Company include amounts received by another member of the Buyer's Group under any such arrangement mentioned above in respect of a repayment of Tax which is properly attributable to the Consolidated Chello Company.

2.	COVENANT

2.1	Sellers' Covenant to Pay
The Sellers covenant with the Buyer to pay to the Buyer (for itself and on behalf of the Additional Buyers as applicable) an amount in aggregate equal to the Relevant Percentage of:

(a)	any Actual Tax Liability arising:

(i)	as a consequence of or by reference to any Event which occurs (or is treated for Tax purposes as occurring) on or before Completion; or

(ii)	in respect of or by reference to any Income, Profits or Gains earned, accrued or received on or before Completion;

(b)	any Deemed Tax Liability;

(c)	any liability of a Consolidated Chello Company to:

(i)	make to any member of the Sellers' Tax Group any payment for a Surrender; or

(ii)	repay to any member of the Sellers' Tax Group the whole or any part of any payment for a Surrender previously received, in each case pursuant to any agreement or arrangement entered into by any Consolidated Chello Company on or before Completion;

(d)
any liability of a Consolidated Chello Company under any warranty or indemnity given under the share purchase agreements in respect of the Historical M&A Transactions referred to in paragraphs (d) and (e) of the definition of Historical M&A Transactions in clause 1.1 to the extent that such liability relates to or is in respect of Tax;

(e)	each cost reasonably and properly incurred by the Buyer, an Additional Buyer, a Consolidated Chello Company or any other member of the Buyer's Group in respect of:

(i)	a Tax Liability of the kind referred to in paragraph 2.1(a), (b), (c) or (d); or

(ii)	successfully taking or defending any action under this Schedule 9 subject to the Buyer providing evidence to the Sellers (to their reasonable satisfaction) of the costs having been incurred in respect of such matters.

2.2	Amount of Deemed Tax Liability
For the purposes of this Schedule, the amount of a Deemed Tax Liability of a Consolidated Chello Company is:

(a)	where the Deemed Tax Liability falls under limb (a) of the definition of that term, the amount of Tax which would have been payable by it but for the use or set off of the relevant Buyer's Relief, and

(b)
where the Deemed Tax Liability falls under limb (b) of the definition of that term, the amount of Tax which is payable by it which would not have been payable but for the Loss of the relevant Completion Reference Balance Relief or Ring-fenced Tax Asset, provided that where the Deemed Tax Liability is in respect of the Loss, use or set-off of any Ring-fenced Tax Assets, the Sellers' total liability shall not exceed:

(i)	€5,800,000 in aggregate in respect of any Loss, use or set-off of the Ring-fenced Tax Asset set out at limb (a) of that definition;

(ii)	€1,900,000 in aggregate in respect of any Loss, use or set-off of the Ring-fenced Tax Assets set out at limbs (c), (d), and (e) of that definition;

(iii)	€100,000 in aggregate in respect of any Loss, use or set-off of the Ring-fenced Tax Asset set out at limb (b) of that definition.

2.3	Straddle Taxable Periods
For the purposes of this Schedule 9, in the case of Taxes that are payable with respect to any Tax accounting period beginning on or before Completion and ending after Completion, the portion of any such Tax that is allocable to the portion of the Tax accounting period ending on Completion shall be determined as follows: (i) in the case of Taxes that are either (A) based upon or related to income, receipts, capital or net worth, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than Conveyance Taxes governed by clause 19.2 of this Agreement), such Taxes apportioned to the portion of the Tax accounting period ending on Completion shall be deemed equal to the amount which would be payable if the Tax accounting period ended on Completion; and (ii) in the case of Taxes imposed on a periodic basis other than those described in clause (i), including but not limited to property taxes and similar ad valorem obligations, such Taxes shall be deemed to be the amount of such Taxes for the entire Tax accounting period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax accounting period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Tax accounting period ending on the day of Completion and the denominator of which is the number of calendar days in the entire Tax accounting period. For purposes of clause (i) of the preceding sentence, the Tax accounting period of any entity which is fiscally transparent for the purposes of applicable law in which a Consolidated Chello Company owns an interest (and any entity in which a Consolidated Chello Company owns an interest that is subject to "controlled foreign corporation" or other anti-deferral rules) shall be deemed to end on the Completion Date.

3.	LIMITATIONS AND EXCLUSIONS

3.1	Limitations and Exclusions
The Sellers shall not be liable under the covenant contained in paragraph 2.1 above in respect of any Tax Liability or for a breach of the Tax Warranties (or in respect of any costs relating to the Tax Liability):

(a)	unless the Buyer has served on the Sellers a written notice on or before the date that is three months after:

(i)	in the case of a liability to a US Tax Authority; the seventh anniversary; or

(ii)	in any other case; the sixth anniversary,
of the end of the accounting period (or other period which is relevant for Tax purposes) in which the Completion Date falls, of the Consolidated Chello Company which has the liability, giving such details of the claim as the Buyer or any Additional Buyer then has; and

(b)	to the extent that:

(i)	provision or reserve was made in the Completion Reference Balance in respect of the Tax Liability; or

(ii)	payment or discharge of the Tax Liability was taken into account in the Completion Reference Balance;

(c)	to the extent that the Tax Liability arises or is increased by:

(i)	any change in legislation (including regulations);

(ii)	the publication of any practice or concession by a Tax Authority;

(iii)	any change in published practice or concession; or

(iv)	an increase in the rates of Tax,
after the date of this Agreement;

(d)
to the extent it would not have arisen but for a voluntary act or omission of the Buyer, an Additional Buyer, a Consolidated Chello Company or any other member of the Buyer's Group after Completion unless such act or omission:

(i)	was carried out pursuant to and in accordance with:

(1)	any obligation of a Consolidated Chello Company incurred prior to the Completion Date; or

(2)	the exercise by a Seller of its rights under paragraph 7 of schedule 8 or paragraph 4 or 6 of this schedule;

(ii)	was carried out in order to comply with any law or regulation in force at the date of this Agreement;

(iii)	was carried out at the written request of the Sellers;

(iv)	was carried out in the ordinary course of business of the relevant Consolidated Chello Company as carried on at Completion; or

(v)	is of a kind referred to in paragraph 3.1(f), (g) or (i) below;
and, for avoidance of doubt, any US federal, state or local Tax Liability of CMC Inc. resulting from an election under Section 338(g) of the Code (or corresponding provisions of state or local Law) with respect to the direct or indirect acquisition of CMC Inc. pursuant to clause 2 of the Agreement shall be a Tax Liability described in this paragraph 3.1(d) (and, accordingly, excluded from the scope of the covenant in paragraph 2.1);

(e)
to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for a Consolidated Chello Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or business carried on by it;

(f)
to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for any change of the date to which a Consolidated Chello Company makes up its accounts or any change to any of its accounting policies, methods, bases or practices (including the treatment of timing differences and the basis on which it values its assets) in either case after Completion unless such change (in either case) is required by law, regulation or other authority, or in order to comply with applicable generally accepted accounting principles in each case having effect at the date of this Agreement or is carried out pursuant to and in accordance with the exercise by a Seller of its rights under paragraph 4 or 6;

(g)	to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of a Consolidated Chello Company to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent, or to do any other thing under the provisions of any enactment or regulation relating to Tax, after Completion, the making, giving or doing of which was taken into account in the Final Completion Statement and reasonable details of which were provided in writing to the Buyer (or otherwise actually known to appropriate personnel having responsibility for Tax affairs of the relevant Consolidated Chello Company and who are employed by a Consolidated Chello Company as at Completion) no later than 20 days before the expiry of any applicable time limit, provided that (in a case where the Percentage Interest is less than 100%) the Buyer and/or any Additional Buyer(s) together have the legal rights sufficient to procure the making, giving or doing of the relevant claim, election, surrender, disclaimer, notice, consent or other thing by the relevant Consolidated Chello Company and provided further that this paragraph 3.1(g) shall not apply where the failure or omission arises pursuant to and in accordance with the exercise by a Seller of its rights under paragraph 4 or 6;

(h)
to the extent that a Relief (other than a Buyer's Relief) is available to the relevant Consolidated Chello Company (or would have been available but for the use of the Relief to set against or mitigate a liability for which the Sellers are not liable under this Schedule 9) to set against or otherwise mitigate the Tax Liability provided it has not already been taken into account under paragraph 8 or paragraph 10 below;

(i)
to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for any claim, election, surrender or disclaimer made or notice or consent given after Completion by the Buyer, an Additional Buyer, a Consolidated Chello Company or any other member of the Buyer's Group under the provisions of any enactment or regulation relating to Tax other than any claim, election, surrender, disclaimer, notice or consent assumed to have been made, given or done in the Final Completion Statement or carried out pursuant to and in accordance with the exercise by a Seller of its rights under paragraph 4 or 6, provided that (in a case where the Percentage Interest is less than 100%) the Buyer and/or any Additional Buyer(s) together have the legal rights sufficient to procure the making, giving or doing of the relevant claim, election, surrender, disclaimer, notice, consent or other thing by the relevant Consolidated Chello Company;

(j)
to the extent that the Tax Liability relates to Income, Profits or Gains actually earned, accrued or received before Completion which should have been taken into account in the Completion Reference Balance but which are not so taken into account, provided, in any event, that the Buyer, an Additional Buyer or a Consolidated Chello Company has received and retained the benefit of such Income, Profits or Gains as at Completion and as at Completion is entitled to retain such benefit;

(k)
to the extent that the amount of the Tax Liability has been recovered from any person (excluding the Buyer, an Additional Buyer, a Consolidated Chello Company or any other member of the Buyer's Group but including a Tax Authority);

(l)	to the extent that the Tax Liability would not have arisen but for the failure of the Buyer to comply with its obligations contained in paragraph 4 or 6 below;

(m)
to the extent that (i) the Tax Liability relates to any Chello MovieCo Company, (ii) such Tax Liability arises as a consequence of or by reference to any transaction, act, event, circumstance, state of affairs or omission which occurs on or before the Acquisition Date (a "Historical CMC Tax Liability"), (iii) the Buyers or a Consolidated Chello Company have a right of recovery against, or an indemnity from, Metro-Goldwyn-Mayer Studios Inc under the CMC SPA and (iv) an amount in respect of such Tax Liability is recovered or received by the Buyers or a Consolidated Chello

Company pursuant to that right of recovery or indemnity. The Buyer shall give notice to the Sellers of a Historical CMC Tax Liability which is or might be covered by this paragraph 5(d). If so required by the Seller in writing, the Buyer will or will ensure that (at the Seller's cost) the relevant Consolidated Chello Company will use all reasonable endeavours to enforce its rights to recover or receive any amounts referred to this paragraph 3.1(m) and any amounts so recovered shall be dealt with in accordance with paragraph 8.2;

(n)	to the extent the Tax Liability

(i)	is the responsibility of the Buyer under clause 10.28; or

(ii)	would not have arisen but for the implementation in accordance with this Agreement of the Buyer's Pre-Completion Restructuring Steps; or

(o)
where the Tax Liability arises in consequence of the disposal of the ZELLC Shares by CZHL to CMPFH (or another Seller's Retained Group Company) in accordance with paragraph 1.2(j) of Schedule 5, to the extent a Relief (other than a Buyer's Relief) would have been available to CZHL to set against or otherwise mitigate such Tax Liability but for a significant increase of capital (for the purposes of section 677 Corporation Tax Act 2010) of CZHL occurring as a result of any action taken by or in relation to CZHL after Completion;

4.	CONDUCT OF CLAIMS
4.1

(a)
If the Buyer, an Additional Buyer or a Consolidated Chello Company becomes aware of any Potential Claim which could give rise to a liability for the Sellers under this Tax Covenant or for breach of any of the Tax Warranties, the Buyer must give notice to the Sellers of the Potential Claim (including reasonably sufficient details of the Potential Claim) as soon as possible (and in any event not more than 15 days after the Buyer, Additional Buyer or the relevant Consolidated Chello Company becomes aware of the Potential Claim) and must take (or procure that a Consolidated Chello Company will take) such action as the Sellers may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Potential Claim or any matter relating to the Potential Claim.

(b)
The Sellers will (but in a case where the Percentage Interest is less than 100%; to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to procure it), have the right (if they wish) to control any proceedings taken in connection with the action referred to in paragraph 4.1(a) above, and must be kept fully informed of any material developments which occur or are proposed (including any meetings) and must be provided with copies of all material correspondence and documentation relating to the Potential Claim or action, and any other information, assistance and access to records and personnel as they reasonably request.

4.2	The Buyer:

(a)
will (but in a case where the Percentage Interest is less than 100%; to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that no matter relating to the Potential Claim as is referred to in paragraph 4.1 is settled or otherwise compromised without the Sellers' prior written consent (not to be unreasonably withheld or delayed); and

(b)	will, and will procure that each Additional Buyer, Consolidated Chello Company (but in a case where the Percentage Interest is less than 100%; to the extent only that the Buyer and/or any

Additional Buyer(s) together have the legal rights to do so) and each other member of the Buyer's Group and their advisers will, not submit any correspondence or return or send any other document to any Tax Authority or take any other action where the Buyer, any Additional Buyer, Consolidated Chello Company or another member of the Buyer's Group or their advisers is aware or could reasonably be expected to be aware that the likely effect of submitting the correspondence or return or sending the document or taking such action would be to put the Tax Authority on notice of any matter which could give rise to, or could increase, a claim under the Tax Covenant or for breach of any of the Tax Warranties provided that nothing in paragraph 4.2(b) shall require the Buyer to take or omit to take any action where to do so would be contrary to any legal or regulatory requirement, or which would give rise to a material Tax Liability for a Consolidated Chello Company for which the Sellers are not liable under this Schedule 9.

4.3
The Sellers shall keep the Buyer timely informed of any material developments in relation to any proceedings over which they have taken control pursuant to paragraph 4.1(b), and shall provide the Buyer with copies of all material correspondence and documentation and such other information as the Buyer reasonably requires in relation to such proceedings, and shall consult with the Buyer from time to time upon the Buyer's reasonable request about the conduct of such proceedings, and shall give the Buyer a reasonable opportunity to comment upon material correspondence or documentation proposed to be submitted to a Tax Authority or filed in relation to such proceedings and shall reflect the Buyer's reasonable comments in such correspondence and documentation.

4.4
If the Sellers do not request the Buyer to take or procure the taking of any appropriate action within 25 days of notice to the Sellers under paragraph 4.1 or (provided the Buyer has complied with its obligations under 4.1 above) if earlier, 5 days before any relevant external deadline, or do not indemnify the Buyer, the relevant Consolidated Chello Company and any other member of the Buyer's Group or Chello Group Company as stated in paragraph 4.5(c), the Buyer will be free to satisfy or settle the relevant Tax Liability on such terms as it may think fit, without prejudice to the Buyer's rights under the Transaction Documents.

4.5	The Buyer is not obliged to take action (including permitting the Sellers to control any proceedings) pursuant to paragraph 4.1:

(a)
which involves an appeal against any decision of a Tax Authority (other than any appeal which is principally of an administrative nature rather than being concerned with the merits of the tax-payer's position) without the Sellers having obtained an opinion from appropriate external Tax advisors of suitable skill and capability to the effect that either the appeal is more likely than not to succeed, or (if not) that to make the appeal is a reasonable course of action, having regard to the amounts involved, and the likelihood of success;

(b)
if any of the Sellers or, prior to Completion a Consolidated Chello Company, committed an act or is responsible for an omission which constitutes fraudulent or negligent conduct which relates to the Potential Claim; or

(c)
if the Sellers do not indemnify the Buyer, any relevant Consolidated Chello Company and any other member of the Buyer's Group or Chello Group Company (to the Buyer's reasonable satisfaction) against all costs reasonably and properly incurred in connection with any action referred to in paragraph 4.1 requested by the Sellers.

4.6
If a Seller has entered statutory processes which would, but for this paragraph 4.6, result in its rights under this paragraph 4 being exercisable by an insolvency practitioner, then such rights of that Seller shall (without prejudice to the rights of the other Sellers in respect of the matter) be terminated and shall cease to be exercisable.

5.	PAYMENT OF CLAIMS

5.1	Payments by the Sellers of any liability under paragraph 2 must be made in cleared and immediately available funds on the days specified in paragraph 5.2.

5.2	The days referred to in paragraph 5.1 are as follows:

(a)
in the case of an Actual Tax Liability, the day which is the later of five Business Days after demand is made for payment by or on behalf of the Buyer, and three Business Days before the date on which that Tax becomes due and payable to the relevant Tax Authority;

(b)	in the case of a Deemed Tax Liability:

(i)
which falls under limb (a) of the definition of that term, the day which is the later of: five Business Days after demand is made for payment by or on behalf of the Buyer, and the day on which the Tax which would have been payable but for the use or set-off of the relevant Buyer's Relief would have been due and payable to the relevant Tax Authority; and

(ii)
which falls under limb (b) of the definition of that term, the day which is the later of: five Business Days after demand is made for payment by or on behalf of the Buyer, and three Business Days before Tax which would otherwise have been saved becomes due and payable to the relevant Tax Authority;

(c)
in the case of a liability falling within paragraph 2.1(c) or (d), the day which is the later of: five Business Days after demand is made for payment by or on behalf of the Buyer, and three Business Days before the relevant liability falls due and payable;

(d)	in any other case, five Business Days after the date on which demand is made for payment by or on behalf of the Buyer.

5.3
Any payment to the Buyer under this Schedule shall be received by the Buyer on its own behalf or where applicable on behalf of the relevant Additional Buyer which has acquired under this Agreement, directly or indirectly, interests in the Consolidated Chello Company in respect of which the relevant claim arises.

5.4
For the purposes of this paragraph 5, references to the day on which an amount of Tax becomes due and payable to the relevant Tax Authority shall be the last day on which the Tax may by law be paid without incurring any penalty or liability for interest in respect of the Tax.

6.	TAX RETURNS AND COMPUTATIONS

6.1	In respect of all Tax Returns and computations required to be filed by each Consolidated Chello Company for all of their Tax accounting periods beginning on or before Completion:

(a)
the Buyer shall (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that each Consolidated Chello Company or its duly authorised agents will prepare and submit to the relevant Tax Authorities within applicable time limits all such Tax Returns and computations (to the extent not submitted prior to Completion), and shall do so in a manner and form consistent with those submitted prior to Completion;

(b)	to the extent that:

(i)	the normal practice prior to Completion was to have any such Tax Returns and computations prepared by external advisors;

(ii)
the normal practice prior to Completion was for such Tax Returns to be prepared by employees of a member of the Sellers' Group who are not employed by a Consolidated Chello Company as at Completion; or

(iii)	in relation to any question as to the basis on which a Tax Return should be prepared the normal practice prior to Completion would have been to refer such question to external advisors, then the Sellers shall reimburse the reasonable out-of-pocket costs incurred by the Buyer, an Additional Buyer or a relevant Consolidated Chello Company to external advisors in preparing such Tax Returns and computations (in so far as they relate to any Event occurring, or Income, Profits or Gains earned, accrued or received, on or before Completion) or in obtaining advice from external advisers in the circumstances referred to in (iii) above (in so far as the question on which the advice is being sought relates to a matter relevant to a period or part period prior to Completion) subject in each case to such external advisor costs having been approved by the Sellers (such approval not to be unreasonably withheld or delayed and, without limitation, such approval shall be deemed to be unreasonably withheld where the quantum of the relevant costs is reasonably commensurate, taking into account inflation, with equivalent costs incurred prior to Completion);

(c)
the Buyer shall procure that all returns, computations, documents and substantive correspondence (but in the case of any Tax accounting periods ending after Completion; only in so far as they relate to any Event occurring, or Income, Profits or Gains earned, accrued or received, on or before Completion) are submitted in draft form by the relevant Consolidated Chello Company to the Sellers or their duly authorised agents for comment;

(d)
the Sellers or their duly authorised agent may comment on such returns, computations, documents and material correspondence within 20 Business Days of such submission to the Sellers pursuant to paragraph 6.1(c) and the Buyer shall not (and shall procure that each Additional Buyer and Consolidated Chello Company (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) shall not) submit or allow the submission of any such returns, computations documents and substantive correspondence without the Sellers' prior approval, not to be unreasonably withheld or delayed (but in the case of any Tax accounting periods ending after Completion; only in so far as they relate to any Event occurring, or Income, Profits or Gains earned, accrued or received, on or before Completion) but if the Buyer has not received any comments or the Sellers' approval within 20 Business Days of such submission to the Sellers pursuant to paragraph 6.1(c), the Sellers and their duly authorised agents will be deemed to have approved such draft documents;

(e)
the Buyer must (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that all reasonable comments and suggestions made by the Sellers or their duly authorised agents pursuant to paragraph 6.1(d) above are reflected, and shall (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that the Consolidated Chello Companies will at the request of the Sellers sign and submit to the relevant Tax Authority all such other documents and returns that the Sellers may request to give effect to the foregoing provisions provided that the Buyer will not be obliged to procure that a Consolidated Chello Company signs and submits a document to a Tax Authority which is not true, complete or accurate, or is intentionally misleading;

(f)
the Buyer must as soon as practicable deliver to the Sellers copies of all correspondence sent to or received from any Tax Authority but only insofar as such correspondence relates to any Event occurring, Tax accruing or Income, Profits or Gains earned, accrued or received, on or before Completion; and

(g)
the Sellers and the Buyer must each respectively afford (or procure the affordance) to the other or their duly authorised agents such information and assistance which may reasonably be required to agree all such outstanding Tax Returns and computations.

6.2
The Buyer undertakes (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) to procure that any Consolidated Chello Company will in respect of any time or period falling on or prior to the Completion Date make, give or enter into (and submit to the relevant Tax Authorities) such claims, elections, surrenders, notices or consents (whether unconditional or conditional, whether or not forming part of any other return or tax document, whether provisional or final, and including amendments to or withdrawals of earlier claims, elections, surrenders, notices or consents, whether or not made before or after Completion) and such other documents and returns as the Sellers shall direct in connection with any Surrender by any member of the Sellers' Tax Group to a Consolidated Chello Company or by or to any Consolidated Chello Company to or by another Consolidated Chello Company (provided that nothing in this paragraph 6.2 shall require any Consolidated Chello Company, the Buyer, or any member of the Buyer's Group to make any payment, or to procure the Surrender of any Buyer's Relief other than a Surrender of a Buyer's Relief that is a Ring-fenced Tax Asset that can be used or set-off without giving rise to a Deemed Tax Liability solely because such Surrender is a Permitted Utilisation or a Permitted Loss as those terms are defined in the definition of Ring-fenced Tax Assets in paragraph 1.1).

6.3
Except as otherwise permitted by this Agreement or required by Law, the Buyer shall not, and shall procure that no Additional Buyer, nor (but, where the Percentage Interest is less than 100%; to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) any Consolidated Chello Company, nor any other member of the Buyer's Group shall, make, change, amend, refile or otherwise modify any Tax election (other than an election described in the next sentence) or Tax Return relating to any Consolidated Chello Company with respect to any Tax accounting period (or portion of a period) ending on or before Completion if such action could reasonably be expected to have a material adverse effect on any of the Sellers (or any member of the Sellers' Group) without the prior written consent of the Sellers. Notwithstanding the foregoing, the Buyer shall be entitled to procure that ZELLC, Chello Latin America LLC and Chellomedia Serviços de Televisão do Brasil Ltda will make (or have in effect) a valid election under Section 754 of the Code for the taxable year of each such Chello Group Company (as determined for US federal income tax purposes) that includes the Completion Date and the Sellers shall use all reasonable efforts to assist and cooperate with the making of, and not take steps to prevent the making of, any such election. For each other Chello Group Company that will be classified as a partnership as of Completion as set forth in Column (C) of Schedule 13, if such Chello Group Company does not have in effect prior to Completion a valid election under Section 754 of the Code for the taxable year of such Chello Group Company (as determined for US federal income tax purposes) that includes the Completion Date, then the Sellers will use reasonable efforts to assist the Buyer in causing such an election to be made, including using reasonable efforts to procure the exercise of any applicable consent rights possessed by members of such Chello Group Company that are not members of the Sellers' Group (which efforts, for the avoidance of doubt, shall not be construed to require the Sellers to make any form of compensatory payment to such members). In addition, the Sellers shall retain for at least five years following the Completion Date and, if requested by the Buyer during that period, shall promptly provide to the Buyer any elections pursuant to Treasury Regulation Section 301.7701-3(c) (including any elections made pursuant to clause 1.2 of Schedule 4) or pursuant to Section 754 of the Code (including any elections made pursuant to this paragraph 6.3) with respect to any of the Chello Group Companies that members of the Sellers' Group or Chello Group Companies have in their or their advisors' possession at the date of the Agreement or at any time between such date and Completion.

7.	NO WITHHOLDINGS

7.1
All sums payable by either party under this Agreement (including, but not limited to, this Schedule 9) must be paid free of and without any rights of counterclaim or set off, and without deduction or withholding on any ground whatsoever, save only as may be required by law. If any deduction or withholding is required by law (save in respect of interest under clause 20 of this Agreement) the payer must:

(a)	provide such evidence of the relevant withholding as the payee may reasonably require; and

(b)
pay to the payee such amount as will ensure that, after any the deduction or withholding has been made, the payee will have received a sum equal to the amount that the payee would otherwise have received in the absence of the deduction or withholding.

7.2
To the extent that any deduction or withholding in respect of which an additional amount has been paid under paragraph 7.1 results in the payee obtaining a Relief, the payee must pay to the payer, within 10 Business Days of the use or set off of the Relief, an amount equal to the lesser of the Tax saved as a result of such use or set off and the additional sum paid under paragraph 7.1 provided that the payee will not be obliged to pay to the payer an amount in excess of the amount which will leave it (after that payment) in the same after Tax position as it would have been in had there been no payment under this Agreement in respect of which such deduction or withholding arose.

7.3
If a payment made under paragraph 2, paragraph 9, clause 10, clause 16 or made for breach of any representation or warranty, or pursuant to any other covenant, undertaking, or indemnity contained in this Agreement (which shall not, for the avoidance of doubt, include any payment to the Sellers pursuant to clause 3), will be or has been subject to Tax, the Payer shall pay to the Payee the amount (after taking into account Tax payable in respect of the amount) that will ensure that the Payee receives and retains a net sum equal to the sum it would have received had the payment not been subject to Tax, provided that no such amount will be payable under this paragraph 7.3:

(a)	to the extent the Tax due on the payment in question has otherwise been taken into account in computing the sum payable;

(b)	to the extent the Tax due on the payment in question does not exceed that which would have been payable on the receipt of any amount the loss of which is intended to be compensated by the payment;

(c)
in the case of a payment to the Buyer or an Additional Buyer; to the extent such Tax would not have arisen had the recipient Buyer or Additional Buyer (or Additional Buyer on whose behalf the payment is received) been resident for Tax purposes in the Netherlands, the UK or the US.

7.4
No payer for the purposes of paragraphs 7.1 or 7.3 will be liable to make any payment under that paragraph to the extent that the payment exceeds that which would have been payable if the payee were the original Sellers or the Buyer or an Additional Buyer (as applicable) as at Completion.

8.	CORRESPONDING SAVINGS AND THIRD PARTY RECOVERY

8.1
If any Tax Liability which has resulted in a payment having been made by the Sellers under the Tax Covenant or for breach of any of the Tax Warranties has given rise to a Relief which would not otherwise have arisen, then:

(a)	the Buyer must procure that full details of such Relief are given to the Sellers as soon as reasonably practicable; and

(b)
to the extent that a liability to make an actual payment of Tax (other than Tax in respect of which Buyer would have a claim under paragraph 2) is reduced as a result of the use or set off of the Relief, the Buyer must pay, or procure that the relevant Additional Buyer shall pay, to the Sellers, on the date when the Buyer, an Additional Buyer or any Consolidated Chello Company would have been under an obligation to make the reduced payment of Tax, an amount equal to the lower of:

(i)	the amount by which the liability is reduced plus any interest or repayment supplement received in relation to the Relief; and

(ii)	the amount of the payment previously made by the Sellers in respect of the Tax Liability giving rise to the Relief, and the Sellers shall be entitled to require that the relevant Consolidated Chello Company's auditors (acting as experts and not arbitrators) shall (at the Sellers' expense) certify the amount and date of use of the relief, which certification shall, in the absence of manifest error, be final and binding on the parties.

8.2
If the Sellers at any time pay to the Buyer or an Additional Buyer an amount under the Tax Covenant or for breach of any of the Tax Warranties and the Buyer, an Additional Buyer or a Consolidated Chello Company or any other member of the Buyer's Group is or becomes entitled to recover from some other person (other than a member of the Buyer's Group but including any Tax Authority) a sum in respect of the matter giving rise to the payment (other than by reason of the use or set off of a Buyer's Relief), the Buyer, if so required by the Sellers, will (and will (but in a case where the Percentage Interest is less than 100%; to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that the relevant Consolidated Chello Company, Additional Buyer or member of the Buyer's Group will) subject to the Sellers having first agreed to indemnify (to the Buyer's reasonable satisfaction) the Buyer, the Additional Buyers, any relevant Consolidated Chello Company and any member of the Buyer's Group or Chello Group Company against all costs which they may reasonably incur in connection with the taking of the following action, take all reasonable steps to enforce the recovery (provided that neither the relevant Consolidated Chello Company nor the Buyer nor an Additional Buyer nor the relevant member of the Buyer's Group will be obliged to take any action which it reasonably considers to be prejudicial to its interests), and the Buyer must within two Business Days of the recovery, pay to the Sellers the lesser of:

(a)
the sum recovered by the Buyer, the Additional Buyer, the Consolidated Chello Company or the member of the Buyer's Group (as applicable) from the other person (including sums recovered in respect of costs and any interest or repayment supplement received in respect of the sum recovered, but less any costs of recovery not previously reimbursed and less any Tax chargeable on the sum recovered); and

(b)
the amount paid by the Sellers to the Buyer or an Additional Buyer as referred to above plus any interest or repayment supplement received in respect of the sum recovered, less any Tax chargeable thereon.

9.	SECONDARY LIABILITIES

9.1
The Buyer covenants with the Sellers to pay to the Sellers an amount equivalent to any Tax or any amount on account of Tax which any member of the Sellers' Tax Group is required to pay as a result of a failure by a Consolidated Chello Company, or any other member of the Buyer's Tax Group, to discharge that Tax.

9.2
The Sellers covenant with the Buyer to pay to the Buyer an amount equivalent to the Relevant Percentage of any Tax or any amount on account of Tax which a Consolidated Chello Company is required to pay, and an amount equivalent to any Tax or any amount on account of Tax which any other member of the Buyer's Tax Group is required to pay, in each case as a result of a failure by any member of the Sellers' Tax Group to discharge that Tax.

9.3	The covenants contained in paragraphs 9.1 and 9.2 shall:

(a)	extend to any reasonable costs properly incurred in connection with the Tax or a successful claim under paragraph 9.1 or 9.2, as the case may be;

(b)
in the case of paragraph 9.1, not apply to Tax to the extent that the Buyer could claim payment in respect of it under paragraph 2 or for breach of the Tax Warranties, except to the extent a payment has been made pursuant to paragraph 2 or for breach of the Tax Warranties and the Tax to which it relates was not paid by the relevant Consolidated Chello Company or any person on its behalf;

(c)
not apply to Tax to the extent it has been recovered under any relevant statutory provision (and the Buyer or the Sellers, as the case may be, will procure that no recovery is sought to the extent that payment is made hereunder); and

(d)	in the case of paragraph 9.2, not apply to Tax that is within paragraph 3.1(n) of this Schedule.

9.4
Paragraphs 4 and 5 of this Schedule 9 (conduct of claims and payment of claims) shall apply to the covenants contained in paragraphs 9.1 and 9.2 as they apply to the covenants contained in paragraph 2, replacing references to the "Sellers" by the "Buyer" (and the other way round) where appropriate, and making any other necessary modifications.

10.	OVER PROVISIONS

10.1	If a Consolidated Chello Company shall receive:

(a)	a repayment of Tax in respect of any period before Completion which:

(i)	is not reflected in the Completion Reference Balance;

(ii)	does not arise from the use of a Buyer's Relief, and

(iii)
is not a Relief (A) to which paragraph 8 of this Schedule 9 (corresponding savings and third party recovery) applies, or (B) which has been taken into account under paragraph 3.1(h)), or (C) which would not have arisen but for an act of the Buyer or any Consolidated Chello Company or any member of the Buyer's Group after Completion within paragraph 3.1(d), (f), (g) or (i), or (D) which arises in consequence of any Event referred to in paragraph 3.1(c)(i), (ii), (iii) or (iv); or

(b)	any interest or repayment supplement in relation to a repayment which:

(i)	is not reflected in the Completion Reference Balance; and

(ii)	does not arise from the use of a Buyer's Relief

an amount equal to the Relevant Percentage of the amount received shall first be set off against any payment then due from the Sellers pursuant to a Tax Claim, and to the extent there is an excess after any amounts have been so set off, the Buyer will (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that the relevant Consolidated Chello Company will pay to the Sellers an amount equal to the Relevant Percentage of such excess within three Business Days of being in receipt.

10.2
If the Sellers become liable in respect of a Tax Claim, credit must be given to the Sellers against the liability for any amount referred to in paragraph 10.3 (a "Relevant Amount") which must be dealt with in accordance with paragraph 10.5.

10.3
A Relevant Amount for the purposes of paragraph 10.2 is the amount by which any provision for Tax contained in the Completion Reference Balance proves to be an over provision save to the extent that such overprovision arises in consequence of the use or set-off of a Relief (A) which is a Buyer's Relief, or (B) which has been taken into account under paragraph 3.1(g), or (C) which has been taken into account under paragraph 8 (corresponding savings and third party recovery), or (D) which would not have arisen but for an act of the Buyer or any Consolidated Chello Company or any member of the Buyer's Group after Completion within paragraph 3.1(d), (f), (g) or (i), or (E) which arises in consequence of any Event referred to in paragraph 3.1(c)(i), (ii), (iii) or (iv)).

10.4
If the Buyer becomes aware that there are or may be Relevant Amounts, it must (or must (but in a case where the Percentage Interest is less than 100%, to the extent only that the Buyer and/or any Additional Buyer(s) together have the legal rights to do so) procure that a Consolidated Chello Company will) promptly inform the Sellers of that fact. If the auditors for the time being of a Consolidated Chello Company are requested by either of the parties to this Agreement to certify any of the amounts as are referred to above the relevant party must procure that the auditors are instructed to give and will (at the expense of the party requesting) give as soon as practicable the certificate and in so doing they will act as experts and not as arbitrators and (in the absence of manifest error) their decision will be final and binding on the parties hereto.

10.5	Each Relevant Amount is to be dealt with as follows:

(a)	the Relevant Amount must first be set off against any payment then due from the Sellers pursuant to a Tax Claim; and

(b)
to the extent there is an excess of the Relevant Amount after any amounts have been set off under paragraph 10.5(a) above the excess shall be carried forward to offset against any further payment that may become due from the Sellers pursuant to a Tax Claim.

10.6
Where any certification as is mentioned in paragraph 10.4 has been made, the Sellers or the Buyer may request (at the expense of the party requesting) the auditors to review the certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether the certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

10.7
If the auditors certify under paragraph 10.6 that an amount previously certified should be amended, that amended amount will be substituted for the purposes of paragraph 10.5 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and an adjusting payment (if any) as may be required by virtue of the above mentioned substitution must be made as soon as practicable by the Sellers or the Buyer, as the case may be.

11.	DUTCH FISCAL UNITY - VAT

11.1
Except as stated in paragraph 11.2, the Buyer must pay or must procure that each of Plator and CMS (the "Fiscal Unity Members") pays to CMPFH (the "Representative") (on its own behalf or on behalf of whichever other member of the Sellers' Tax Group is accountable for the relevant VAT) such proportion of any VAT for which the Representative, or any other member of the Sellers' Tax Group which is a member of its fiscal unity, is accountable to the relevant Tax Authority as is properly attributable to supplies, acquisitions and importations ("Supplies") made or deemed to be made by such Fiscal Unity Member (or which would be made or deemed to be made by it were it not a member of such fiscal unity) whilst a member of the Representative's fiscal unity for Dutch VAT purposes (less such amount of deductible input tax as is properly attributable to such Supplies).

11.2
No payment shall be made under paragraph 11.1 to the extent that it was made prior to or at Completion or to the extent that the Sellers would have been liable in respect of such VAT under this Tax Covenant or for breach of the Tax Warranties had the Fiscal Unity Members not been in such fiscal unity.

11.3
Any payment required by paragraph 11.1 must be made in cleared funds on the day which is the later of five Business Days after demand in writing is made for payment, and two Business Days before the day on which the Representative is required to account for the VAT to the relevant Tax Authority (which day shall be notified to the Buyer in the relevant written demand).

11.4
The Representative will pay to each Fiscal Unity Member an amount equivalent to the proportion of any repayment of VAT received by the Representative (or any other member of the Sellers' Tax Group which is a member of its fiscal unity) from a Tax Authority (or of any credit obtained by reference to an excess of deductible input tax over output tax) that is properly attributable to Supplies made or deemed to be made to and by such Fiscal Unity Member (or which would be made or deemed to be made to and by it were it not a member of such fiscal unity) whilst a member of the Representative's fiscal unity for Dutch VAT purposes and which is reflected as an asset in the Completion Reference Balance, within five Business Days of its receipt by, or offset against a liability of, the Representative. The Buyer shall provide such information as may reasonably be required to enable the Representative to make the returns and provide the information required to be provided to the relevant Tax Authority for VAT purposes.

11.5
The Representative shall use reasonable endeavours to ensure that the Fiscal Unity Members are excluded from the Representative's fiscal unity for Dutch tax purposes with effect from Completion, or as soon thereafter as is allowed by the appropriate Tax Authority.

12.	DUTCH FISCAL UNITY – CIT

12.1	The Sellers and the Buyer have agreed that the Fiscal Unity CIT Deconsolidation Date shall be the Completion Date.

12.2
As soon as reasonably practicable following the Completion Date, the Sellers shall provide the Buyer with (i) an opening balance sheet for Dutch corporate income tax purposes of the Fiscal Unity CIT Members as from the Fiscal Unity CIT Deconsolidation Date and (ii) explanatory notes thereto. The Sellers shall accept all reasonable comments from the Buyer on such opening balance sheet and amend it accordingly.

12.3
The Sellers shall procure that all Tax sharing arrangements between any member of the Sellers' Tax Group and the Fiscal Unity CIT Members shall be terminated and settled in full on or prior to the Completion Date.

12.4	The Buyer and the Sellers agree on the following with respect to the preparation and conduct of the Fiscal Unity CIT Tax Returns:

(a)	The Sellers shall, at their own cost and as soon as reasonably possible, prepare (or procure the preparation of), and duly and properly file or procure to be filed with each relevant Tax Authority,

all Fiscal Unity CIT Tax Returns. Such Fiscal Unity CIT Tax Returns shall be prepared in a manner and on a basis consistent with (i) past practice and (ii) the opening balance sheet as referred to in paragraph 12.2;

(b)
If and to the extent such Fiscal Unity CIT Tax Return, could possibly (i) result in a change in the opening balance sheet for the Fiscal Unity CIT Members as referred to in paragraph 12.2 or (ii) otherwise have an adverse impact on the tax position of the Fiscal Unity CIT Members or any other member of the Buyer's Group for the period after Completion (each of (i) and (ii) being a "Relevant Dutch Matter"), the Sellers shall send to the Buyer a draft of the Fiscal Unity CIT Tax Return (which may be redacted to exclude information which is not relevant to a Relevant Dutch Matter provided that such redaction does not impact the ability of the Buyer to comprehend the unredacted information) at least 30 (thirty) Business Days prior to the due date of filing and shall accept all reasonable comments of the Buyer, provided that such comments are provided by the Buyer within 15 (fifteen) Business Days after receipt of the draft Fiscal Unity CIT Tax Return.

(c)
If and to the extent any notice, demand, assessment, letter or other document, or the taking of any action, by or on behalf of a Tax Authority, could possibly result in (i) a change in the opening balance sheet for the Fiscal Unity CIT Members as referred to in paragraph 12.2 or (ii) otherwise have an adverse impact on the tax position of the Fiscal Unity CIT Members or any other member of the Buyer's Group for the period after Completion, the Sellers must give notice to the Buyer (including reasonably sufficient details) as soon as possible (and in any event not more than 15 days after the Sellers become aware) and must take (or procure that the relevant member of the Sellers' Group takes) such action as the Buyer may reasonably request to avoid, dispute, resist, appeal, compromise or defend the issue;

(d)
If the Buyer does not request the Sellers to take or procure the taking of any appropriate action within 15 (fifteen) Business Days of notice to the Sellers under paragraph 12.4(c) or does not indemnify the Sellers and any member of the Sellers' Group as stated in paragraph 12.4(e), or if the relevant Tax dispute does not have the potential consequences mentioned in paragraph 12.4(c)(i) and (ii) above, the Sellers will be free to satisfy or settle the relevant Tax dispute on such terms as it may think fit, without prejudice to the Sellers' rights under the Transaction Documents;

(e)	The Sellers are not obliged to take action pursuant to paragraph 12.4(c):

(i)
which involves an appeal against any decision of a Tax Authority (other than any appeal which is principally of an administrative nature rather than being concerned with the merits of the tax-payer's position) without the Buyer having obtained an opinion from appropriate external Tax advisors of suitable skill and capability to the effect that either the appeal is more likely than not to succeed, or (if not) that to make the appeal is a reasonable course of action, having regard to the amounts involved, and the likelihood of success; or

(ii)
if the Buyer does not indemnify the Sellers and any member of the Sellers Group (to the Sellers' reasonable satisfaction) against all costs reasonably and properly incurred in connection with any action referred to in paragraph 12.4(c) requested by the Buyer;

(f)
The Sellers shall cancel any existing authority held by any employee or agent of or adviser to the Sellers to sign Tax Returns on behalf of any member of the Group with effect from the Completion Date.

12.5	Subject to paragraph 12.4 of this Schedule, the Buyer shall or shall procure that:

(a)
The Fiscal Unity CIT Members authorize and sign the (relevant parts of the) Tax Returns relating to the Fiscal Unity CIT or any other document prepared by the Sellers in accordance with paragraph 12.4 above that is required to be authorised and signed, without undue delay and promptly return that to the Sellers for submission (or, if the Sellers request so, promptly file with the Relevant Tax Authority);

(b)
The Fiscal Unity CIT Members provide to the Sellers such information and assistance which may reasonably be required by the Sellers to prepare, submit, negotiate and agree the (relevant parts of the) Tax Returns relating to the Fiscal Unity CIT or to take such action to avoid, dispute, resist, appeal, compromise or defend the relevant Tax dispute mentioned in paragraph 12.4 above; and

(c)
any correspondence which relates to the (relevant parts of the) Tax Returns relating to the Fiscal Unity CIT or to the relevant Tax dispute mentioned in paragraph 12.4 above shall as and when received by the Buyer or any Consolidated Chello Company or their agent or advisers, be copied to the Sellers.

PART B - TAX WARRANTIES

1.	GENERAL

1.1
The Accounts make provision or reserve within generally accepted accounting principles in respect of any period ended on or before the Accounts Date (but, in respect of the Chello Movieco Companies, only to the extent any such period is also after the Acquisition Date) for all Tax assessed or liable to be assessed on any Consolidated Chello Company or for which it is accountable at the Accounts Date whether or not the Consolidated Chello Company has or may have a right to reimbursement against any other person and proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

1.2
Each Consolidated Chello Company has (but in the case of the Chello Movieco Companies, since the Acquisition Date only) paid all Tax which it has become liable to pay and is not and has not in the six years ending on the date of this Agreement been (but in the case of the Chello Movieco Companies, has not since the Acquisition Date been) liable to pay a material penalty, surcharge fine or interest in connection with Tax.

1.3
Each Consolidated Chello Company has (but in the case of the Chello Movieco Companies, since the Acquisition Date only) within applicable time limits made all returns, provided all information and given all notices in relation to Tax as it is required to make, provide, or give to any Tax Authority. So far as the Sellers are aware, all such returns, information and notices are correct and accurate in all material respects, and are not the subject of any dispute.

1.4
No Consolidated Chello Company is involved in a dispute or other contentious audit or contentious administrative process in each case in relation to Tax with a Tax Authority or any judicial proceeding in relation to Tax.

1.5
Each Consolidated Chello Company (but in the case of the Chello Movieco Companies, in relation to any period or Event since the Acquisition Date only) has in its possession or power all records and information which it needs to determine its liabilities to Tax, including liabilities which may arise on the disposal or deemed disposal of any of its assets in the future.

1.6
Each Chello Group Company's and Minority JV Company's status as domestic or foreign for U.S. federal income Tax purposes, both as of the date of this Agreement and as of the Completion Date, is as set forth in Column (A) of Schedule 13.  As of the date of this Agreement, each Chello Group Company and Minority JV Company is classified for US federal income Tax purposes as set forth in Column (B) of Schedule 13. At Completion, each Chello Group Company and Minority JV Company shall be classified for US federal income Tax purposes as set forth in Column (C) of Schedule 13.

1.7
Other than as a result of the filing of certain elections for CMC Inc under US law contemplated by this Agreement, no charge to Tax will arise for any Consolidated Chello Company by virtue of entering into and/or the completion of this Agreement

1.8
So far as the Sellers are aware, no special Tax arrangements with any Tax Authority (that is, any arrangement which is not based on a strict application of all relevant Tax legislation, published extra statutory concessions and published statements of practice) exist in relation to the affairs of any Consolidated Chello Company where circumstances have occurred which would be likely to result in such arrangements being withdrawn.

1.9
Each Consolidated Chello Company (but in the case of the Chello Movieco Companies, since the Acquisition Date only) has deducted or withheld all Tax which it has been obliged by law to deduct or withhold from amounts paid by it, has properly accounted to the relevant Tax Authority for all amounts of Tax so deducted or withheld and has otherwise complied with its legal obligations in respect of such deductions or withholdings.

1.10
So far as the Sellers are aware (but in the case of the Chello Movieco Companies, since the Acquisition Date only), no Consolidated Chello Company has been a party to any scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of Tax.

1.11
In the last three years (but in the case of the Chello Movieco Companies, since the Acquisition Date only), there has been no major change in the nature or conduct of a trade or the business carried on by any Consolidated Chello Company which is or has at any relevant time been either resident in the United Kingdom or trading in the United Kingdom through a permanent establishment, where such change (with or without the occurrence of other Events) would cause the disallowance of any Relief of a Consolidated Chello Company.

2.	VALUE ADDED TAX

2.1	Each Consolidated Chello Company is, if required by law, registered for VAT purposes.

2.2
No Consolidated Chello Company (but in the case of the Chello Movieco Companies, since the Acquisition Date only) has exercised any option, right, election or discretion which remains in effect and by virtue of which VAT is chargeable by a Consolidated Chello Company in relation to transactions concerning any land or building.

2.3
No Consolidated Chello Company owns any asset in relation to which the recovery of VAT incurred on the acquisition of the asset may be subject to adjustment in accordance with applicable VAT legislation.

3.	RESIDENCE
No Consolidated Chello Company has been (but in the case of the Chello Movieco Companies, since the Acquisition Date only) liable to pay or account for Tax to a Tax Authority in a country (where such Tax is based on residence or having a permanent establishment for Tax purposes in that country) other than that in which it is incorporated.

4.	GROUPS

4.1
No Consolidated Chello Company is or has been during the six years prior to Completion (but in the case of the Chello Movieco Companies, since the Acquisition Date only) a member of a group of companies for Tax purposes or a fiscal consolidation of which any company other than a Consolidated Chello Company is a member.

4.2
No Consolidated Chello Company is party to any Tax sharing agreement or group payment arrangement in relation to Tax, in either case with a Tax Authority or which is governed by applicable Tax legislation, in respect of which a Consolidated Chello Company has or could have any remaining liability.

5.	ARM'S LENGTH DEALINGS

5.1
So far as the Sellers are aware, no Consolidated Chello Company is party to any transaction, agreement or arrangement in respect of which it should be regarded for Tax purposes as giving or receiving consideration for any goods or services different from the consideration actually given or received.

5.2
So far as the Sellers are aware, each Consolidated Chello Company has within its possession or control sufficient evidence to support the accuracy, in relation to it, of warranty 5.1 above, taking into account all applicable legislation.

SCHEDULE 10
COMPLETION STATEMENT
PART A:
CONTENT AND PREPARATION

1.	Content of the Completion Statement

1.1	The Completion Statement will consist of:

(a)	the balance sheet for the Chello Group in the form set out in Section 1, Part B of this Schedule 10;

(b)	the Proportionate Cash/Indebtedness Calculation in the form set out in Section 2, Part B of this Schedule 10; and

(c)	the Proportionate Working Capital Calculation in the form set out in Section 3, Part B of this Schedule 10.

1.2	The Completion Statement will be drawn up in accordance with the bases that appear, and in the order shown below:

(a)	the Specific Accounting Policies;

(b)	to the extent not covered by paragraph by 1.2(a), the Accounting Principles; and

(c)	to the extent not covered by paragraphs 1.2(a) and/or 1.2(b), in accordance with US GAAP.

1.3
The Proportionate Cash/Indebtedness Calculation, which forms part of the Completion Statement, will specify the Cash and Indebtedness and the Proportionate Cash/Indebtedness Calculation, which forms part of the Completion Statement, will specify the Working Capital Amount.

2.	Preparation of the Completion Statement

2.1
The Sellers shall prepare, or procure the preparation of, the draft Completion Statement and deliver them (in accordance with clause 18 (Notices)) to the Buyer within 60 Business Days of the Completion Date.

2.2
The Buyer must procure that the Sellers and/or the Sellers' Accountants are given such assistance and access to employees, premises, information and explanations as may be reasonably requested by any Seller and/or the Sellers' Accountants for the purposes of preparing the draft Completion Statement within the period referred to in paragraph 2.1.

2.3
The Buyer will have 60 Business Days (starting on the first Business Day after delivery of the draft Completion Statement ("Objection Period"), to agree or dispute the draft Completion Statement. If the Buyer disputes the Completion Statement it must, within the Objection Period, serve on the Sellers a notice to that effect setting out, in reasonable detail, each area in dispute, the reasons why the treatment does not comply with the requirements of this Agreement, and quantifying the adjustments that it considers should be made ("Dispute Notice").

2.4
The Sellers must procure that the Buyer and/or the Buyer's Accountants are given such assistance and access to employees, information and explanations as may be reasonably requested by the Buyer and/or the Buyer's Accountants for the purposes of determining, within the Objection Period, whether the draft Completion Statement has been properly prepared.

2.5
If the Buyer has not delivered a Dispute Notice to the Sellers during the Objection Period or if, before expiry of the Objection Period, the Buyer serves written notice on the Sellers that it agrees the draft Completion Statement (an "Acceptance Notice"), the draft Completion Statement will be final and binding on the Sellers and the Buyer on the earlier of:

(a)	the expiry of the Objection Period; or

(b)	the date of delivery of the Acceptance Notice.

2.6
The costs of preparing the Completion Statement will be borne by the Sellers, and the Buyer will bear the costs of its review of them. Except with respect to the Independent Expert under paragraph 2.9(j), each party will bear all other costs incurred by them in connection with this Schedule.

2.7
If the Buyer serves a Dispute Notice, the Sellers and the Buyer must use their reasonable endeavours in conjunction with the Sellers' Accountants and the Buyer's Accountants to reach agreement as to the matter or matters in dispute within 30 Business Days of the date of delivery of such Dispute Notice ("Resolution Period"). All items other than those included in the Dispute Notice will be deemed to be agreed.

2.8
If, before the expiry of the Resolution Period, agreement is reached between the Buyer and the Sellers as to all matters in dispute, the Sellers must, within 15 Business Days of such agreement being reached, deliver or procure the delivery (in either case in accordance with clause 18 (Notices)) to the Buyer of a revised Completion Statement incorporating such adjustments as have been agreed. The revised Completion Statement will be final and binding on the Sellers and the Buyer from the date of its delivery to the Buyer.

2.9
In respect of any matters included in the Dispute Notice on which no agreement is reached within the Resolution Period, such matters will be referred, on the application of either the Sellers or the Buyer, for determination by PriceWaterhouseCoopers, or if such firm is unavailable or unwilling to serve, then such certified internationally recognised accountant agreed in writing by the Sellers and the Buyer; save that if the Sellers and the Buyer are unable to reach agreement within 30 days after the parties being informed that such firm is unavailable or unwilling to act in such capacity, any of the parties may request the President of the Institute of Chartered Accountants in England and Wales to appoint, as soon as possible from the date of such request, an independent internationally recognised accounting firm, in each case, not currently engaged by the Buyer (or the Buyer's Group) or any Seller (or the Sellers' Group) (the "Independent Expert"). The Sellers and the Buyer must co-operate with each other and must take all reasonable action as is necessary to ensure that the terms of appointment of the Independent Expert will enable the Independent Expert to give effect to and act in accordance with the provisions of this paragraph 2. The following general terms of appointment shall apply in any event:

(a)
the Sellers and the Buyer are each entitled to make one written submission to the Independent Expert and to reply once in writing to the other party's submission and must provide (or procure that others provide) the Independent Expert with such assistance and documents as the Independent Expert reasonably requires for the purpose of reaching a decision;

(b)	the Independent Expert will prepare a written decision and give notice (including a copy) of the decision to the Sellers and the Buyer within a maximum of four months of the matter being referred to him (or such other period as the Sellers and the Buyer may agree in writing with the Independent Expert);

(c)
within 5 Business Days of the Independent Expert's decision, the Sellers must deliver or procure the delivery (in either case in accordance with clause 18 (Notices)) to the Buyer of a revised Completion Statement incorporating such adjustments as have been determined by the Independent Expert. The revised Completion Statement will be final and binding on the Sellers and the Buyer from the date of its delivery to the Buyer;

(d)
if the Independent Expert is unable for whatever reason to act, or does not deliver the decision within the time required by paragraph 2.9(b) the Sellers and the Buyer will ensure that a replacement independent expert is appointed in accordance with the provisions of this paragraph 2.9;

(e)	all matters under this paragraph 2.9 will be conducted, and the Independent Expert's decision will be written, in the English language;

(f)
to the extent not provided for by this paragraph 2, the Independent Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate, including (to the extent he considers necessary) instructing professional advisers to assist him in reaching his determination;

(g)
the Sellers and the Buyer must, with reasonable promptness, supply all information and provide access to all documentation and personnel as each other may reasonably require to make a submission under this paragraph 2.9;

(h)	the Sellers and the Buyer will promptly take all such reasonable action which is necessary to give to give effect to the terms of this paragraph 2.9;

(i)
the Independent Expert will act as an expert and not as an arbitrator. The Independent Expert will determine any dispute arising in connection the provisions of this paragraph 2, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Independent Expert's written decision on the matters referred to him will be final and binding in the absence of manifest error (in which case the Independent Expert's written decision will be returned to the Independent Expert for correction) or fraud; and

(j)
the Sellers and the Buyer will bear their own costs in relation to the Independent Expert. The Independent Expert's fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Independent Expert) will be borne equally by the Sellers on the one hand, and the Buyer on the other.

PART B: FORMAT OF COMPLETION STATEMENT
Completion Statement
Section 1 - Proforma Consolidated Mapping Example

Section 2 – Proportionate cash/indebtedness calculation

Section 3 – Proportionate working capital calculation

Section 4 – Illustrative Completion Statement (using balance sheet as at 31 July 2013)

PART C: SPECIFIC ACCOUNTING POLICIES
General Principles

1.
The Completion Statement shall comprise an aggregated balance sheet of the companies in the Chello Group which are consolidated in the Management Accounts. Items will be classified in the balance sheet of the Completion Statement between the columns headed 'Working Capital', 'Cash', 'Indebtedness' , ‘Intra-Group Indebtedness’ and 'Other' on a basis consistent with the classification of line items in the Consolidated Balance Sheet Mapping Example set out in Part B, Section 1 of this Schedule.

2.
In calculating the Final External Indebtedness Amount the following items should be reallocated from the columns headed 'Working Capital' or 'Other' to the column headed 'Indebtedness' (consistent with the reclassifications set out in the Consolidated Balance Sheet Mapping Example set out in Part B Section 1 of this Schedule):

(a)	Assets relating to:

(i)	Loans made to affiliates entities THCI and Dreamia (recorded in BS19698_NCC)

(b)	Liabilities relating to:

(i)	Completion Bonus(es)(recorded in BS21200)

(ii)	Deferred Salary and Bonus – Alejandro Harrison (recorded in BS21200)

(iii)	Onerous content contract (recorded in BS21399)

(iv)	Amounts owing to CE15 (recorded in BS20099)

(v)	Transponder lease provision (recorded in BS25350 and BS20091)

(vi)	Litigation provisions in relation to those matters detailed in clauses clause 16(d) to (h) of this Agreement (recorded in BS25399)

(vii)	Restructuring provisions (recorded in BS20091 and BS25350).

(viii)	MGM Satellite Contract (recorded in BS21399)

(ix)	Accounts Payable – TP Capital Creditors (recorded in BS20098, BS21225 and BS21398)

(x)	Other long-term liabilities (recorded in BS26291)

(xi)	Asset retirement obligation (recorded in BS25360)

(xii)	Unpaid CCE Commissions (recorded in BS21099)

3.
The Intra-Group Non-Trade Payables    relating to Loan Receivables shall be reallocated from the column headed 'Intra-Group Indebtedness' to the column headed 'Other' (consistent with the reclassifications set out in the Proforma Consolidated Balance Sheet set out in Part B, Section 1 of this Schedule)

4.
The Final External Indebtedness Amount shall also include any unaccrued amounts relating to relevant restructuring amounts  and other dilapidation provisions (not currently included on balance sheet) (consistent with Consolidated Balance Sheet Mapping Example set out in Part B, Section 1 of this Schedule)..

5.
In calculating the Final External Indebtedness Amount and the Final Cash Amount, the following adjustments shall be made (in each case consistent with the Proportionate cash/indebtedness calculation set out in Part B, section 2 of this Schedule):

(a)
In relation CBS Chellozone EMEA Channels Partnership, CBS Chellozone UK Channels, Outdoor TV Limited and Polsat JimJam Limited the counterparty ownership share of any Cash and Indebtedness (including funding balances) shall be excluded.

(b)
In relation to OBN JV B.V., Dreamia Holding B.V., The History Channel Iberia B.V., Beijing Media Wave Advertising Co Limited, MGM Channel Poland Limited, Disney XD Poland Limited and Shorts International Limited the seller's ownership share of any Cash and Indebtedness shall be included. Subject to paragraph 5(c)(iii), Part C of this Schedule 10, the seller’s ownership share of any Indebtedness shall not include funding balances between the Chello Group and the Minority JV Company.

(c)	The following items shall be included:

(i)	The seller's ownership share of any amounts owed to the counterparty in relation to accrued management fee/deferred CEO salary.

(ii)	The seller’s ownership share of The History Channel Iberia B.V.’s liability for deferred consideration in relation to Buzz channel.

(iii)	An amount equal to the seller's ownership share of the affiliate loan to Dreamia Holding B.V.

6.
In calculating the Final Working Capital Amount the following items should be reallocated from the columns headed 'Working Capital' to the column headed 'Other' or ‘Intra-group Indebtedness) (consistent with the reclassifications set out in the Consolidated Balance Sheet Mapping Example set out in Part B, Section1, of this Schedule):

(a)	Assets relating to:

(i)	Zone group relief (recorded in BS11099_IC and BS20299) shall be moved to ‘Intra-group Indebtedness’

(b)	Liabilities relating to:

(i)	Pramer Litigation (recorded in BS21399) shall be moved to ‘Other’

(ii)	Accrued regulatory penalties in respect of TV sin Fronteras (recorded in BS21399) shall be moved to ‘Other’

7.
In calculating the Final Working Capital Amount the following adjustments shall be made (in each case consistent with the Proportionate Working Capital Calculation set out in Part B, Section 3, of this Schedule):

(a)
There shall be excluded an amount equal to the counterparty ownership share of any balances included in Working Capital in relation to CBS Chellozone UK Channels Partnership, CBS Chellozone EMEA Channels Partnership, Outdoor TV Limited and Polsat JimJam Limited.

(b)	There shall be included an amount equal to the seller's ownership share of any balances included in Working Capital in relation Dreamia Holding B.V. and The History Channel Iberia B.V.

(c)	The following items shall be excluded:

(i)	An amount equal to the counterparty ownership share of the unpaid share capital relating to CBS Chellozone EMEA Channels Partnership.

8.	The Completion Statement shall be drawn up as at immediately prior to Completion.

9.
There shall be no double counting of items in the Completion Statement with the exception of MGM Satellite onerous contract (TelAd and Globecast) and Other long term liabilities which will all be included in the calculation of Final Indebtedness and Final Working Capital.

10.
The Completion Statement shall be prepared on the basis that the Chello Group is a going concern and shall exclude the effect of change of ownership of the Chello Group and will not take into account the effects of any post-Completion reorganisations or the post-Completion intentions or obligations of the Buyer.

11.
The Completion Statement shall take into account events that provide evidence of conditions that existed at Completion (adjusting events) but shall not take account of events that are indicative of conditions that arose after Completion (non-adjusting events). Such events will be taken into account up to the date of delivery of the draft Completion Statement to the Buyer.

12.	Any amount which is required to be used in the preparation of the Completion Statement but which is not in EURO shall be converted into EURO at the "Exchange Rate"

13.
With the exception of the general litigation reserves outlined in clause 2 (vi), no liabilities will be recorded in the Completion Statement for items that are subject to an indemnity under this Agreement.

SCHEDULE 11
SELLERS' AWARENESS

(1) NAME	(2) GROUP	(3) JV COMPANY
Niall Curran	Consolidated Chello Company	THCIBV
Ron Huisman	Consolidated Chello Company
Rutger Andrée Wiltens	Consolidated Chello Company	Dreamia Holding BV Disney XD
Angela McMullen	Consolidated Chello Company	Shorts International Ltd
Justin Wolfe	Consolidated Chello Company
Simon Freer	Consolidated Chello Company
Lesley Thomas	Consolidated Chello Company
Trish Walker	Consolidated Chello Company
Tanya Guggenheim	Chello Zone Business Unit	CBS UK, CBS EMEA
Andrew Fischer	Chello Zone Business Unit
Dermot Shortt	Chello Zone Business Unit	CBS UK, CBS EMEA, Beijing Media Wave
Louise Cottrell	Chello Zone Business Unit
Rhiannon Harries	Chello Zone Business Unit
Regan Saveall	Chello Zone Business Unit	CBS UK, CBS EMEA, Beijin Media Wave
Levente Malnay	Chello Central Europe Business Unit
Csaba Toth	Chello Central Europe Business Unit	OBN JV BV
Ferenc Vaczlavik	Chello Central Europe Business Unit	OBN JV BV
Zoltan Lang	Chello Central Europe Business Unit
Mike Moriarty	DMC Business Unit Chello Central Europe Business Unit	OBN JV BV
Alejandro Harrison	Chello Latam Business Unit
Guillermo Mejuto	Chello Latam Business Unit
Ricardo Deben	Chello Latam Business Unit Multicanal Business Unit	Dreamia Holding JV THCI BV
Marta Sanz	Multicanal Business Unit	Dreamia Holding JV THCI BV
Eduardo Zulueta	Multicanal Business Unit	Dreamia Holding JV THCI BV

SCHEDULE 12
FORM OF DMC CARVE-OUT AGREEMENT AGREED IN ALL MATERIAL RESPECTS

SCHEDULE 13
CHELLO GROUP COMPANIES US TAX CLASSIFICATIONS

	Column (A)	Column (B)	Column (C)
Entity Name	Treatment as domestic or foreign for U.S. federal income tax purposes, as of the date of the Agreement and the Completion Date	Classification for U.S. federal income tax purposes as of the date of the Agreement	Classification for U.S. federal income tax purposes as of the Completion Date
Asia Television Advertising LLC	US	Disregarded Entity	Disregarded Entity
Atmedia Korlátolt Felelősségű Társaság	Foreign	Disregarded Entity	Disregarded Entity
AtMedia Spółka z organiczoną odpowiedzialnością	Foreign	Disregarded Entity	Disregarded Entity
Beijing Mediawave Advertising Co Ltd	Foreign	Corporation	Corporation
Canal Cosmopolitan Latinamerica LLC	US	Partnership	Disregarded Entity[1]
CBS Chellozone EMEA Channels Partnership	Foreign	Partnership	Partnership
CBS Chellozone UK Channels Partnership	Foreign	Partnership	Partnership
Chello Benelux Movieco Limited	Foreign	Disregarded Entity	Disregarded Entity
Chello Central Europe Műsorszolgáltató Zártkörűen Működő Részvénytársaság	Foreign	Corporation	Disregarded entity[2]
Chello Central Europe S.r.o.	Foreign	Disregarded Entity	Disregarded Entity
Chello Central Europe Spółka z organiczoą odpowiedzialnością	Foreign	Disregarded Entity	Disregarded Entity
Chello Central Europe Srl	Foreign	Corporation	Disregarded Entity
Chello Latin America LLC	US	Partnership	Disregarded Entity[3]
Chello Movieco (Cyprus) Ltd	Foreign	Disregarded Entity	Disregarded Entity
Chello Movieco Holdings Limited	Foreign	Corporation	Disregarded Entity[4]
Chello Movieco Inc	US	Corporation	Corporation
Chello Networks Srl	Foreign	Corporation	Disregarded Entity
_____________________________

1
Liberty Uruguay Inc. will convert from a corporation to a limited liability company under local law pursuant to paragraph 1.3 of Schedule 4 of the Agreement; such change will cause each of Liberty Uruguay Inc. and Canal Cosmopolitan Latinamerica LLC each to be classified as a disregarded entity for US federal income tax purposes.

2
If pursuant to paragraph 1.8 of Schedule 4 of the Agreement, this entity is converted from a Hungarian Zrt to a Hungarian Kft under local law prior to Completion, then the Sellers will make or cause to be made a US tax classification election pursuant to Treasury Regulation Section 301.7701-3(c) to classify such entity as a disregarded entity for US federal income tax purposes in accordance with paragraph 1.2 of Schedule 4 of the Agreement.

3
If the Chello Latam Sale Shares are not transferred to CMC Inc prior to the Completion Date pursuant to paragraph 1.9 of Schedule 4, then Chello Latin America LLC will be classified as a partnership for US federal income tax purposes as of the Completion Date.

4
The US tax classification election pursuant to Treasury Regulation Section 301.7701-3(c) that is described in paragraph 1.2(s) of Schedule 5, to treat such entity as a disregarded entity effective beginning at least 1 day prior to the Completion Date and continuing through (and including) the Completion Date, will be filed upon or immediately following Completion.

	Column (A)	Column (B)	Column (C)
Chello Zone Holdings Limited	Foreign	Disregarded Entity	Disregarded Entity
Chellomedia Services B.V.	Foreign	Disregarded Entity	Disregarded Entity
Chellomedia Serviços de Televisão do Brasil Ltda	Foreign	Corporation	Partnership
Chellozone (UK) Limited	Foreign	Disregarded Entity	Disregarded Entity
Chellozone India LLC	US	Disregarded Entity	Disregarded Entity
Chellozone Movieco Asia Pte Ltd	Foreign	Disregarded Entity	Disregarded Entity
Disney XD Poland Limited	Foreign	Corporation	Corporation
Dreamia Holding B.V.	Foreign	Corporation	Corporation
Encore International LLC	US	Disregarded Entity	Disregarded Entity
JimJam CEE Limited	Foreign	Disregarded Entity	Disregarded Entity
JimJam East LLC	Foreign	Corporation	Disregarded Entity
JimJam Television Limited	Foreign	Disregarded Entity	Disregarded Entity
Liberty Latin Programming Ltd	Foreign	Disregarded Entity	Disregarded Entity
Liberty Programming South America LLC	US	Disregarded Entity	Disregarded Entity
Liberty South America SRL	Foreign	Disregarded Entity	Disregarded Entity
Liberty Uruguay Inc	US	Corporation	Disregarded Entity[5]
LMI Programming South America S.A.	Foreign	Corporation	Corporation
MGM Channel Poland Limited	Foreign	Partnership	Partnership
MGM Programming Service India Private Ltd	Foreign	Disregarded Entity	Disregarded Entity
Multicanal (Spain) Holding, S.L.U.	Foreign	Disregarded Entity	Disregarded Entity
Multicanal Gestión Publicitaria, S.L.U.	Foreign	Disregarded Entity	Disregarded Entity
Multicanal Iberia, S.L.U.	Foreign	Disregarded Entity	Disregarded Entity
OBN JV B.V.	Foreign	Partnership	Partnership
Outdoor TV Limited	Foreign	Corporation	Corporation
Plator Holding B.V.	Foreign	Disregarded Entity	Disregarded Entity
Polsat JimJam Limited	Foreign	Corporation	Corporation
Pramer S.C.A.	Foreign	Disregarded Entity	Disregarded Entity
Reality TV Latin America SCA	Foreign	Corporation	Corporation
Reality TV USA Limited	Foreign	Corporation	Corporation
Romantica (East) Limited	Foreign	Disregarded Entity	Disregarded Entity
Romantica Television Srl	Foreign	Corporation	Disregarded Entity
Sentino SA	Foreign	Corporation	Corporation
Shorts International Limited	Foreign	Corporation	Corporation
The History Channel, Iberia B.V.	Foreign	Partnership	Partnership
_____________________________

5
Liberty Uruguay Inc. will convert from a corporation to a limited liability company under local law pursuant to paragraph 1.3 of Schedule 4 of the Agreement; such change will cause each of Liberty Uruguay Inc. and Canal Cosmopolitan Latinamerica LLC each to be classified as a disregarded entity for US federal income tax purposes.

	Column (A)	Column (B)	Column (C)
Zone Broadcasting E! (Turkey) Limited	Foreign	Corporation	Corporation
Zone East 1 LLC	Foreign	Corporation	Disregarded Entity
Zone East 2 LLC	Foreign	Corporation	Disregarded Entity
Zone East LLC	Foreign	Corporation	Disregarded Entity
Zone Kids Limited	Foreign	Corporation	Disregarded Entity
Zone Vision (China) Limited	Foreign	Corporation	Corporation
Zonemedia Broadcasting Limited	Foreign	Disregarded Entity	Disregarded Entity
Zonemedia Enterprises Limited	Foreign	Disregarded Entity	Disregarded Entity
Zonemedia Group Limited	Foreign	Disregarded Entity	Disregarded Entity
Zonemedia Management Limited	Foreign	Disregarded Entity	Disregarded Entity

SCHEDULE 14
RETAINED DOMAIN NAMES

arrivo.be	lessonsforlifefoundation.biz
arrivo.co.il	lessonsforlifefoundation.co
arrivo.com.pl	lessonsforlifefoundation.com
arrivo.com.ro	lessonsforlifefoundation.info
arrivo.li	lessonsforlifefoundation.me
arrivo.nl	lessonsforlifefoundation.mobi
arrivo.pl	lessonsforlifefoundation.net
arrivo.ro	lessonsforlifefoundation.org
arrivo.se	lessonsforlifefoundation.us
arrivo.tv	libertychellofoundation.co.uk
arrivonigeria.com	libertychellofoundation.com
arrivoondemand.com	libertychellofoundation.eu
cello.com.ro	libertychellofoundation.ie
cello.ro	libertychellofoundation.net
chello.com.ro	libertychellofoundation.nl
chellofoundation.co.uk	libertychellofoundation.org
chellofoundation.com	libertychellofoundation.tv
chellofoundation.info	passionelle.xxx
chellofoundation.net	thechellofoundation.org
chellofoundation.org	thelibertychellofoundation.co.uk
chellomediafoundation.co.uk	thelibertychellofoundation.com
chellomediafoundation.com	thelibertychellofoundation.eu
chellomediafoundation.info	thelibertychellofoundation.ie
chellomediafoundation.net	thelibertychellofoundation.net
chellomediafoundation.org	thelibertychellofoundation.nl
chellomediaondemand.com	thelibertychellofoundation.org
chellomediatrust.co.uk	thelibertychellofoundation.tv
chellomediatrust.com	upc-showchannel-promos.com
chellomediatrust.info	xotix.at
chellomediatrust.net	xotix.be
chellomediatrust.org	xotix.ch
chelloondemand.biz	xotix.co.il
chelloondemand.co.uk	xotix.co.uk
chelloondemand.com	xotix.dk
chelloondemand.info	xotix.li
chelloondemand.net	xotix.nl
chelloondemand.org	xotix.org.uk
chelloondemand.tv	xotix.pl
chellotrust.co.uk	xotix.ru
chellotrust.com	xotix.se
chellotrust.info	xotix.tv
chellotrust.net	xotix.xxx
chellotrust.org	xotix-erotik.de
lcf.ie

SIGNED by for and on behalf of CHELLOMEDIA PROGRAMMING FINANCING HOLDCO II B.V.	) ) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of CHELLOMEDIA DIRECT PROGRAMMING B.V.	) ) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of UNITED LATIN AMERICA PROGRAMMING LLC	) ) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of LMINT HOLDINGS LLC	) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of LGI VENTURES B.V.	) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of CHELLO CEE HOLDCO B.V.	) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................
SIGNED by for and on behalf of CHELLOMEDIA PROGRAMMING B.V.	) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................

SIGNED by for and on behalf of LIBERTY GLOBAL INC	) ) ) )	/s/ Jeremy Evans ................................................... /s/ Andrea Salvato ...................................................

SIGNED by for and on behalf of AMC ACQUISITION COMPANY LLC	) ) ) )	/s/ Sean S. Sullivan ...................................................
SIGNED by for and on behalf of AMC NETWORKS INC.	) ) ) )	/s/ Sean S. Sullivan ...................................................
SIGNED by for and on behalf of AMC CHELLO ZONE HOLDINGS LIMITED	) ) ) )	/s/ James G. Gallagher ................................................

SIGNED by for and on behalf of AMC MINORITY HOLDINGS B.V.	) ) ) )	/s/ Mr W.H. Kamphuijs ................................................... /s/ Mr D. Beets ...................................................
SIGNED by for and on behalf of AMC DMC HOLDINGS B.V.	) ) ) )	/s/ Mr W.H. Kamphuijs ................................................... /s/ Mr D. Beets ...................................................